SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

        Filed by the registrant  |X|

        Filed by a party other than the registrant |_|

        Check the appropriate box:
        |_|  Preliminary proxy statement           |_| Confidential, for Use of
        |X|  Definitive proxy statement                the Commission Only (as
        |_|  Definitive additional materials           permitted by Rule
        |_|  Soliciting material pursuant to           14a-6(e)(2))
             Rule 14a-11(c) or Rule 14a-12


                       ATLANTIC TECHNOLOGY VENTURES, INC.
                       ----------------------------------

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) filing proxy statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

        |X| No Fee required.

        |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

        |_| Fee paid previously with preliminary materials.

        |_| Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, schedule or registration statement no.:

        (3) Filing party:

        (4) Date filed:

                       ATLANTIC TECHNOLOGY VENTURES, INC.
                                350 Fifth Avenue
                                   Suite 5507
                            New York, New York 10188

                                                           January 29, 2003

Dear Shareholder:

           You are cordially invited to attend the annual meeting of shareholders of Atlantic Technology Ventures, Inc. to be held at 10:00 a.m. New York time on February 21, 2003, at the offices of Kramer Levin Naftalis & Frankel LLP, at 919 Third Avenue, 40th Floor, New York, New York 10022, and at any adjournment.

           At the annual meeting, Atlantic's shareholders will be voting on proposals to do the following:

     o to amend Atlantic's certificate of incorporation to increase the total number of authorized shares of Atlantic's common stock from 50 million to 150 million;

     o     to amend Atlantic's Series A preferred certificate of designations;

     o to amend Atlantic's certificate of incorporation to change our name to "Manhattan Pharmaceuticals, Inc.";

     o to elect Steven H. Kanzer, Peter O. Kliem, A. Joseph Rudick, David Tanen and Frederic P. Zotos as members of Atlantic's board of directors;

     o to ratify our board of directors' selection of J.H. Cohn, LLP to audit Atlantic's financial statements for the fiscal year ending December 31, 2002; and

     o to transact such other business as may properly come before the annual meeting and any one or more adjournments thereof.

           The purpose of the first two proposals is to permit Atlantic to merge its wholly owned subsidiary into Manhattan Pharmaceuticals, Inc., a development-stage biopharmaceutical company engaged in discovering and commercializing novel therapies to treat obesity. We will not change our name if we do not consummate the merger.

           The proposals are more fully described in the enclosed proxy statement. Our board of directors unanimously recommends that you vote in favor of each of them.

           To ensure that you are represented at the annual meeting, whether or not you plan to attend, please read carefully the enclosed proxy statement, which describes the matters to be voted upon, and complete, sign, and date the enclosed proxy card and return it as soon as possible in the accompanying postage-prepaid return envelope. Your prompt return of your proxy card will assist us in preparing for the annual meeting.

                                           By Order of the Board of Directors,


                                           Frederic P. Zotos
                                           President and Chief Executive Officer

New York, New York

                       ATLANTIC TECHNOLOGY VENTURES, INC.
                                350 Fifth Avenue
                                   Suite 5507
                            New York, New York 10188

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 21, 2003


Dear Shareholder:

           You are cordially invited to attend the annual meeting of shareholders of Atlantic Technology Ventures, Inc., which will be held at 10:00 a.m. New York time on February 21, 2003, at the offices of Kramer Levin Naftalis & Frankel LLP, at 919 Third Avenue, 40th Floor, New York, New York 10022, and at any adjournment.

           At the annual meeting, certain proposals will be voted upon by the holders of Atlantic's common and Series A preferred stock. These proposals are described in the enclosed proxy statement. Atlantic's board of directors has unanimously approved each of these proposals and recommends that you vote in favor of each of them.

           To assure that you are represented at the annual meeting, whether or not you plan to attend, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and complete, sign, and date the enclosed proxy card and return it in the reply envelope provided.

           A letter from Atlantic's President is also enclosed.

           We look forward to seeing you at the annual meeting.

                                         Sincerely,




                                         Frederic P. Zotos
                                         President and Chief Executive Officer

New York, New York
January 29, 2003

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

Summary Term Sheet............................................................3

Contact Information...........................................................5

Description of Business Conducted by Atlantic.................................6

Description of Property.......................................................8

Legal Proceedings.............................................................9

Forward-Looking Statements....................................................9

Management's Discussion and Analysis of Financial
  Condition and Results of Operations.........................................9

Description of Atlantic's Securities.........................................13

Market for Common Equity and Related Shareholder Matters.....................14

Business Conducted by Manhattan..............................................16

Manhattan Plan of Operations.................................................17

Manhattan Market for Common Equity...........................................18

Terms of the Transaction.....................................................19

Risk Factors.................................................................25

Matters to be Considered At The Annual Meeting...............................28

Executive Compensation and Other Information.................................33

Security Ownership of Management and Certain Beneficial Owners...............37

Deadline for Receipt of Shareholder Proposals................................40

Additional Materials.........................................................40

Other Matters................................................................41

Index to Financial Statements................................................42

                       ATLANTIC TECHNOLOGY VENTURES, INC.
                                350 Fifth Avenue
                                   Suite 5507
                            New York, New York 10118

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 21, 2003

                      General Information for Shareholders

           The enclosed proxy card is solicited on behalf of the board of directors of Atlantic Technology Ventures, Inc., a Delaware corporation, for use at the 2002 annual meeting of shareholders to be held at 10:00 a.m. New York time on February 21, 2003, at the offices of Kramer Levin Naftalis & Frankel LLP, at 919 Third Avenue, 40th Floor, New York, New York 10022, and at any adjournment.

           This proxy statement was first mailed to the shareholders entitled to vote at the annual meeting on or about January 29, 2003.

           At the annual meeting, Atlantic's shareholders will be voting on proposals to do the following:

     (1) to amend Atlantic's certificate of incorporation to increase the total number of authorized shares of Atlantic's common stock from 50 million to 150 million;

     (2)   to amend Atlantic's Series A preferred certificate of designations;

     (3) to amend Atlantic's certificate of incorporation to change our name to "Manhattan Pharmaceuticals, Inc.";

     (4) to elect Steven H. Kanzer, Peter O. Kliem, A. Joseph Rudick, David Tanen and Frederic P. Zotos as members of Atlantic's board of directors;

     (5) to ratify our board of directors' selection of J.H. Cohn, LLP to audit Atlantic's financial statements for the fiscal year ending December 31, 2002; and

     (6) to transact such other business as may properly come before the annual meeting and any one or more adjournments thereof.

           Atlantic recently signed a merger agreement with Manhattan Pharmaceuticals, Inc. providing for the merger of a wholly owned subsidiary of Atlantic into Manhattan. If the merger is consummated, shareholders of Manhattan will be issued shares representing 80% of Atlantic's post-merger outstanding capital stock. While the merger is not subject to approval by Atlantic shareholders, approval of proposals 1 and 2 are necessary to give effect to the merger. If the merger is not consummated, we will not change our name, even if proposal 3 is approved by a majority of our shareholders.

           The proposals to be considered and acted upon at the annual meeting are described in detail in this proxy statement.


                             Record Date and Voting

           Shareholders of record at the close of business on the record date of January 7, 2003 are entitled to notice of, and to vote at, the annual meeting. As of the close of business on that date, there were outstanding and entitled to vote 16,989,596 shares of Atlantic's common stock and 379,152 shares of Atlantic's Series A convertible preferred stock. Each holder of common stock is entitled to one vote for each share of common stock held by that shareholder on the record date. Each holder of Series A preferred stock is entitled to one vote for each share of common stock into which that holder's shares of Series A preferred stock were convertible as of the record date. As of the record date, each share of Series A preferred stock was convertible into 8.22 shares of common stock, and as a class the Series A preferred stock is entitled to an aggregate of approximately 3,116,629 votes, or 15.5% of the total vote.

           At the annual meeting, all holders of shares of common stock and Series A preferred stock will be asked to vote on proposals 1, 2, 3, 4 and 5. The affirmative vote of a majority of the outstanding shares of common stock and Series A preferred stock, voting together as one class, is required in order to approve proposals 1, 2, 3 and 5. In addition, the affirmative vote of a majority of the outstanding shares of common stock, voting separately, is required to approve proposal 1, and the affirmative vote of a majority of the outstanding shares of Series A preferred stock, voting separately, is required to approve proposal 2. A plurality of the votes cast by holders of the outstanding shares of common stock and Series A preferred stock, voting together, is required to elect each candidate for director listed in proposal 4. Since, however, the number of candidates is equal to the number of vacancies, receipt of any votes in favor of any candidate will ensure that that candidate is elected.

           If a choice as to the matters coming before the annual meeting has been specified by a shareholder on a returned proxy card, the shares will be voted accordingly. If no choice is specified, the shares will be voted in favor of proposals 1, 2, 3 and 5 and in favor of election of each of the directors proposed by the board.

           Abstentions and broker non-votes (that is, a proxy card submitted by a broker or nominee that specifically indicates the lack of discretionary authority to vote on the proposals) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

           If you receive more than one proxy card because your shares are registered in different names or with different addresses or because you own shares of both common stock and Series A preferred stock, please return each of them to ensure that all your shares are voted. If you hold your shares of Atlantic in street name and decide to attend the annual meeting and vote your shares in person, please notify your broker to obtain a ballot so that you may vote your shares. If you are a holder of record of Atlantic shares and submit the enclosed proxy card and then vote by ballot, your proxy vote will be revoked automatically and only your vote by ballot will be counted. Your prompt return of your proxy card will assist us in preparing for the annual meeting.

           To ensure that your shares are voted at the annual meeting, please complete, date, and sign the enclosed proxy card and return it in the accompanying postage-prepaid return envelope as soon as possible.


                             Revocability of Proxies

           Any shareholder giving a proxy as a result of this solicitation may revoke it at any time before it is exercised. A shareholder of record may revoke a proxy by filing with Nicholas J. Rossettos, the corporate secretary of Atlantic, at our principal executive offices at 350 Fifth Avenue, Suite 5507, New York, New York 10118, a duly executed proxy bearing a later date or by attending the annual meeting and voting that shareholder's shares in person. Persons who hold Atlantic shares in street name may revoke their proxy by contacting their broker to obtain a legal ballot and filing that ballot bearing a later date with the corporate secretary of Atlantic at its principal executive offices or by attending the annual meeting and voting that ballot in person.


                                  Solicitation

           We will bear the entire cost of solicitation, including preparing, assembling, printing and mailing the notice of annual meeting, this proxy statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to any brokerage house, fiduciary or custodian holding shares in its name that are beneficially owned by others, so that they may forward the solicitation materials to the beneficial owners. To assure that a quorum is present in person or by proxy at the annual meeting, it may be necessary for certain officers, directors, employees or other agents of the Atlantic to solicit proxies by telephone, facsimile or other means or in person.

                               SUMMARY TERM SHEET

           A number of proposals will be voted on at the annual meeting, and they are described in detail in this proxy statement. Below is a brief overview of the terms of the proposed merger of our wholly owned subsidiary into Manhattan Pharmaceuticals, Inc. Proposals 1 and 2 address certain changes to our certificate of incorporation that would have to be made in order for us to be able to consummate this transaction. To more fully understand the transaction, you should read this entire proxy statement.

           On December 17, 2002, we entered into an agreement and plan of merger with Manhattan Pharmaceuticals, Inc., a Delaware corporation and Manhattan Pharmaceuticals Acquisition Corp., or "MPAC," a Delaware corporation and a wholly owned subsidiary of Atlantic. A copy of the merger agreement is attached to this proxy statement as Exhibit A. The following are the material terms of the merger agreement.

Merger structure (page 20)                      o     MPAC, our wholly owned
                                                      subsidiary formed under
                                                      Delaware law, will merge
                                                      into Manhattan, with
                                                      Manhattan becoming our
                                                      wholly owned subsidiary.

Merger consideration exchange                   o     At the closing of the
ratio (page 20)                                       merger, the shareholders
                                                      of Manhattan will be
                                                      issued shares representing
                                                      approximately 80% of our
                                                      post-merger outstanding
                                                      capital stock.

Treatment of Manhattan stock                    o     Each option or warrant to
options and warrants (page 20)                        purchase shares of
                                                      Manhattan common stock
                                                      immediately prior to the
                                                      effective time of the
                                                      merger will be converted
                                                      into an option or warrant
                                                      to purchase our common
                                                      stock. We will adjust the
                                                      number of shares issuable
                                                      upon exercise of the
                                                      option or warrant and the
                                                      exercise price of the
                                                      options and warrants to
                                                      reflect the merger's
                                                      exchange ratio.

Registration rights (page 21)                   o     The holders of Manhattan
                                                      stock exchanging their
                                                      stock for Atlantic stock
                                                      have the right, in certain
                                                      instances, to require
                                                      Atlantic to register
                                                      Atlantic stock issued in
                                                      the merger.

Conditions to the merger (page 21)              o     Our shareholders must
                                                      approve the proposed
                                                      increase in our authorized
                                                      common stock from 50
                                                      million shares to 150
                                                      million shares.

                                                o     Our shareholders must
                                                      approve our amending the
                                                      certificate of
                                                      designations of our Series
                                                      A preferred stock so that
                                                      the Series A preferred
                                                      stock will immediately
                                                      prior to the effective
                                                      time of the merger
                                                      automatically convert into
                                                      shares of our common
                                                      stock.

                                                o     Each of our officers and
                                                      directors, with the
                                                      exception of David M.
                                                      Tanen must tender his
                                                      resignation.

                                                o     We must amend the
                                                      employment agreements with
                                                      our employees to provide
                                                      for deferred payment of
                                                      accrued salary and
                                                      bonuses.

                                                o     We must exchange the
                                                      warrants we granted as
                                                      part of a private
                                                      placement we conducted in
                                                      December 2001 for shares
                                                      of our common stock.

                                                o     Manhattan's shareholders
                                                      must approve the merger
                                                      agreement.

                                                o     Manhattan must have
                                                      $500,000 positive cash
                                                      balance.

                                                o     The merger agreement
                                                      contains other customary
                                                      closing conditions.

Board of directors and executive                o     In this proxy statement we
officers (page 21)                                    are asking the
                                                      shareholders to re-elect
                                                      the current board of
                                                      Steven H. Kanzer, Peter O.
                                                      Kliem, A. Joseph Rudick,
                                                      David M. Tanen and
                                                      Frederic P. Zotos. If the
                                                      merger is consummated,
                                                      however, these board
                                                      members will step down
                                                      immediately following the
                                                      effective time of the
                                                      merger, with the exception
                                                      of Mr. Tanen, who is also
                                                      currently a director of
                                                      Manhattan.

                                                o     If the merger is
                                                      consummated, our board of
                                                      directors will replace our
                                                      officers with the officers
                                                      of Manhattan immediately
                                                      following the effective
                                                      time of the merger.

Shareholder approvals (page 21)                 o     Our shareholders must
                                                      approve the proposed
                                                      increase in our authorized
                                                      common stock from 50
                                                      million shares to 150
                                                      million shares, as more
                                                      fully detailed in this
                                                      proxy statement. As of
                                                      January 7, 2003, there
                                                      were 16,989,596 shares of
                                                      our common stock
                                                      outstanding and 33,010,404
                                                      shares of our common stock
                                                      in reserve. As of the same
                                                      date, there were 379,152
                                                      shares of our Series A
                                                      preferred stock
                                                      outstanding and 995,848
                                                      shares of our Series A
                                                      preferred stock in
                                                      reserve. If proposal 2 in
                                                      this proxy statement is
                                                      approved we will convert
                                                      all of our Series A
                                                      preferred stock into
                                                      shares of our common stock
                                                      and exchange certain
                                                      warrants for shares of our
                                                      common stock. Therefore,
                                                      immediately prior to the
                                                      consummation of the
                                                      merger, there will be
                                                      approximately 23,161,775
                                                      shares of our common stock
                                                      outstanding. After the
                                                      merger is consummated,
                                                      there will be
                                                      approximately 115,808,875
                                                      shares of our common stock
                                                      outstanding and
                                                      approximately 34,191,124
                                                      shares of common stock in
                                                      reserve. These numbers are
                                                      approximations based on
                                                      the number of our
                                                      outstanding shares on
                                                      January 7, 2003. The
                                                      actual numbers used in the
                                                      transaction will be based
                                                      on the number of our
                                                      outstanding shares
                                                      immediately prior to the
                                                      consummation of the
                                                      merger.

                                                o     Our shareholders must
                                                      approve an amendment to
                                                      our certificate of
                                                      designations so that the
                                                      Series A preferred stock
                                                      will immediately prior to
                                                      the effective time of the
                                                      merger automatically
                                                      convert into shares of our
                                                      common stock.

                                                o     Manhattan's shareholders
                                                      must approve the merger
                                                      agreement. Holders of 95%
                                                      of Manhattan's outstanding
                                                      common stock entitled to
                                                      vote for the merger have
                                                      entered into voting
                                                      agreements with Atlantic
                                                      in which they agreed to
                                                      vote their shares in favor
                                                      of the merger.

"No Solicitation" provisions (page 21)          o     The merger agreement
                                                      contains "no solicitation"
                                                      provisions that prohibit
                                                      Atlantic and Manhattan
                                                      from seeking an
                                                      alternative merger or
                                                      acquisition proposal. The
                                                      merger agreement does not,
                                                      however, prohibit the
                                                      parties or their
                                                      respective boards of
                                                      directors from considering
                                                      an unsolicited merger or
                                                      acquisition proposal.

Merger termination rights (page 22)             o     Atlantic and Manhattan can
                                                      agree to terminate the
                                                      merger agreement without
                                                      completing the merger. In
                                                      addition, each party may
                                                      terminate the merger
                                                      agreement if the other
                                                      party's representations
                                                      contained in the merger
                                                      agreement are inaccurate,
                                                      if the other party
                                                      breaches any obligation
                                                      under the merger
                                                      agreement, or the other
                                                      party fails to satisfy
                                                      certain conditions. The
                                                      parties may also terminate
                                                      the merger
                                                      agreement if the merger
                                                      has not been completed
                                                      before February 7, 2003.
                                                      Each party may also
                                                      terminate the merger
                                                      agreement if the results
                                                      of its due diligence
                                                      investigation of the other
                                                      party reveals any event
                                                      that would reasonably be
                                                      expected to have a
                                                      materially adverse effect
                                                      on that party.

Tax treatment (page 22)                         o     Atlantic and Manhattan
                                                      intend that the merger
                                                      qualify as a tax-free
                                                      reorganization within the
                                                      meaning of Section 368(a)
                                                      of the Internal Revenue
                                                      Code. If the merger
                                                      qualifies as a tax-free
                                                      reorganization, no gain or
                                                      loss will be recognized by
                                                      us, our shareholders,
                                                      Manhattan or its
                                                      shareholders as a result
                                                      of the merger.

Fairness opinion (page 22)                      o     Empire Valuation
                                                      Consultants, Inc. has
                                                      issued to our board a
                                                      fairness opinion to the
                                                      effect that the merger
                                                      agreement is fair, from a
                                                      financial point of view,
                                                      to our common
                                                      shareholders. The fairness
                                                      opinion is attached to
                                                      this proxy statement as
                                                      Exhibit B.

                               CONTACT INFORMATION

           Requests for documents relating to Atlantic should be directed to:

                     Atlantic Technology Ventures, Inc.
                     350 Fifth Avenue, Suite 5507
                     New York, NY  10188
                     Attention: Frederic P. Zotos
                                  President and Chief Executive Officer
                     Telephone:  (212) 267-2503

           Requests for information relating to Manhattan should be directed to:

                     Manhattan Pharmaceuticals, Inc.
                     c/o Paramount Capital, Inc.
                     787 Seventh Avenue, 48th Floor
                     New York, NY  10019
                     Attention:  Joshua Kazam
                     Telephone:  (212) 554-4184

           Copies of this proxy statement can be inspected by anyone without charge at the public reference room of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at 233 Broadway, New York, New York 10279, and 500 West Madison Street, Chicago, Illinois 60601. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Copies of these materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site (http://www.sec.gov) that contains information regarding registrants that file electronically with the SEC.

                  DESCRIPTION OF BUSINESS CONDUCTED BY ATLANTIC


                                     General

           We are a development-stage company engaged in the business of developing and commercializing early-stage technologies. Specifically, we aim to do the following:

     o identify development-stage biomedical, pharmaceutical, medical devices or other technologies that we believe could be commercially viable;

     o acquire proprietary rights to these technologies, either by license or by acquiring an ownership interest;

     o    fund research and development of these technologies; and

     o bring these technologies to market, either directly or by selling or licensing these technologies to other companies willing to make the necessary investment to conduct the next level of research or seek required regulatory approvals.

           We have in the past focused on biomedical and pharmaceutical technologies. We are entitled to royalties and other revenues in connection with commercialization of technologies relating to cataract surgery and to pain and inflammation.


                               Corporate Structure

           We were incorporated in Delaware on May 18, 1993. Any technologies or rights to royalties or other revenues are held either by Atlantic or by our subsidiaries Optex Ophthalmologics, Inc. and CryoComm, Inc.

           We currently have five employees.


                          Atlantic and Its Subsidiaries

Optex and the Avantix(TM) (formerly Catarex(TM)) Technology

           Our majority-owned (81.2%) subsidiary, Optex, is entitled to royalties and other revenues in connection with commercialization of the Catarex technology. Bausch & Lomb Incorporated, a multinational ophthalmics company, is developing this technology under the new trade name "Avantix" to overcome the limitations and deficiencies of traditional cataract-extraction techniques. Optex had been the owner of this technology and was developing it under a development agreement with Bausch & Lomb, but on March 2, 2001, Optex sold to Bausch & Lomb substantially all of its assets (mostly intangible assets with no book value), including those related to the Avantix technology, and delivered 2,400 "First-Generation" Avantix handpieces to Bausch & Lomb for use in human feasibility studies and clinical trials.

           Bausch & Lomb, which has committed over $15 million on the project to date, has assumed full responsibility for developing and marketing the technology and will pay Optex royalties on sales of the device and the associated system. Under the agreement governing Bausch & Lomb's purchase of Optex's assets, Bausch & Lomb is required to meet certain development milestones. The next such milestone, scheduled for December 31, 2002, is completion of a clinical study designed by Bausch & Lomb to assess the functionality of the Avantix handpiece in human cataract surgery. We continue to work closely with Bausch & Lomb to monitor their progress in developing this technology, and, to the extent permitted by our agreement with Bausch & Lomb, we will report achievement of any development milestones.

CT-3 Anti-inflammatory/Analgesic Compound

           In 1994, we acquired exclusive worldwide rights to CT-3 from its inventor, Dr. Sumner Burstein. CT-3 is a patented synthetic derivative of carboxylic tetrahydrocannabinol (THC-7C) and is an alternative to nonsteroidal anti-inflammatory drugs, or "NSAIDs," such as aspirin and ibuprofen. Over 130 million Americans suffer from chronic pain and 40 million suffer from arthritis. Worldwide prescription sales of analgesic/anti-inflammatory drugs exceeded $9 billion in 1999. The overall field of inflammation and pain management is large and not fully satisfied, and a compound such as CT-3 may have broad applications in these major markets.

           CT-3 is being developed as a new medication for painful inflammatory conditions such as arthritis, post-operative pain, musculoskeletal injuries, headache and neuropathic pain. In addition, the compound possesses activity in preclinical models of multiple sclerosis and the cutaneous inflammation associated with exposure to the chemical warfare blister agent sulfur mustard. The U.S. Army Medical Research Institute is pursuing further work on this application.

           The principle mechanism of action of the compound appears to be the potent inhibition of the inflammatory cytokines, particularly interleukin-1 and TNF-alpha. Preliminary studies have shown that CT-3 demonstrates analgesic/anti-inflammatory properties at microgram doses without central nervous system or gastrointestinal side effects and also reduces joint damage caused by rheumatoid arthritis.

           An Investigational New Drug application, or "IND," has been filed with the U.S. Food and Drug Administration, or "FDA," for CT-3, and an initial Phase I clinical trial designed to assess the safety of CT-3 showed that it was well tolerated, with no clinical significant adverse events and no evidence of psychotropic activity. The compound is currently being studied in Europe in a small Phase II study in patients with chronic neuropathic pain.

           Under the Burstein license, Dr. Burstein received 15,000 shares of Atlantic common stock and initial licensing fees of $24,000. Dr. Burstein is also entitled to a royalty of 3% of the net sales of all licensed products sold by Atlantic, and a royalty of 8% of the royalties which Atlantic receives from sublicensees from net sales by any such sublicensee of the licensed products or processes.

           On June 28, 2002, we licensed exclusive world wide rights of CT-3 to Indevus Pharmaceuticals, Inc. On acquiring CT-3, Indevus paid us an initial licensing fee of $400,000 and an inventory transfer fee of $100,000. Under the terms of our licensing agreement with Indevus it is required to pay us development milestones and royalties. Indevus will be responsible for developing and commercializing CT-3 and obtaining any required approvals. A director of Indevus is one of our shareholders; the transaction was approved by all the disinterested directors of Indevus.

           On July 23, 2002, Atlantic received a letter from attorneys representing Dr. Burstein with their analysis of his rights under the Burstein license. In the letter they concluded that the $500,000 Atlantic received from Indevus, as well as any future milestone payments should be considered royalty payments under the terms of the Burstein license and therefore subject to the 8% sublicensing royalty.

           On September 16, 2002, Atlantic's counsel responded to this letter, stating that Atlantic recognizes its obligation to pay an 8% royalty to Dr. Burstein only on those payments that it receives from Indevus based on the "net sales" of products and processes covered by the Burstein license. The Indevus license agreement does not merely include a sublicense to patent rights of CT-3, but also the transfer of Atlantic's know-how, FDA regulatory filings, inventory of CT-3 compound and third party contracts. Presently, there are no net sales on any products covered by the Burstein license. Atlantic's counsel concluded that it has not received any royalty payments pursuant to the Indevus license, therefore no payments are due to Dr. Burstein at this time.

           On November 20, 2002, Atlantic received a letter from attorneys representing Dr. Burstein purporting to terminate the Burstein license. We believe that this purported termination is invalid under the terms of the Burstein agreement and that Dr. Burstein's current royalty and termination claims are without merit. We intend to vigorously defend our position that the Burstein license is not terminated. Under the terms of the Burstein license, Dr. Burstein is not permitted to terminate the agreement over a bona fide dispute regarding the payment of royalties. Instead, the Burstein license states that disputes regarding royalty payments are to be settled through binding arbitration.

           Accordingly, we intend to file a claim shortly for binding arbitration to resolve these issues before the American Arbitration Association in accordance with the terms of the arbitration provision of the Burstein license. We believe that even an unfavorable binding arbitration ruling that concludes a breach of the Burstein license by Atlantic for failure to pay royalties would be capable of being readily cured by Atlantic thereby also avoiding termination of the Burstein license.

ATV-02 Antimicrobial Agent (N-Chlorotaurine)

           We have licensed from its inventors the worldwide rights to ATV-02, a potent and broad-spectrum antimicrobial agent for the local treatment of topical infections. This compound is more commonly known as N-Chlorotaurine, or "NCT." The compound has completed safety and tolerability studies in a limited number of subjects and has begun a series of Phase II human clinical studies for the treatment of several indications, including viral and bacterial conjunctivitis and acute and chronic sinusitis.

           Under the terms of the agreement, Atlantic has exclusively licensed, including the right to sublicense, the inventors' rights pertaining to any novel therapeutic use or formulation of NCT and any of its derivatives or analogs, including pending and future patent applications for methods of using NCT for a variety of clinical indications. Under the terms of the agreement there was no initial license fee, but we are required to pay the inventors milestone payments payable in cash or company stock at our discretion of (a) $100,000 upon the first new patent issuance, (b) $250,000 upon successful completion of a Phase III clinical trial, and (c) $1,000,000 upon receiving new drug approval. We are also required to pay the inventors a total royalty of 4% of the net sales of the licensed products sold by Atlantic, and 20% of the royalties which Atlantic receives from sublicensees. Although Atlantic has no clinical development obligations under the license agreement, it plans to continue developing NCT in Europe in cooperation with the inventors using their philanthropic funding sources and begin filing an IND in the U.S. to develop it according to FDA regulations for approval in the U.S. Atlantic has assumed the responsibility for the preparation, filing, prosecution and maintenance of the patent applications and patent rights.

           As a broad-spectrum drug with bacterial, virucidal and fungicidal activity, NCT has the potential to be a viable alternative to the use of antibiotics for the treatment of local infections. Since their discovery over a half a century ago, the misuse and overuse of antibiotics has caused a crisis of antibiotic resistant bacteria. In contrast to antibiotics, NCT is a human disinfectant that is not expected to promote drug resistant bacteria.

           NCT is a long-lived endogenous oxidant that is normally produced in the body by human granulocytes and monocytes. It demonstrates immune modulatory properties exerted by down regulation of pro-inflammatory cytokines such as tumor necrosis factor, nitric oxide, and protaglandins. Oxidants are important tools that stimulate human phagocytes used to attack and kill pathogens. Besides its immune controlling function, NCT has demonstrated broad-spectrum bactericidal, virucidal, fungicidal and vermicidal activity, along with very low cytotoxicity against human cells and sufficient stability.

           All the human clinical studies completed to date have been conducted at the University of Innsbruck, Austria under the direction of the inventors:
Dr. Waldemar Gottardi, Dr. Markus Nagl and Dr. Andreas Neher. These studies have all been approved by the Innsbruck Ethics Committee, were registered by the Austrian Ministry of Health, and funded by various philanthropic sources including the Austrian Science Fund and the Jubilee Research Fund of the Austrian National Bank.

CryoComm

           In October 2001, Atlantic stopped work on technologies owned by CryoComm, Inc., a subsidiary of Atlantic formed under the laws of Delaware. These technologies primarily consist of superconducting electronics for Internet packet switching and transport products. Atlantic continues to prosecute the patents on the CryoComm technology.


                             DESCRIPTION OF PROPERTY

           On March 19, 2001, we moved into our current executive offices at 350 Fifth Avenue, Suite 5507, New York, New York 10118. The lease for this space is for a term of two years and two and a half months with a monthly lease payment of $7,175, subject to cost-of-living adjustments. Prior to that, we leased space at 150 Broadway, Suite 1009, New York, New York 10038, for a monthly lease payment of $1,026. The lease for the space at 150 Broadway expired on January 31, 2002.

           To facilitate our exploring investment opportunities in fiberoptics, we leased space at One Executive Park East, 135 Bolton Road in the Town of Vernon, County of Tolland, Connecticut 06066. This lease is for a term of three years ending May 14, 2003, with monthly lease payments of $1,250. We no longer need this space, as we have discontinued this line of business, and so, as of March 1, 2002, we sublet 60% of this space for $750 per month for the remainder of the lease term. We are currently looking to sublease the remainder of these premises. As of December 31, 2001, we have accrued for our estimated loss obligation in the amount of $11,026.

           We believe that our existing facilities are adequate to meet our current requirements. We do not own any real property.


                                LEGAL PROCEEDINGS

           There are no pending legal proceedings to which Atlantic or any of its subsidiaries is a party or to which any of their properties is subject.


                           FORWARD-LOOKING STATEMENTS

           The statements contained in this proxy statement that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. We intend that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

           In particular, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and the "Risk Factors" section include forward-looking statements that reflect our current views with respect to future events and financial performance. We use words such as we "expect," "anticipate," "believe," and "intend" and similar expressions to identify forward-looking statements. Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events, particularly those risks identified in the "Risk Factors" section, and should not unduly rely on these forward looking statements.


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS


                              Results of Operations

Nine-Month Period Ended September 30, 2002 vs. 2001

           In the nine-month period ended September 30, 2002, Indevus Pharmaceuticals, Inc. paid us a $500,000 license fee as part of the consideration for our having licensed to Indevus, under a license agreement effective June 28, 2002, exclusive worldwide rights to CT-3, our novel anti-inflammatory and analgesic compound currently in clinical development. Indevus will be responsible for all further development of CT-3, and we will have no future involvement with Indevus or CT-3 other than in connection with our rights to royalties and milestone payments under the license agreement. Those milestone payments are contingent on occurrence of certain events specified in the agreement, including commencement and completion of various clinical trials, the FDA's acceptance for filing of an NDA, and Indevus securing other regulatory approvals for CT-3 in the United States and Europe. In accordance with SAB No. 101, "Revenue Recognition," we recognized $500,000 of licensing revenue during the nine months ended September 30, 2002, since we have no further obligations under the license agreement. We will record as additional revenue any additional payments we receive under the license agreement.

           In accordance with a now-terminated license and development agreement, Bausch & Lomb Surgical paid our subsidiary, Optex Ophthalmologics, Inc. for developing its Avantix (formerly known as Catarex) technology. For the nine months ended September 30, 2002, this agreement provided no development revenue and no related cost-of-development revenue as compared with $2,461,922 of development revenue (including $1,067,345 in project-completion bonuses paid out and recognized at the completion of the project in March 2001) and related cost-of-development revenue of $2,082,568 for the nine months ended September 30, 2001. The decrease in revenues and related expenses from Bausch & Lomb over last year was due to the fact that there were no revenues and related expenses since termination of the agreement in March 2001.

           For the nine months ended September 30, 2002, research and development expense was $467,153 as compared to $774,340 for the nine months ended September 30, 2001. The cessation of research and development activities on our antisense technology as a result of the sale of the assets of our subsidiary, Gemini Technologies, Inc., accounted for approximately $159,000 of this decrease. In addition, research and development consulting expense decreased by approximately $86,000 and research and development salaries decreased by approximately $58,000 primarily as a result of the sale of substantially all of the assets of Gemini in May of 2001.

           For the nine months ended September 30, 2002, general and administrative expense was $1,225,201 as compared to $2,333,567 for the nine months ended September 30, 2001. A significant portion of this decrease is a result of a finder's fee of $120,000 and the $444,000 estimated fair value of the 600,000 commitment shares we issued to Fusion Capital Fund II, LLC in conjunction with a common stock purchase agreement with Fusion we entered into during 2001. Fusion's obligation to purchase our shares under this agreement is subject to certain conditions. A material contingency that affects our ability to raise funds under this agreement is our stock price. Currently, our stock price is below the floor price of $0.68 specified in the Fusion agreement and as a result we are currently unable to draw funds pursuant to that agreement. As the Fusion agreement is currently structured, we cannot guarantee that we will be able to draw any funds. In addition, in the nine months ended September 30, 2001, we had expenses associated with the issuance of 35,000 shares of our common stock to each of BH Capital Investments, L.P. and Excalibur Limited Partnership in August 2001 in return for their commitment to provide us with $3.5 million of financing in connection with an asset purchase for which we had submitted a bid. We did not consummate the asset purchase, but we were obligated to issued these shares. Those shares had an estimated fair value of $44,100 which was recorded as a general and administrative expense for the nine months ended September 30, 2001. The decrease in general and administrative expenses was also due to reduced spending as a result of increased efforts to conserve cash as well as reduced levels of general and administrative activity. We had a decrease in payroll of approximately $96,000 partially as a result of the sale of substantially all of the assets of our subsidiary Gemini in May of 2001, a decrease in legal expenses of approximately $180,000, a decrease in investor relations services of about $118,000, a decrease in due diligence fees and Nasdaq fees of approximately $59,000 and a decrease in travel and conference expenses of approximately $48,000.

           For the nine months ended September 30, 2002, we had a reduction in previously recognized compensation expense relating to stock warrants of $5,845 as compared to an expense relating to stock warrants of $70,634 in the prior year. This expense was associated with warrants issued to Dian Griesel during March 2001 as partial compensation for investor relations services provided to us by IRG. The reduction of compensation expense associated with these warrants is due to the decrease in our stock price as compared to 2001 and the reversal of previously recorded expense associated with 45,000 unvested warrants which were terminated as of May 31, 2002. Compensation expense relating to these investor relations services represents a general and administrative expense. With the termination of the agreement with IRG there will be no more vesting of warrants and therefore we will not incur any additional compensation expense associated with the Dian Griesel warrants.

           For the nine months ended September 30, 2002, interest and other income was $10,255, compared to $40,618 for the nine months ended September 30, 2001. The decrease in interest income is primarily due to the decline in our cash reserves.

           Net loss applicable to common shares for the nine months ended September 30, 2002, was $1,242,014 as compared to $2,044,369 for the nine months ended September 30, 2001. This decrease in net loss applicable to common shares is attributable in part to the recognition of a gain on the sale of the assets of our subsidiary, Optex during the nine months ended September 30, 2001 in the amount of $2,569,451, partially offset by a distribution to the minority shareholders of Optex of $837,274. In addition, with the termination of our agreement with Bausch & Lomb, we no longer have available to us the revenue or profits associated with that agreement; as a result, we had no profit from this agreement for the nine months ended September 30, 2002 as compared with $379,354 of profit for the same period in 2001. We recorded grant revenue of $250,000 for the nine months ended September 30, 2001 that we did not have in nine months ended September 30, 2002. In the nine months ended September 30, 2001, we also recorded a loss of $334,408 on sale of the assets of our subsidiary Gemini. Partially offsetting the decrease in net loss, we recognized $500,000 of licensing revenue we recorded in connection with our licensing to Indevus exclusive worldwide rights to CT-3. The net loss applicable to common shares was further decreased by a reduction in research and development expenses and general and administrative expenses, including compensation expense relating to stock options and warrants of $307,187 and $1,184,845, respectively, for the nine months ended September 30, 2002 as compared with the nine months ended September 30, 2001.

           Net loss applicable to common shares for the nine months ended September 30, 2001 also included a beneficial conversion on our Series B preferred stock in the amount of $600,000 and a dividend of $167,127 paid on our repurchase of the outstanding Series B preferred stock. We also issued preferred stock dividends on our Series A preferred stock, for which the estimated fair value of $65,760 and $107,449 was included in the net loss applicable to common shares for the nine months ended September 30, 2002 and 2001, respectively. The decrease in the estimated fair value of these dividends as compared to the prior year is primarily a reflection of a decline in our stock price.


                         Liquidity and Capital Resources

           From inception to September 30, 2002, we incurred an accumulated deficit of $27,904,660, and we expect to continue to incur additional losses through the year ending December 31, 2002 and for the foreseeable future. This loss has been incurred primarily through research and development activities related to the various technologies under our control.

           Pursuant to an asset purchase agreement dated January 31, 2001, among Bausch & Lomb Incorporated, a Bausch & Lomb affiliate, Atlantic, and Optex, on March 2, 2001, Optex sold to Bausch & Lomb substantially all its assets (mostly intangible assets with no book value), including all those related to the Avantix (formerly known as Catarex) technology. As a result of this sale, Atlantic and Optex no longer have any obligations to Bausch & Lomb in connection with development of the Avantix technology. The purchase price was $3 million paid at closing (approximately $564,000 of which was distributed to minority shareholders). In addition, Optex is entitled to receive additional consideration, namely $1 million once Bausch & Lomb receives regulatory approval to market the Avantix device in Japan, royalties on net sales on the terms stated in the original development agreement dated May 14, 1998, between Bausch & Lomb and Optex, as amended, and minimum royalties of $90,000, $350,000, and $750,000 for the first, second, and third years, respectively, starting on first commercial use of the Avantix device or January 1, 2004, whichever is earlier. Optex also has the option to repurchase the acquired assets from Bausch & Lomb if it ceases developing the Avantix technology at fair value. Upon the sale of Optex assets, Bausch & Lomb's development agreement with Optex was terminated. In the asset purchase agreement, Optex agreed to forgo future contingent payments provided for in the earlier development agreement. As a result of this transaction, we recorded a gain on the sale of Optex assets of $2,569,451. During the first nine months of 2001, we made a profit distribution of $837,274 to Optex's minority shareholders, representing their share of the cumulative profit from the development agreement with Bausch & Lomb and the proceeds from the sale of Optex' assets. (This figure includes the $564,000 distributed to minority shareholder referred to above.)

           On November 6, 2001, we entered into an agreement with Joseph Stevens & Company, Inc. in which Joseph Stevens agreed to act as placement agent for a private placement of shares of our common stock. In that private placement, the price of each share of our common stock was $0.24 and the minimum and maximum subscription amounts were $2,000,000 and $3,000,000, respectively. In addition, each investor received a warrant to purchase one share of our common stock for every share of our common stock purchased by that investor. The warrants have an exercise price of $0.29 and are exercisable for five years from the closing date. On December 3, 2001, we issued to certain investors an aggregate of 8,333,318 shares of common stock for the minimum subscription of $2,000,000. In connection with the private placement, we paid Joseph Stevens a placement fee of $140,000, equal to 7% of the aggregate subscription amount, a warrant to purchase 833,331 shares of Atlantic's common stock, which represented 10% of the number of shares issued to the investors and 833,331 shares of our common stock. The term of this warrant is five years and the per share exercise price is $0.29. In conjunction with this private placement, we received net proceeds of approximately $1,848,000 in December 2001.

           On June 28, 2002, we licensed to Indevus Pharmaceuticals, Inc. the exclusive worldwide rights to CT-3 in exchange for a $500,000 licensing fee. Atlantic is also entitled to additional milestone payments on occurrence of certain events specified in the license agreement, including commencement and completion of various clinical trials, the FDA's acceptance for filing of a New Drug Application, or "NDA," and Indevus securing other regulatory approvals for CT-3 in the United States and Europe, and Atlantic will be entitled to royalties once the compound begins to generate revenue. Under the license agreement, Indevus is responsible for the clinical development, regulatory activities and commercializing this compound.

           We have financed our operations since inception primarily through equity and debt financing, our now-terminated collaborative arrangement with Bausch & Lomb and our licensing of CT-3 to Indevus. During the three- and nine-month periods ended September 30, 2002, we had a net decrease in cash and cash equivalents of $69,530 (including the receipt of the $500,000 licensing fee from Indevus in July 2002) and $1,215,916, respectively.

           This decrease primarily resulted from net cash used in operating activities for the nine months ended September 30, 2002 of $1,175,782. Total cash resources as of September 30, 2002 were $375,845 compared to $1,591,761 at December 31, 2001.

           Our available working capital and capital requirements will depend upon numerous factors, including progress of our research and development programs, our progress in and the cost of ongoing and planned pre-clinical and clinical testing, the timing and cost of obtaining regulatory approvals, the cost of filing, prosecuting, defending, and enforcing patent claims and other intellectual property rights, competing technological and market developments, changes in our existing collaborative and licensing relationships, the resources that we devote to developing manufacturing and commercializing capabilities, technological advances, the status of our competitors, our ability to establish collaborative arrangements with other organizations and our need to purchase additional capital equipment.

           Our current liabilities as of September 30, 2002 were $503,945 compared to $508,613 at December 31, 2001, a decrease of $4,668. The decrease was primarily due to reduced spending due to an increased effort to conserve cash. As of September 30, 2002, our current liabilities exceeded our current assets and we had a working capital deficit of $46,486, which reflects our receiving a $500,000 licensing fee from Indevus and our receiving $1,948,000 in net proceeds from two private placements of our common stock during December 2001.

           Our continued operations will depend on whether we are able to raise additional funds through various potential sources, such as equity and debt financing, other collaborative agreements, strategic alliances, and our ability to realize the full potential of our technology in development. Such additional funds may not become available as we need them or be available on acceptable terms. To date, a significant portion of our financing has been through private placements of common and preferred stock and warrants, the issuance of common stock for stock options and warrants exercised, and debt financing. Until our operations generate significant revenues, we will continue to fund operations from cash on hand and through the similar sources of capital previously described. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs.

           We anticipate that our current resources will be sufficient to fund for approximately the next two months our currently anticipated needs for operating and capital expenditures. We plan to achieve this by deferring payments on currently outstanding obligations to certain service providers. We expect that our average monthly outlay will be approximately $130,000 per month (including approximately $35,000 per month on research and preclinical development expenses and approximately $95,000 for general and administrative expenses). Our major outstanding contractual obligations relate to our operating (facilities) leases. Our facilities lease expense in future years extends through May 2003 at an aggregate rate of approximately $7,700 per month, net of monthly sublease income of $750 per month which commenced March 2002.

           The report of our independent auditors on our 2001 consolidated financial statements includes an explanatory paragraph that states that our recurring losses and our limited liquid resources raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

           Subsequent to an oral hearing before a Nasdaq Listing Qualifications Panel, on August 23, 2001, our securities were delisted from The Nasdaq Stock Market for failing to meet the minimum-bid-price requirements set forth in the NASD Marketplace Rules, as our common stock had traded for less than $1.00 for more than 30 consecutive business days. Our common stock trades now on the OTC Bulletin Board under the symbol "ATLC.OB". Delisting our common stock from Nasdaq could have a material adverse effect on our ability to raise additional capital, our shareholders' liquidity and the price of our common stock.


                          Critical Accounting Policies

           In December 2001, the SEC requested that all registrants discuss their most "critical accounting policies" in management's discussion and analysis of financial condition and results of operations. The SEC indicated that a "critical accounting policy" is one which is both important to the portrayal of Atlantic's financial condition and results and requires management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our significant accounting policies are described in Note 1 to our consolidated financial statements included in our annual report filed on Form 10-KSB as amended for the year ended December 31, 2001, however, we believe that none of them are considered to be critical.


                      DESCRIPTION OF ATLANTIC'S SECURITIES


                                     General

           Our certificate of incorporation authorizes us to issue 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. Of the authorized preferred stock, 1,375,000 shares have been designated Series A convertible preferred stock and 1,647,312 shares have been designated Series B convertible preferred stock. As of January 7, 2003, 16,989,596 shares of our common stock were issued and outstanding, 379,152 shares of our Series A preferred stock were issued and outstanding, and no shares of our Series B preferred stock were issued and outstanding. As of January 7, 2003, there were 33,010,404 shares of our common stock in reserve and 995,848 shares of our Series A preferred stock in reserve. For the effects of the merger on these numbers, see "Terms of the Transaction--The Merger Agreement."


                                  Common Stock

           Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our shareholders. Holders of our common stock have no cumulative voting rights. They are entitled to share ratably any dividends that may be declared from time to time by the board of directors in its discretion from funds legally available for dividends. Holders of our common stock have no preemptive rights to purchase our common stock. There are no conversion rights or sinking fund provisions for the common stock.

           Our common stock is listed on the NASD Over-the-Counter Bulletin
Board.


                            Series A Preferred Stock

           In this proxy statement, we are asking our shareholders to approve our amending the certificate of designations of the Series A preferred stock to state that our Series A preferred stock will automatically convert to common stock immediately prior to the consummation of the merger. Holders of our Series A preferred stock will receive 8.22 shares of common stock in exchange for each share of Series A preferred stock they surrender. For more details on this amendment, see "Proposal 2."

           If, however, this amendment is not approved, holders of shares of our Series A preferred stock can convert each share into 8.22 shares of our common stock without paying us any cash. The conversion price of shares of Series A preferred stock is $1.22 per share of common stock. Both the conversion rate and the conversion price may be adjusted in favor of holders of shares of Series A preferred stock upon certain triggering events.

           On matters to be voted on by our shareholders, holders of shares of Series A preferred stock are entitled to the number of votes equal to the number of votes that could be cast in such vote by a holder of the common stock into which those shares of Series A preferred stock are convertible on the record date for that vote, or if no record date has been established, on the date that vote is taken. So long as at least 50% of the shares of Series A preferred stock are outstanding, the affirmative vote or consent of the holders of at least 66.67% of all outstanding Series A preferred stock voting separately as a class is necessary to effect certain actions, including, but not limited to, declaration of dividends or distribution on any of our securities other than the Series A preferred stock pursuant to the provisions of the certificate of designations of the Series A preferred stock and approval of any liquidation, dissolution or sale of substantially all of our assets. Currently there are outstanding fewer than 50% of the shares of Series A preferred stock outstanding.

           Each February 7 and August 7 we are obligated to pay dividends, in arrears, to the holders of shares of Series A preferred stock, and the dividends consist of 0.065 additional shares of Series A preferred stock for each outstanding share of Series A preferred stock.

           If we are liquidated, sold to or merged with another entity (and we are not the surviving entity after the merger), we will be obligated to pay holders of shares of Series A preferred stock a liquidation preference of $13.00 per share before any payment is made to holders of shares of our common stock.

           The holders of shares of Series A preferred stock have rights in addition to those summarily described. A complete description of the rights of the Series A preferred stock is contained in the certificate of designations of the Series A preferred stock filed with the Delaware Secretary of State, a copy of which was included with our current report on Form 8-K filed with the Securities and Exchange Commission on June 9, 1997.


                            Series B Preferred Stock

           We are currently authorized to issue 1,647,312 shares of Series B preferred stock, with the voting rights, designations, preferences, limitations and relative rights contained in the certificate of designations of the Series B preferred stock, as amended, filed with the Secretary of State of the State of Delaware. Currently there are no shares of Series B preferred stock outstanding.


            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

           Our common stock was listed on the Nasdaq SmallCap Market until August 23, 2001, when our stock was delisted. Since that date our common stock has been listed on the Over-the-Counter Bulletin Board, or "OTC Bulletin Board." The following table lists the high and low price for our common stock as quoted, in U.S. dollars, by the Nasdaq SmallCap Market and the OTC Bulletin Board, as applicable, during each quarter within the last two fiscal years:

===============================================================

   Quarter Ended                     High             Low
===============================================================

   March 31, 2001                    $1.438          $0.625
---------------------------------------------------------------

   June 30, 2001                     $1.00           $0.51
---------------------------------------------------------------

   September 30, 2001                $0.80           $0.16
---------------------------------------------------------------

   December 31, 2001                 $0.51           $0.16
---------------------------------------------------------------

   March 31, 2002                    $0.30           $0.16
---------------------------------------------------------------

   June 30, 2002                     $0.34           $0.12
---------------------------------------------------------------

   September 30, 2002                $0.19           $0.10
---------------------------------------------------------------

   December 31, 2002                 $0.17           $0.06
===============================================================

           The quotations from the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

           The number of holders of record of our common stock as of January 7, 2003 was 163.

           We have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. The certificate of designations for our Series A preferred stock provides that we may not pay dividends on our common stock unless a special dividend is paid on our Series A preferred stock.

                         BUSINESS CONDUCTED BY MANHATTAN

           Manhattan Pharmaceuticals, Inc. is a privately held, New York-based development-stage biopharmaceutical company formed under Delaware law on August 6, 2001. It is engaged in the business of discovering and commercializing novel therapies for treating obesity.

           On February 15, 2002, Manhattan entered into a license agreement with Oleoyl-Estrone Developments, SL, or "OED," a Spanish corporation, for the worldwide rights to oleoyl-estrone, or "OE." OE is an orally administered small molecule. Extensive preclinical studies have shown that OE is successful in causing significant weight loss without the need for change in diet or exercise.

           The National Institutes of Health estimated that direct costs for the treatment of obesity in the U.S. for 1999 was $102.2 billion. According to a 1999 National Health and Nutritional Examination Survey, nearly 61% of all Americans are considered to be overweight and 26% are considered to be obese. Manhattan believes that none of the currently available treatments, namely diet and exercise, over-the-counter medications, prescription medication and bariatric surgery, are truly safe and effective. In contrast, in preclinical animal studies, OE appears to be safe and effective with no evidence of rebound weight gain after treatment has been discontinued.

           OE is a human hormone attached to a fatty acid developed by researchers at the University of Barcelona. These researchers suggest that when cells become filled with fat, they produce OE to trigger the brain to suppress the appetite, the result being weight loss. They suggest that cells in obese people do not produce sufficient levels of OE to signal the brain to suppress appetite and induce weight loss. Based on this concept, these researchers believe that increasing the level of OE in obese patients may induce weight loss without the need for a change in diet.

           As a treatment that appears to cause weight loss by acting both centrally in the brain and locally at the cellular level, Manhattan believes that OE has the potential to result in a greater level of weight loss than existing treatments.

           First, OE appears to act on the hypothalamus of the brain, which is the neurological center that regulates metabolism and body weight. Manhattan believes that increasing the level of OE in the blood causes the brain to believe that a lower body weight is normal, much the way a thermostat resets room temperature. This results in a decreased appetite leading to weight loss. Further, Manhattan believes that weight loss is maintained after OE treatment is discontinued.

           Second, fat cells treated in vitro with OE appear to shrink in size. This indicates that there may be a local effect by OE acting directly on fat tissue. Current research indicates that OE stimulates cells to burn fat by making them more receptive to hormones like norepinephrine and other triggers leading to fat-burning.

           In preclinical animal studies, obese rats treated with OE demonstrated significant weight loss even in the presence of abundant food and water. In other studies, OE appeared to be a safe and effective method to lose weight with no evidence of "rebound" weight gain after the conclusion of OE treatment.

           As part of the process to commercialize OE, Manhattan will have to obtain approval from regulatory bodies in the United States and in foreign jurisdictions. These regulatory bodies require clinical testing of OE showing that it is safe for humans and effective for its intended use. Manhattan has contacted several manufacturers regarding their ability to supply Manhattan with the quantity of OE that would be required to permit Manhattan to conduct clinical trials.

           If the proposed merger takes place, Atlantic's business would primarily consist of the business conducted by Manhattan. Manhattan's business is subject to various risks. See "Risk Factors."

           Under the terms of the license agreement, Manhattan licensed, including the right to sublicense, OED's rights to OE. Manhattan has paid OED a license fee of $175,000 and is required to make certain milestone payments. In consideration for the OE license rights, Manhattan issued to OED 1,000,000 shares of Manhattan common stock representing 20% of Manhattan's outstanding stock. Manhattan, OED and Dr. Lindsay A. Rosenwald, a principal shareholder of Manhattan, are party to a shareholders agreement granting OED the right to appoint one individual to serve as a member of the Manhattan board of directors, granting OED certain anti-dilution rights, rights of first refusal, co-sale rights and tag-along rights. In connection with equity financings only, OED will be issued a number of additional shares of Manhattan to keep its equity ownership in Manhattan at 20%. OED's anti-dilution protection will terminate when Manhattan obtains $5 million in equity financing.


                          MANHATTAN PLAN OF OPERATIONS


                                    Overview

           Since its inception on August 6, 2001 to September 30, 2002, Manhattan has incurred a cumulative deficit of $630,325. Manhattan expects its operating losses to increase significantly over the next several years, primarily due to expansion of its research and development programs, including clinical trials for its existing technologies and other products and technologies that it may acquire or develop.

           Since its inception, Manhattan has not generated any revenues. Manhattan estimates that the regulatory process for an obesity drug normally takes four to five years from the filing date of an Investigational New Drug Application, or "IND." Manhattan has not filed an IND for OE. In order to commercialize OE in the U.S., we will have to file and receive approval for a new Drug Application, or "NDA." An NDA is the vehicle through which drug sponsors formally propose that the FDA approve a new pharmaceutical product for sale and marketing in the U.S. Data gathered during the animal studies and human clinical trials of an IND become part of an NDA. Revenues from an obesity treatment such as OE can, however, can be realized in advance of receiving approval for an NDA. This may happen if a licensing agreement is reached with a pharmaceuticals company that provides milestone payments to Manhattan in exchange for marketing rights or the right to develop the drug exclusively. There can be no assurance that an IND will be filed or that NDA approval will ever be received.


                          Working Capital Requirements

           As of September 30, 2002, Manhattan had a working capital deficiency of $839,482 and only approximately $3,200 in cash. On December 31, 2002, in connection with a private placement, Manhattan sold 1,196,875 shares of its common stock and warrants to purchase an additional 119,678 shares of common stock for which it received aggregate gross proceeds of approximately $1,915,000 before expenses and commissions. Manhattan anticipates that its current cash on hand will be sufficient to fund its operations through June 2003. Manhattan's management believes that actions taken to obtain additional financing and its business plan to achieve profitable operations will provide the opportunity to fun Manhattan's research and development efforts and to otherwise satisfy its cash obligations for more than the next twelve months.


                            Research and Development

           Over the next twelve months, numerous studies must be completed in order to support the filing of an IND for OE. These studies include extensive repeat-dose animal studies that test for specific types of toxicity, along with pharmacokinetic studies that demonstrate the absorption, distribution, metabolism and excretion of the drug compound. Manhattan has identified a certified "Good Manufacturing Process" manufacturer; that manufacturer will begin making batches of certified material that will be ready within six months for human clinical trials. During this period, we expect the manufacturer to make interim batches that will be used for final stability testing.


                         Capital Expenditures; Employees

           Manhattan does not anticipate purchasing or selling any significant equipment during the next twelve months. Manhattan does, however, anticipate hiring additional employees during the next twelve months. Specifically, Manhattan intends to hire a chief executive officer and other members of a management team with the requisite knowledge and experience to lead Manhattan in its research and development efforts.

                            Trends and Uncertainties

           Manhattan's future capital requirements will depend on many factors. These factors include:

     o    expenses associated with completing the merger;

     o problems, delays, expenses and complications frequently encountered by development-stage companies;

     o the progress of Manhattan's research, development, pre-clinical, and clinical trial programs;

     o the extent and terms of any future collaborative research, manufacturing, marketing, or other funding arrangements;

     o the cost and timing of, and any delays in, seeking and obtaining regulatory approvals of Manhattan's products;

     o its ability to enter into corporate partnerships and collaborations to in-license, acquire, research, develop, and commercialize Manhattan products;

     o    the success of Manhattan's sales and marketing programs;

     o the costs of filing, prosecuting, defending, and enforcing any patent claims and other intellectual property rights; and

     o changes in economic, regulatory, or competitive conditions of Manhattan's planned business.

           Estimates of the adequacy of funding for Manhattan's activities are based on certain assumptions, including the assumption that testing and regulatory procedures relating to Manhattan's products can be conducted at projected costs. There can be no assurance that changes in Manhattan's development plans, acquisitions or other events will not result in accelerated or unexpected expenditures.


                       MANHATTAN MARKET FOR COMMON EQUITY

           Manhattan's stock is not publicly traded. Manhattan's certificate of incorporation authorizes it to issue 10,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of December 31, 2002, 6,657,688 shares of Manhattan's common stock were outstanding and no shares of preferred stock were outstanding. In addition, Manhattan has issued to members of its scientific advisory board warrants to purchase 40,000 shares of common stock at an exercise price of $0.01 per share and issued to investors warrants to purchase 562,531 shares of common stock at an exercise price of $1.60 per share.

           The number of holders of Manhattan's common stock as of December 31, 2002 was 81. Manhattan has not paid or declared any dividends on its common stock and does not anticipate paying any dividends on its common stock in the near future.

                            TERMS OF THE TRANSACTION


                            Background to the Merger

           On December 17, 2002, we entered into a merger agreement providing for the merger of our wholly owned subsidiary Manhattan Pharmaceuticals Acquisition Corp., or "MPAC," into Manhattan Pharmaceuticals, Inc., which would become our wholly owned subsidiary. We formed MPAC under Delaware law for the sole purpose of consummating the merger. Below is an overview of the background to this transaction and a summary of its principal terms.

           Manhattan approached our officers with a merger proposal. After Atlantic and Manhattan entered into a confidentiality agreement dated April 17, 2002, Manhattan provided us with confidential information regarding OE, the weight-loss technology licensed by Manhattan. On May 1, 2002, representatives from Manhattan and Oleoyl-Estrone Developments, SL, or "OED," the licensor of OE, met with our officers to present a complete technical review of OE.

           On May 30, 2002, the parties agreed to temporarily suspend merger discussions until we licensed CT-3, our synthetic cannabinoid technology, and Manhattan prepared a private placement financing memorandum. On July 19, 2002, after both of these events occurred, our officers presented to our board the results of their due diligence analysis. Frederic P. Zotos and Michael Ferrari reported that OE had a favorable patent position, positive pre-clinical results, and optimistic evaluations from three respected endocrinologists. David M. Tanen, who is a director of both Atlantic and a Manhattan, presented to our board the goals of the merger. Our board then discussed the proposed merger and resolved to retain a valuation firm to value the two companies and prepare a fairness opinion for the proposed merger.

           On September 4, 2002, Atlantic held a board meeting at which preliminary valuation analyses prepared by Empire Valuation Consultants, Inc. were distributed. At this meeting, representatives of Manhattan discussed OE and the potential for growth in the anti-obesity therapeutic business. At the conclusion of the meeting, our board (with the exception of Mr. Tanen) discussed possible terms of a merger agreement. As a result of this discussion, Atlantic's board proposed to Manhattan's management that Manhattan shareholders be issued in the merger a number of shares of Atlantic common stock that would result in the Manhattan shareholders owning 70% of Atlantic's capital stock.

           In the following days, Fred Zotos discussed this issue further with Manhattan's management and with the other Atlantic board members. On September 23, 2002, Manhattan responded to Atlantic's offer by indicating that they would only agree to go forward with the transaction if, after the merger, Manhattan shareholders own 80% of Atlantic's capital stock and Atlantic shareholders own 20% of Atlantic's capital stock. Atlantic's directors agreed to the 80/20 split.


                        Atlantic's Reasons for the Merger

           There are several reasons why our board is recommending that you approve the proposed merger. First, it is our only alternative to our ceasing to do business. We expect that our average monthly outlay is approximately $130,000 per month, and we are running out of cash to fund our day-to-day operations. Our investment banker, Joseph Stevens & Co., Inc., has advised our board that it would be essentially impossible for us to raise funds from any other source in the necessary time period to avoid our filing for bankruptcy. Our board concluded that the merger will likely make it easier for us to raise funds in the future. Atlantic's post-merger business will be devoted primarily to Manhattan's anti-obesity therapeutics business. The board considers this to be an area of potential high growth, which means it would easily attract more investors than does our current business. This would in turn make it more likely that we would be able to relist our common stock on the Nasdaq SmallCap Market, which would be an important step towards increasing the liquidity of our stock and consequently its value.

                    Interest of Certain Persons in the Merger

           In considering the discussion of the merger agreement and our recommendations in favor of proposals 1 and 2 (which are prerequisites to consummation of the merger), you should be aware of interests of certain persons to the transaction.

           David M. Tanen serves as a member of the board of directors of both Atlantic and Manhattan. He has served on our board of directors since January 28, 2002, and on Manhattan's board of directors since its inception on August 6, 2001. In addition, Dr. Lindsay Rosenwald beneficially owns approximately 28% of the outstanding Atlantic common stock as well as 14.2% of the outstanding Manhattan common stock.

           As part of the merger, Atlantic will license its rights to the compound NCT to an entity owned by Fred Zotos, Joe Rudick, both of whom serve as Atlantic directors, and Mike Ferrari, Atlantic's vice president of development. Atlantic will transfer its shares in CryoComm, Inc., a subsidiary of Atlantic, to an entity owned by Mr. Zotos and Walter Glomb, a consultant of Atlantic. The disinterested members of our board of directors were aware of these interests. Mr. Tanen recused himself from any votes taken by Atlantic's board relating to the proposed merger. Mr. Zotos and Mr. Rudick recused themselves from any votes taken by Atlantic's board relating to the NCT license, and Mr. Zotos recused himself from any votes taken by Atlantic's board relating to the transfer of Atlantic's interest in CryoComm.


                              The Merger Agreement

           On December 17, 2002, we entered into a merger agreement with Manhattan and MPAC. The merger agreement provides that MPAC will merge into Manhattan, with Manhattan becoming our wholly owned subsidiary. The merger agreement is attached as Exhibit A to this proxy statement. While the terms of the merger are described in greater detail below, for a more complete understanding of this transaction you should refer to the complete document.

           The merger will become effective when a certificate of merger is filed with the Secretary of State of Delaware. We plan to file the certificate of merger promptly after closing conditions are satisfied.

           We will issue to Manhattan shareholders a number of shares representing approximately 80% of the outstanding post-merger shares, meaning that the pre-merger shares will constitute approximately 20% of the shares of our common stock outstanding after the merger. One closing condition of the merger agreement is that Atlantic have enough shares to issue to Manhattan shareholders. This is the reason we are including in this proxy statement, as proposal 1, the proposal that we amend our certificate of incorporation to increase the number of authorized shares of Atlantic common stock.

           As of January 7, 2003, there were outstanding 16,989,596 shares of our common stock and 379,152 shares of our Series A preferred stock. If shareholders approve proposal 2, we will convert all of our outstanding Series A preferred stock into shares of our common stock prior to consummation of the merger. We are also required, prior to the consummation of the merger, to exchange certain warrants for shares of our common stock. Therefore, immediately prior to the consummation of the merger, there will be approximately 23,161,775 shares of our common stock outstanding. After the merger is consummated there will be approximately 115,808,875 shares of our common stock outstanding; approximately 23,161,775 shares will be owned by current Atlantic shareholders and approximately 92,647,100 shares will be owned by Manhattan shareholders. These numbers are approximations based on the number of our outstanding shares on January 7, 2003. The actual numbers used in the transaction will be based on the number of our outstanding shares immediately prior to the consummation of the merger.

           Each option or warrant to purchase shares of Manhattan common stock immediately prior to the effective time of the merger will be converted into an option or warrant to purchase our common stock. We will adjust the number of shares issuable upon exercise of the option or warrant and the exercise price of the options and warrants to reflect the merger's exchange ratio.

           At the effective time of the merger, the shares of MPAC owned by Atlantic will convert into one share of surviving company.

           The shares issued to former holders of Manhattan common stock are not transferable unless they are registered under the Securities Act or if legal counsel renders an opinion that these shares are transferable under an exemption from the registration requirements of the Securities Act.

           Atlantic will be required, at the request of holders of at least half of the shares issued to former holders of Manhattan shares, to register all of the shares of Atlantic common stock issued to holders of Manhattan stock in the merger or include those shares in any registration statement it proposes to file with the SEC prior to the first anniversary of the merger agreement.

           In the merger agreement the parties make representations that are standard for a transaction of this kind. The merger agreement also contains standard provisions governing our conduct and that of Manhattan during the period prior to closing with the exception that we will be permitted to enter into the transactions listed in the "Related Transactions" section of this proxy statement and take any action necessary to satisfy the closing conditions of the merger agreement.

           We are restricted from seeking to engage in an alternative merger or acquisition, except in response to an unsolicited proposal to merge and then only when necessary to permit our board to comply with its fiduciary obligations. If we receive a merger proposal that our board considers to be superior to the merger with Manhattan, we are required to promptly notify Manhattan. Manhattan is similarly restricted from soliciting and accepting an alternative merger proposal.

           In this proxy statement we are asking the shareholders to re-elect the current board of Steven H. Kanzer, Peter O. Kliem, A. Joseph Rudick, David
M. Tanen, and Frederic P. Zotos. According to the terms of the merger agreement, however, the directors of Atlantic must voluntarily resign after the consummation of the merger, with the exception of Mr. Tanen, who is also a director of Manhattan. The officers of Atlantic are also required under the merger agreement to voluntarily resign immediately after the consummation of the merger. Mr. Tanen, as sole director of Atlantic, will then appoint the other Manhattan directors to Atlantic's board of directors and will appoint the officers of Manhattan as the new officers of Atlantic.

           We must amend the employment agreements with our employees to provide for deferred payment of deferred salary and accrued bonus payable to each employee.

           The merger agreement does not require Manhattan to changes its officers or directors.

           The closing of the transaction is subject to a range of standard closing conditions. In addition, Manhattan shareholders must approve the merger agreement at a special meeting and Manhattan must have at least a $500,000 positive cash balance at closing. Atlantic shareholders must approve the amendment of the certificate of incorporation to increase the number of outstanding shares and to amend its certificate of designations to provide that all shares of Series A preferred stock convert into Atlantic common stock immediately prior to the consummation of a merger between Manhattan and a wholly-owned subsidiary of Atlantic. These proposals are more fully described in this proxy statement. It is also a condition to Manhattan's obligation to consummate the merger that we exchange all of the warrants granted in our private placement of December 3, 2001 for shares of our common stock. These warrants are exercisable for $0.29 per share. One share of our common stock will be granted for every three warrants surrendered. If all such warrants are surrendered, we will issue an aggregate of 3,055,550 shares of our common stock.

           Another closing condition of the merger agreement is that Atlantic have received a written opinion that the merger is fair, from a financial point of view, to Atlantic's common shareholders. Empire Valuation Consultants, Inc. has issued a fairness opinion to our board, dated January 23, 2003, which is attached to this proxy statement as Exhibit B.

           Under the Delaware General Corporation Law, any Manhattan shareholder that does not vote its shares to approve the proposed merger would be entitled to an appraisal by the Delaware Court of Chancery of the fair value of its Manhattan shares. It is a condition to Atlantic's obligation to consummate the merger that holders of not more than 2% of Manhattan's outstanding shares have validly exercised, or remain entitled to exercise, their appraisal rights. Holders of 95% of Manhattan's outstanding shares have signed a voting agreement in which they agreed to vote to approve the proposed merger. Atlantic shareholders are not entitled to appraisal rights.

           The merger agreement can be terminated by either Atlantic or Manhattan on the grounds of one or more inaccurate representations or breach of one or more obligations that is not timely cured. Atlantic and Manhattan each may also terminate the merger agreement if its due diligence investigation reveals any event not previously disclosed that would reasonably be expected to cause a material adverse effect on that party. Atlantic and Manhattan each may terminate if the closing has not taken place by February 7, 2003, or if each of their boards terminates the agreement by a majority vote. Also, either of them can terminate if its shareholders do not approve any merger-related proposal.


   Accounting Treatment; Certain Federal Income Tax Consequences of the Merger

           We anticipate that the merger will close in the first quarter of 2003. The merger will be recorded as a reverse acquisition since the Manhattan shareholders will become the controlling shareholders of Atlantic. Based on the recent thirty-day average price of Atlantic's common stock of $0.12, the preliminary estimate of the total purchase price is approximately $2,979,413. On completion of a valuation, it is expected that the combined company will record intangible assets (patents and licenses) for substantially all of the purchase price.

           The following discussion sets forth the material U.S. federal income tax consequences of the merger. It is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences discussed herein. We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal tax consequences discussed in this proxy statement, and there can be no assurance that the IRS or a court will not take a position contrary to the federal tax consequences discussed in this proxy statement or that any such contrary position taken by the IRS or a court would not be sustained.

           Atlantic and Manhattan intend that the merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. If the merger qualifies as a tax-free reorganization, no gain or loss will be recognized by Atlantic or its shareholders or Manhattan or its shareholders as a result of the merger.

           Since Manhattan shareholders will receive more than 50% of the fair market value of Atlantic's stock in the reorganization, the transaction will constitute a "reverse acquisition" for tax purposes. As a result, the existing Atlantic consolidated group will terminate for tax purposes and the combined Atlantic/Manhattan group may thereafter be subject to special rules involving, among other things, tax elections, tax year-end, limitation on losses and the calculation of earnings and profits.


                 Reports, Opinions, Appraisals and Negotiations

           We retained Empire Valuation Consultants, Inc. to express its opinion as to the fairness to our shareholders, from a financial point of view, of the proposed merger. We selected Empire based on its reputation and its expertise in this field.

           On January 22, 2003, Empire stated orally to our board of directors that, subject to various assumptions, qualifications and limitations, in its opinion the consideration to be received by Atlantic was fair to our common shareholders. Empire confirmed its oral opinion by subsequently delivering to our board a written opinion dated January 23, 2003.

           The full text of Empire's opinion, which describes the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Empire, is attached to this proxy statement as Exhibit B. The discussion of the fairness opinion contained in this section is a summary; we urge shareholders to read carefully the opinion itself.

           Empire's opinion is directed to the our board and addresses only the fairness of the consideration to be received by our common shareholders in the merger from a financial point of view as of the date of the closing. It does not address any other aspect of the transaction, and specifically excluded from consideration in Empire's opinion are (1) the exchange ratio to be used in our proposed exchange of certain warrants for shares of our common stock (see page
21), (2) the ratio at which our shares of preferred stock would be converted if proposals 1 and 2 are approved, and (3) the licensing of the NCT technology to, and transfer of shares of CryoComm, our wholly-owned subsidiary, to, related parties. The fairness opinion does not constitute a recommendation as to how any shareholder of Atlantic should vote.

           In rendering its opinion, Empire performed a variety of financial analyses, including those summarized below. The following summary does not purport to be a complete description of the analyses underlying the Empire fairness opinion or the presentation made by Empire to our board.

           In performing its analyses, Empire made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of Empire or Atlantic. Any estimates contained in the analyses performed by Empire are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which the businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

           In connection with Empire's analysis, Empire researched or reviewed various materials and documents and held discussions with certain individuals. In particular, Empire did the following:

     o held discussions with senior management and directors of Atlantic and Manhattan concerning the outlook of each of the entities;

     o reviewed historical audited financial statements of Atlantic and Manhattan;

     o    reviewed relevant brokerage industry reports;

     o    reviewed Manhattan's private placement documentation;

     o reviewed economic, industry, demographic, and market related data, factors, and outlooks for Atlantic and Manhattan;

     o reviewed the stock prices and trading history for Atlantic and recent purchases of Manhattan stock;

     o performed valuation analyses related to the forecasted financial performance for Manhattan and its licensed drug candidate;

     o    visited Atlantic's and Manhattan's headquarters;

     o    reviewed documents related to the proposed merger;

     o    reviewed the ownership structure of Atlantic and its subsidiaries;

     o    reviewed projections and previous valuation analyses for Atlantic;

     o performed valuation analyses related to the forecasted financial performance for Atlantic and its licenses and patented technologies; and

     o considered the financial condition of Atlantic and its lack of access to additional funding, and that without additional funds Atlantic would likely be forced to cease operations.

           In addition, Empire reviewed and discussed appropriate draft valuation analyses with our management and board of directors on various dates and held discussions with our management and outside directors on January 22, 2003.

           Empire relied on and assumed, without independent verification, the accuracy and completeness of all financial or other information that was provided to it or is publicly available. Empire visited Atlantic's and Manhattan's headquarters, but it has not performed an independent appraisal of any tangible assets of Atlantic or Manhattan.

           Empire was unable to prepare any reliable comparable transaction or comparable company analyses traditionally included in a fairness opinion analysis because it was unable to identify any comparable transactions or comparable publicly traded companies, in part because of Atlantic's and Manhattan's lack of meaningful revenues and respective early stages of development.

           The opinion is necessarily based on business, economic, market, financial, and other conditions, as they existed as of the date of the fairness opinion. Empire has also relied upon and assumed, without independent verification, that the financial forecasts and projections which were provided and approved by Atlantic have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of Atlantic, and Empire did not assume any responsibility for their accuracy. Nevertheless, nothing has come to Empire's attention that would render the use of, and reliance upon, the aforementioned projections and other information provided by Atlantic's management as being unreasonable.

About Empire

           Empire was formed in 1988 by former officers of the Chase Lincoln First Bank, N.A. It has offices in Rochester, New York and New York City and specializes in financial consulting, with a concentration in business valuations. Empire's staff of approximately 43 professionals has performed over 8,000 appraisals. Its principals have also had extensive experience as expert witnesses on valuation matters around the country.


                              Related Transactions

           As discussed above in "Business Conducted by Manhattan," Manhattan is primarily engaged in the business of commercializing therapies for treating obesity. Manhattan's board has indicated that, if the merger takes place, it will not devote resources to developing Atlantic's technologies. Consequently, Atlantic anticipates that, prior to the effective time of the merger, it will license its rights to the compound NCT to an entity owned by Fred Zotos, Joe Rudick, and Mike Ferrari, Atlantic's vice president of development. At the same time, Atlantic will also transfer its shares in CryoComm, Inc., a subsidiary of Atlantic formed under the laws of Delaware, to an entity owned by Fred Zotos and Walter Glomb, a consultant of Atlantic. Atlantic will receive in exchange a 10% share of any milestone, royalty, or other revenue generated by either NCT or the technology owned by CryoComm. It is the view of Atlantic's board that these transfers are fair to Atlantic. Developing NCT and CryoComm's technologies would require significant resources with no assurance of success. We do not think that it would be realistic to expect that we would be able to license out our rights to NCT and CryoComm's technologies, since we were only able to acquire those rights in the first place because NCT and CryoComm's technologies had attracted little interest from other companies.


                   Manhattan Director and Officer Information

           As explained above, on consummation of the merger, Atlantic's board members, with the exception of David Tanen, will resign. Atlantic's new board will consist of Mr. Tanen, Joshua Kazam, Michael Weiser, and Joan Pons--each of which currently serves as a director of Manhattan. The new board will replace current Atlantic officers with Manhattan's officers.

           There follows biographical information about the individuals, other than Mr. Tanen, who would be appointed as new board members and officers of Atlantic on consummation of the merger. For Mr. Tanen's biographical information, see "Proposal 4."

Manhattan Directors

           Michael Weiser, M.D., Ph.D., 38, has served as a member of Manhattan's board of directors since December 2001 and as its Chief Medical Officer from Manhattan's inception until August, 2001. Dr. Weiser concurrently serves as the Director of Research of Paramount Capital Asset Management. Dr. Weiser also serves on the board of directors of several privately held development-stage biotechnology companies. Dr. Weiser holds an M.D. from New York University School of Medicine and a Ph.D. in Molecular Neurobiology from Cornell University Medical College. Dr. Weiser completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience at New York University School of Medicine and performed his post-graduate medical training in the

Department of Obstetrics and Gynecology and Primary Care at New York University Medical Center. Dr. Weiser will dedicate only a portion of his time to our business.

           Joan Pons, 53, has served as a member of Manhattan's board of directors since September 2002. Mr. Pons holds a degree in Economics from the University of Barcelona. From 1972 to 1999 he worked for Gallina Blanca Purina S.A. (a joint venture between Ralston Purina Co. and a Spanish holding company, Agrolimen) reaching the position of national sales & marketing director. For the last three years he was director of franchising for Pans & Company, a fast-food company with revenues of $152 million and a network of 190 franchisees. In August 2002, Mr. Pons was appointed chief executive officer of OED SL.

           Joshua A. Kazam, 25, has served as a member of Manhattan's board of directors since December 2001. Mr. Kazam is the Director of Investment for the Orion Biomedical Fund, a New York based private equity fund focused on biotechnology investments. Mr. Kazam currently handles the operations for Manhattan, including the co-ordination and execution of preclinical studies. Prior to joining Manhattan, Mr. Kazam attended The Wharton School of the University of Pennsylvania where he graduated with a B.Sc. degree in finance and entrepreneurial management.

Manhattan Officers

           Stephen C. Rocamboli, 31, has served as secretary of Manhattan since its inception. Mr. Rocamboli is currently deputy general counsel of Paramount Capital, Inc., an NASD member broker dealer. Mr. Rocamboli is also currently a member of the board of directors of Adherex Technologies, Inc. (TSX:ADH), a Canadian bio-pharmaceutical company specializing in the development of therapeutics for the treatment of cancer. Mr. Rocamboli also serves as an officer and/or director of several privately held development-stage biotechnology companies. Prior to joining Paramount Capital, Mr. Rocamboli practiced law in the health care field. Mr. Rocamboli received his B.A. from the State University of New York at Albany and his J.D. from Fordham University School of Law.

           John Knox, 34, has served as treasurer of Manhattan since its inception. He has been the controller of Paramount Capital since March 1995. Previously, he worked as an auditor at Eisner LLP (formerly known as Richard A. Eisner & Company, LLP) from October 1991 to February 1995. Mr. Knox served as an officer of several other privately held development-stage biotechnology companies. Mr. Knox currently serves as the treasurer of Chiral Quest, LLC and Oxiquant, Inc. Mr. Knox received his B.A. in Accounting from Emory University.


                                  RISK FACTORS


                          Risks Relating to the Merger

If the merger is consummated, your equity will be diluted.

           As of January 7, 2003, there were 16,989,596 shares of our common stock outstanding. In this proxy statement we are asking you to approve an amendment to our certificate of incorporation to increase the total number of authorized shares of Atlantic's common stock from 50 million to 150 million. If the proposed merger of MPAC into Manhattan is consummated, we will issue to Manhattan shareholders a number of shares representing approximately 80% of the outstanding post-merger shares, meaning that the pre-merger shares will constitute approximately 20% of the shares of our common stock outstanding after the merger. As a result, each share of our common stock that you currently hold would represent a substantially smaller percentage ownership interest in Atlantic.

If the merger is consummated, former Manhattan shareholders will be able to control Atlantic following the merger.

           On the effective date of the merger, each of our executive officers and directors (other than David Tanen) will resign and Manhattan's executive officers and directors (including David Tanen) will become our executive officer and directors. After the merger, former Manhattan shareholders, including those who become directors and officers of our company, will hold approximately 80% of the total number of shares of our common stock outstanding. As a result, Manhattan shareholders will then be able to control the election of directors and other matter submitted for approval by our shareholders.

If the merger is not consummated, we will run out funds with which to operate our business.

           We have never been profitable and we may never become profitable. As of September 30, 2002, we had an accumulated deficit of $27,503,776. We do not have a current source of revenue nor do we expect to generate any additional revenues in the near future. As of September 30, 2002, we had a cash and cash-equivalents balance of $375,845. We anticipate that if the merger is not consummated our current resources will be sufficient to finance for the next two months our currently anticipated needs for operating and capital expenditures.


                           Risks Relating to Manhattan

Manhattan expects to incur significant operating losses over the next several years.

           Manhattan has never been profitable and may never become profitable. Manhattan's sole product candidate, OE, is in the research-and-development stage, which requires substantial expenditures. Manhattan does not have a current source of revenue nor does it expect to generate any additional revenues in the near future. Manhattan expects to incur significant operating losses over the next several years, primarily due to continued and expanded research-and-development programs, including preclinical studies and clinical trials for OE, as well as costs incurred in identifying and possibly acquiring additional technologies.

Manhattan currently owns rights to only one technology.

           While Manhattan plans to obtain rights to additional technologies in the future, Manhattan currently only owns rights to OE. Manhattan cannot predict whether or when OE will become a commercially viable technology. Even if Manhattan successfully develops OE, Manhattan cannot be certain that OE will produce a profit. If Manhattan does not successfully develop OE or if its development is inordinately delayed, and if Manhattan does not obtain rights to other technologies, Manhattan cannot be certain it will be able to continue operations.

If Manhattan does not obtain additional funding, its ability to develop its technologies will be materially adversely affected.

           Manhattan will need substantial additional funds to develop OE. Funding may not, however, be available on acceptable terms, if at all. If Manhattan is unable to obtain additional financing as needed, it may be forced to reduce the scope of its operations, which would have a material adverse effect on its business. Manhattan plans on performing further tests on OE during the next few months. If the results of these tests are not promising, its ability to raise additional funds may be adversely affected.

Manhattan may not obtain regulatory approvals necessary to commercialize its product candidates.

           To be profitable, Manhattan must, alone or with others, successfully commercialize OE or other product candidates it may acquire. OE, however, is in the early stages of development, will require significant further research, development, and testing, and is subject to the risks of failure inherent in developing products based on an innovative or novel technology. Novel technologies, like OE, are also rigorously regulated by the federal government, particularly the U.S. Food and Drug Administration, or "FDA," and by comparable agencies in state and local jurisdictions and in foreign countries. In order to obtain FDA approval for OE or any of our product candidates, we must submit to the FDA an Independent New Drug application, or "IND," demonstrating that the product candidate is safe for humans and effective for its intended use. This demonstration requires significant research and animal and human tests. Manhattan cannot predict with any certainty when it might submit an IND for regulatory approval of OE. Manhattan may not satisfy the FDA's regulatory requirements at all or only after many years. Manhattan cannot predict whether its research and clinical approaches will result in products that the FDA considers safe for humans and effective for indicated uses. The FDA has substantial discretion in the drug approval process and may require us to conduct additional pre-clinical and clinical testing. The approval process may also be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during our regulatory review.

The results of the OE clinical trials may not support Manhattan's claims.

           Manhattan cannot be certain that the results of the OE clinical trials will support Manhattan's claims, or that OE is safe for humans and effective for indicated uses. If the clinical trials are not successful, Manhattan may abandon or delay developing OE. Any delay in, or termination of, Manhattan's clinical trials will delay its filing of INDs with the FDA and, ultimately, its ability to commercialize OE and generate product revenues.

Manhattan relies on third parties to develop, manufacture and market its product candidates.

           Manhattan relies on collaborators to develop, conduct clinical tests of, obtain regulatory approval for, and commercialize its pharmaceutical product candidates. For example, Manhattan's OE collaborator is Oleoyl-Estrone Developments, SL, a Spanish company and shareholder of Manhattan. Although Manhattan believes that its collaborative partners will have an economic motivation to commercialize any pharmaceutical products that they license, the amount and timing of resources devoted to these activities generally will be controlled by each such individual partner.

           Manhattan does not have a manufacturing facility. Manhattan is evaluating candidates to manufacture OE for clinical trial testing. It may not be possible to manufacture OE or future Manhattan product candidates at a cost or in quantities necessary to make them commercially viable, and third-party manufacturers may not be able to meet our needs with respect to timing, quantity, and quality. If Manhattan is unable to contract for a sufficient supply of required products and substances on acceptable terms, or if Manhattan encounters delays or difficulties in its relationships with manufacturers, Manhattan's research and development and pre-clinical and clinical testing would be delayed, thereby delaying the submission of products for regulatory approval or the market introduction and subsequent sales of those products.

           Manhattan has no experience in sales, marketing, or distribution. Manhattan's future success may depend, in part, on its ability to enter into and maintain collaborative relationships to market, sell, and distribute its product candidates. Manhattan may be unable to establish or maintain such collaborative arrangements, and even if Manhattan is, they may prove unsuccessful. To the extent that Manhattan depends on third parties for marketing and distribution, any revenues Manhattan receives will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING


                                   Proposal 1
                  Amendment to the Certificate of Incorporation to Increase the Number of Outstanding Shares

           Our board of directors has unanimously approved, subject to shareholder approval, an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 50 million to 150 million. The full text of the proposed changes to our certificate of incorporation has been incorporated into the proposed certificate of amendment of Atlantic's certificate of incorporation included as Exhibit C.

           As of the close of business on January 7, 2003, there were 16,989,596 shares of Atlantic's common stock outstanding and an aggregate of 11,594,884 shares of common stock reserved for issuance under the 1995 Stock Option Plan, upon exercise of non-plan options, upon exercise of outstanding warrants, upon conversion of outstanding shares of Series A preferred stock, upon exercise (and subsequent conversion into shares of common stock) of outstanding warrants exercisable for Series A preferred stock. Accordingly, based on the number of fully-diluted shares of common stock as of the close of business on January 7, 2003, Atlantic would have remaining 34,191,125 shares of common stock to issue if the certificate of incorporation were amended to increase to 150 million the number of authorized shares of common stock.

           On December 17, 2002, we entered into a merger agreement with Manhattan and MPAC. The merger agreement provides that MPAC will merge into Manhattan, with Manhattan becoming our wholly owned subsidiary. See "The Terms of the Transaction."

           Under the terms of the merger, which is subject to Manhattan shareholder approval, it is expected that Manhattan shareholders will receive approximately 141 shares of Atlantic common stock for each outstanding share of Manhattan common stock they owned immediately prior to the effective time of the merger. Atlantic will issue a total of approximately 92,647,100 shares of common stock to holders of Manhattan stock. The number of shares of our common stock currently available would not be sufficient to permit us to consummate the proposed merger.

           Issuance of additional shares of Atlantic common stock will have the effect of diluting the ownership of our current shareholders. See "Risk Factors."

           The proposed increase in authorized shares would also increase our Delaware franchise tax liability. The franchise tax is based, in part, on the number of shares of stock authorized in a corporation's certificate of incorporation. We expect, however, that the increase in our 2002 franchise tax would be less than $10,000.

           If our shareholders approve this proposed amendment we will promptly file an appropriate certificate of amendment with the Delaware Secretary of State.

           The affirmative vote of a majority of the outstanding shares of our common stock and Series A preferred stock, voting together, is required in order to approve each of this proposals. In addition, the affirmative vote of a majority of the outstanding shares of our common stock, voting separately, is required to approve this proposal.

           The board of directors deems this proposal to be in the best interests of Atlantic and its shareholders and recommends that you vote "FOR" this proposal.


                                   Proposal 2
                  Amendment to the Certificate of Designations

           One of the closing conditions of the merger agreement is that we amend the certificate of designations of our Series A preferred stock--which constitutes part of our certificate of incorporation--to state that our Series A preferred stock will automatically convert into shares of our common stock immediately prior to any merger of Manhattan into a wholly-owned subsidiary of Atlantic. The proposed certificate of amendment to the certificate of designations is attached as Exhibit D. Unless the certificate of designations is amended, Atlantic would, on consummation of the merger, be required to pay to holders of the Series A preferred stock the "Liquidation Amount" as defined in the certificate of designations. The Liquidation Amount is currently $4,928,976. Given Atlantic's limited resources, this requirement would force Atlantic to cease doing business, with the proceeds of liquidation being paid to the Series A holders. Having the Series A convert into common stock immediately prior to the merger would allow Atlantic to avoid having to pay the Liquidation Amount, and without amending the certificate of designations as described in proposal 2, Atlantic would not be authorized to bring about that conversion. Note also that having the Series A shares convert would also mean that the Series A shares would not gain the benefit of any antidilution adjustments to which they would otherwise be entitled, but this is a theoretical rather than practical entitlement, since the requirement to pay the Liquidation Amount would supersede it and render it moot.

           If this proposal 2 is approved by our shareholders but proposal 1 is not approved, then we will not amend the certificate of designations in accordance with this proposal.

           The affirmative vote of a majority of the shares of our common stock and Series A preferred stock, voting together as a class is required to approve this proposal. In addition, the affirmative vote of a majority of the shares of Series A preferred stock, voting separately, is required to approve this proposal. (Since the number of Series A shares currently outstanding is less than 50% of the number of Series A shares originally issued, provision of the Series A certificate of designations requiring a two-thirds vote for this and other changes is no longer in effect.)

           The board recommends that shareholders vote "FOR" amending the certificate of incorporation to amend the terms of the Series A certificate of designations.


                                   Proposal 3
                  Amendment to the Certificate of Incorporation
             to Change our Name to "Manhattan Pharmaceuticals, Inc."

           As described above, if the merger is consummated, Manhattan shareholders will hold 80% of Atlantic's post-merger outstanding capital stock and our business will be primarily devoted to the business of Manhattan. Therefore, in order to signify these changes, we propose to change the name of our company to "Manhattan Pharmaceuticals, Inc."

           The full text of the proposed changes to Atlantic's certificate of incorporation has been incorporated into the proposed certificate of amendment of Atlantic's certificate of incorporation included as Exhibit C. If proposal 3 is not approved but proposal 1 is approved, we will revise the certificate of amendment accordingly. If proposals 1 and 2 are not approved, then we will not change our name, even if we receive enough votes to do so.

           We believe this name change will have no adverse effect on its business. Instead, this supports our strategy of focusing exclusively on Manhattan's development of its anti-obesity products.

           Shareholders will not be required to submit their stock certificates for exchange. Following the effective date of the amendment changing our name, all new stock certificates that we issue will be overprinted with our new name.

           The affirmative vote of the holders of a majority of the votes of our common stock and preferred stock issued and outstanding on the record date, voting together as a class, is required to approve this proposal.

           The board of directors deems this proposal to be in the best interests of Atlantic and its shareholders and recommends that you vote "FOR" this proposal.


                                   Proposal 4
                              Election of Directors

           At the annual meeting, a board of directors consisting of five directors will be elected to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified or until their earlier resignation or removal. The board has selected five nominees, all of whom are current directors of Atlantic. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them in favor of the nominees named below. Holders of shares of common stock and holders of shares of Series A preferred stock vote together as a class to elect directors. If any nominee is unable or declines to serve as a director, the proxies may be voted for a substitute nominee designated by the current board.

           If proposals 1 and 2 are approved by the shareholders, upon the closing of the merger, all of Atlantic's directors, with the exception of David
M. Tanen, will resign from their directorships, meaning that the directors appointed as a result of shareholder voting for the nominees listed in proposal 4 would only hold office for a brief period--probably less than a day--until the proposed merger become effective. The new board will consist of Mr. Tanen, Joshua Kazam, Michael Weiser and Joan Pons, each of whom currently serves as a member of Manhattan's board of directors. The new board of directors will replace current Atlantic officers with Manhattan's officers. For biographies of these new board members and officers, see "Manhattan Director and Officer Information."

           A plurality of the votes cast by holders of the outstanding shares of common stock and Series A preferred stock, voting together, is required to elect each candidate for director listed in proposal 4. Since, however, the number of candidates is equal to the number of vacancies, receipt of any votes in favor of any candidate will ensure that that candidate is elected.

           The board recommends that shareholders vote "FOR" the election of each of the following nominees to serve as directors of Atlantic.

Information With Respect to Nominees

Set forth below is information regarding the nominees.


NAME OF NOMINEE                       AGE     POSITION                    DIRECTOR SINCE
---------------                       ---     --------                    --------------

Frederic P. Zotos, Esq.                37     Director, President, and         1999
                                              Chief Executive Officer
Steve H. Kanzer, C.P.A., Esq.          38     Director                         1993
Peter O. Kliem                         64     Director                         2000
A. Joseph Rudick, M.D.                 45     Director                         1999
David M. Tanen                         31     Director                         2002
Business Experience of Nominees

           Frederic P. Zotos, Esq., 37, has been a member of our board of directors since May 1999, our President since April 3, 2000, and our Chief Executive Officer since February 15, 2001. From June 1999 to April 2000, Mr. Zotos was Director of Due Diligence and Internal Legal Counsel of Licent Capital, LLC, an intellectual property royalty finance company located in Jericho, New York. From September 1998 until June 1999, Mr. Zotos practiced as an independent patent attorney and technology licensing consultant in Cohasset, Massachusetts. From December 1996 until August 1998, Mr. Zotos was Assistant to the President and Patent Counsel of Competitive Technologies, Inc., a publicly-traded technology licensing agency located in Fairfield, Connecticut. From July 1994 until November 1996, Mr. Zotos was an Intellectual Property Associate of Pepe & Hazard, a general practice law firm located in Hartford, Connecticut. Mr. Zotos is a registered patent attorney with the United States Patent and Trademark Office, and is also registered to practice law in Massachusetts and Connecticut. He earned a B.S. in Mechanical Engineering from Northeastern University in 1987, a joint J.D./M.B.A. degree from Northeastern University in 1993, and successfully completed an M.S. in Electrical Engineering Prerequisite Program from Northeastern University in 1994.

           Steve H. Kanzer, CPA, Esq., 38, has been a member of our board of directors since its inception in 1993. He is currently a member of our Audit Committee and Compensation Committee. From December 1997 to November 2001, Mr. Kanzer was President and Chief Executive Officer of Corporate Technology Development,

Inc., a biotechnology holding company based in Miami, Florida. Since December 2000 Mr. Kanzer has also been Chairman, Chief Executive Officer and President of Accredited Equities, Inc., a venture capital and investment banking firm based in Miami, and President of several private biopharmaceutical companies also based in Miami. From 1992 until December 1998, Mr. Kanzer was a founder and Senior Managing Director of Paramount Capital, Inc. and Senior Managing Director--Head of Venture Capital of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical venture capital and merchant banking firm that is an affiliate of Paramount Capital, Inc. From 1993 until June 1998, Mr. Kanzer was a founder and a member of the board of directors of Boston Life Sciences, Inc., a publicly-traded pharmaceutical research and development company. From 1994 until June 2000, Mr. Kanzer was a founder and Chairman of Discovery Laboratories, Inc., a publicly-traded pharmaceutical research and development company. Mr. Kanzer is a founder and a member of the board of directors of DOR BioPharma, Inc., a publicly-traded pharmaceutical research and development company. Prior to joining Paramount, Mr. Kanzer was an attorney with Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York from September 1988 to October 1991. He received his J.D. from New York University School of Law in 1988 and a B.B.A. in Accounting from Baruch College in 1985. In his capacity as employee and director of other companies in the venture capital field, Mr. Kanzer is not required to present to Atlantic opportunities that arise outside the scope of his duties as a director of Atlantic.

           Peter O. Kliem, 64, has been a member of our board of directors since March 21, 2000 and is a member of our Compensation Committee. Mr. Kliem is a co-founder and Chief Executive Officer of SelectX Pharmaceuticals, Inc., as well as member of the board of directors of SelectX, a privately held drug discovery company. Prior to that, Mr. Kliem was co-founder, Executive Vice-President, Chief Operating Officer and member of the board of directors of Enanta Pharmaceuticals, a Boston based biotechnology start-up. Prior to this start-up, he worked with Polaroid Corporation for 36 years, most recently in the positions of Senior Vice President, Business Development, Senior VP, Electronic Imaging and Senior VP and Director of Research & Development. During his tenure with Polaroid, he initiated and executed major strategic alliances with corporations in the U.S., Europe, and the Far East. Mr. Kliem also introduced a broad range of innovative products such as printers, lasers, CCD and CID imaging, fiber optics, flat panel display, magnetic/optical storage and medical diagnostic products in complex technological environments. Mr. Kliem is a member of the board of directors of Amnis Corporation, a Seattle-based privately held company engaged in developing novel flow cytometry and image analysis instrumentation for the biotech industry. He serves as trustee of the Boston Biomedical Research Institute, which is funded by the National Institute of Health, and served as Chairman of PB Diagnostics. In addition, he serves as Industry Advisor to TVM-Techno Venture Management. Mr. Kliem earned his M.S. in Chemistry from Northeastern University.

           A. Joseph Rudick, M.D., 45, was our Chief Executive Officer from April 10, 2000 until February 15, 2001, and has been a member of our board of directors since May 1999. He was also our President from May 1999 to April 3, 2000, and was a founder of Atlantic and two of its majority-owned subsidiaries, Optex and Channel. Dr. Rudick served as a business consultant to Atlantic from January 1997 until November 1998. From June 1994 until November 1998, Dr. Rudick was a Vice President of Paramount Capital, Inc., an investment bank specializing in the biotechnology and biopharmaceutical industries. Since 1988, he has been a Partner of Associate Ophthalmologists P.C., a private ophthalmology practice located in New York, and from 1993 to 1998 he served as a director of Healthdesk Corporation, a publicly-traded medical information company of which he was a co-founder. Dr. Rudick earned a B.A. in Chemistry from Williams College in 1979 and an M.D. from the University of Pennsylvania in 1983.

           David M. Tanen, 31, has served as a member of our board of directors since January 28, 2002. Since 1996, Mr. Tanen has served as an associate director of Paramount Capital, Inc., where he has been involved in the founding of a number of biotechnology start-up companies. Mr. Tanen also serves as an officer and/or director on several other privately held development-stage biotechnology companies. Mr. Tanen received his B.A. from George Washington University and his J.D. from Fordham University School of Law.

Number of Directors; Relationships

           On January 28, 2002, Mr. Tanen was named as a member of the board; this increased to five the number of directors of our board. Each director holds office until the annual meeting of shareholders following the initial election or appointment of that director and until that director's successor has been duly elected and qualified, or until that director's earlier resignation or removal. Officers are appointed to serve at the discretion of the board.

           There are no family relationships among the executive officers or directors of Atlantic.

Board Meetings and Committees

           The board held six meetings during the 2001 fiscal year.

           The board has an Audit Committee and a Compensation Committee, but not a standing Nominating Committee. The Audit Committee, which is currently composed of Mr. Zotos, Mr. Kanzer and Mr. Kliem, reviews the professional services provided by our independent auditors and monitors the scope and results of the annual audit; reviews proposed changes in our financial and accounting standards and principles; reviews our policies and procedures with respect to its internal accounting and financial controls; makes recommendations to the board on the engagement of the independent auditors and addresses other matters that may come before it or as directed by the board of directors. Neither Mr. Kanzer nor Mr. Kliem are currently an officer of Atlantic or any of its subsidiaries, and both are "independent" under Rule 4200(a)(15) of the NASD listing standards as currently in effect. The Audit Committee held one meeting during the 2001 fiscal year.

           The Audit Committee operates pursuant to a charter approved by Atlantic's board of directors. A copy of this charter is attached to this proxy statement as Exhibit E.

           The Compensation Committee, which is currently composed of Mr. Zotos, Mr. Kanzer and Mr. Kliem, sets the compensation for certain of our personnel and administers our 1995 Stock Option Plan, as amended and restated. The Compensation Committee held one meeting during the 2001 fiscal year.

Director Compensation

           Non-employee directors are eligible to participate in an automatic stock option grant program under the 1995 stock option plan. Non-employee directors are granted an option for 10,000 shares of common stock on their initial election or appointment to the board and an option for 2,000 shares of common stock on the date of each annual meeting of our shareholders for those non-employee directors continuing to serve after that meeting. On August 8, 2001, under the automatic stock option grant program, we granted each of Steve Kanzer and Peter Kliem options for 2,000 shares of common stock at an exercise price of $0.61 per share, the fair market value of our common stock on the date of grant.

           Additionally, on February 20, 2001, Atlantic granted each of Steve Kanzer and Peter Kliem options for 50,000 shares of common stock at an exercise price of $0.875 per share, the fair market value of our common stock on the date of the grant.

           The board agreed that effective October 21, 1999, each non-employee member of the board is to receive $6,000 per year for his services as a director, payable semi-annually in arrears, plus $1,500 for each board meeting attended in person, $750 for each board meeting attended via telephone conference call and $500 for each meeting of a committee of the board attended.

           Board members are reimbursed for reasonable expenses incurred in connection with attending meetings of the board and of committees of the board.


                                   Proposal 5
                            Ratification of Selection
                             of Independent Auditors

           On December 5, 2002, KPMG LLP notified us that it would not stand for re-election as our auditor. KPMG LLP began auditing Atlantic's annual financial statements in December 1995. The board has appointed the firm of J.H. Cohn, LLP, independent auditors, to audit our consolidated financial statements for the year ending December 31, 2002, and is asking the shareholders to ratify this appointment. The decision of the board to appoint J.H. Cohn, LLP is based on the recommendation of the audit committee. In making its recommendation, the audit committee reviewed the auditor's independence, the audit scope, and its audit fees. During Atlantic's two most recent fiscal years and the subsequent interim period preceding the engagement of J.H. Cohn, Atlantic did not consult J.H. Cohn on matters such as applying accounting principles to a transaction, rendering an opinion or a report, or on any matter that was subject to an accounting disagreement or a reportable event.

           During the years ended December 31, 2001 and 2000 and any subsequent interim period, KPMG has not disagreed with Atlantic on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure that, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject mater of the disagreement in its report. KPMG's report on the financial statements for the last two years did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty (with the exception of the 2001 report containing a statement related to our ability to continue as a going concern), audit, scope, or accounting principles.

           The aggregate fees billed by KPMG LLP for professional services rendered in connection with its audit of our financial statements for the fiscal year 2001, including review of the consolidated financial statements included in our Quarterly Reports on Form 10-QSB for that fiscal year, were $85,500. KPMG LLP's fees for all other professional services provided to Atlantic during 2001 totaled $82,725. Of these fees, $52,700 were audit-related services (review of registration statements filed with the SEC and various technical accounting consultations) and $30,025 were for non-audit-related services (tax compliance and planning services).

           We expect representatives of J.H. Cohn, LLP to be present at the annual meeting of shareholders. They will be given an opportunity to make a statement if they so desire, and we expect them to be available to respond to appropriate questions.

           In the event the shareholders fail to ratify the appointment, the board will reconsider its selection. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the board believes that such a change would be in the best interests of Atlantic and its shareholders. The affirmative vote of the holders of a majority of the shares of common stock and shares of Series A preferred stock, voting together as a class, present or represented by proxy at the annual meeting and entitled to vote is required to approve this proposal.

           The board recommends that shareholders vote in favor of ratifying the selection of J.H. Cohn, LLP to serve as Atlantic's independent auditors for the year ending December 31, 2002.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


                               Executive Officers

           Certain information regarding the sole executive officer other than Frederic P. Zotos is set forth below (information concerning Atlantic's directors is contained in proposal 1):

NAME                           AGE      POSITION
----                           ---      --------

Nicholas J. Rossettos          37       Chief Financial Officer, Treasurer
                                        and Secretary

           Nicholas J. Rossettos, CPA, 37, has been our Chief Financial Officer since April 2000. Previously, Mr. Rossettos was from 1999, Manager of Finance for Centerwatch, a pharmaceutical trade publisher headquartered in Boston, Massachusetts, that is a wholly owned subsidiary of Thomson Corporation of Toronto, Canada. Prior to that, from 1994, he was Director of Finance and Administration for EnviroBusiness, Inc., an environmental and technical management-consulting firm headquartered in Cambridge, Massachusetts. He holds an A.B. in Economics from Princeton University and a M.S. in Accounting and M.B.A. from Northeastern University.


                       Compensation of Executive Officers

           Pursuant to our 1995 stock option plan, on February 20, 2001, Frederic P. Zotos was granted options for 100,000 shares of common stock at an exercise price of $0.875. Additionally, on February 20, 2001, Mr. Zotos was granted options for 150,000 shares of common stock at an exercise price of $0.875. Pursuant to our 1995 stock option plan, on February 20, 2001, Dr. Rudick was granted options for 100,000 shares of common stock at an exercise price of $0.875. Additionally, on February 20, 2001, A. Joseph Rudick was granted options for 25,000 shares of common stock at an exercise price of $0.875. Pursuant to our 1995 stock option plan, on February 20, 2001, Nicholas J. Rossettos was granted options for 50,000 shares of common stock at an exercise price of $0.875.

           The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer and the other highest-paid executive officers serving as such at the end of 2001 whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer of Atlantic received compensation in excess of $100,000 during fiscal year 2001. No executive officer who would otherwise have been included in this table on the basis of 2001 salary and bonus resigned or terminated employment during that year.

Summary Compensation Table


--------------------------------- -------------------------------------------------------- ---------------------- ----------------
                                                                                                Long-Term            All Other
                                                       Annual Compensation                 Compensation Awards     Compensation ($)
--------------------------------- -------- ------------------------------------------------ ---------------------- ----------------
Name and Principal Position       Year      Salary        Bonus          Other Annual
                                                                         Compensation      Securities Underlying
                                             ($)           ($)                ($)             Options/SARs(#)
--------------------------------- ------- ----------- ------------- --------------------- ----------------------- ----------------
Frederic P. Zotos (1)             2001      208,750        50,000          10,000(2)             250,000                     0
  Chief Executive Officer and     2000      131,250        50,000          10,000(2)             250,000              14,750(3)
  President                       1999            0             0                   0                  0               2,600(4)

--------------------------------- -------- ---------- ------------- --------------------- ----------------------- ---------------
A. Joseph Rudick (5)              2001       87,500        25,000                   0            125,000                     0
  Chief Scientific and Medical    2000      123,750       111,174                   0            125,000              84,674(6)
  Officer                         1999            0        23,502                   0             87,000(7)           81,523(8)

--------------------------------- -------- ---------- ------------- --------------------- ----------------------- ---------------
Nicholas J. Rossettos (9)         2001      125,000        25,000          10,000(2)              50,000                     0
  Chief Financial Officer,        2000       91,146        25,000          10,000(2)              50,000                     0
  Treasurer and Secretary         1999            0             0                   0                  0                     0
--------------------------------- -------- ---------- ------------- --------------------- ----------------------- ---------------

-------------------------

(1) Mr. Zotos was promoted to be our Chief Executive Officer on February 15, 2001. Mr. Zotos became our President on April 3, 2000.

(2) Represents matching contributions by Atlantic pursuant to Atlantic's SAR-SEP retirement plan.

(3) Represents $8,000 in fees paid for consulting services rendered and $6,750 in director's fees.

(4)  Represents fees paid for consulting services rendered.

(5) Dr. Rudick became Chief Scientific and Medical Officer on February 15, 2001. From April 10, 2000 to February 15, 2001, he was our Chief Executive Officer.

(6) Represents $86,174 paid to Dr. Rudick in recognition of his role in negotiating an amendment to Optex's contract with Bausch & Lomb, less $1,500 returned to Atlantic by him due to mistaken overpayment of director's fees for the 1999 fiscal year.

(7) Excludes options for 50,000 shares of common stock granted to Dr. Rudick on August 9, 1999, but rescinded in the 2000 fiscal year to correct the grant to him in the 1999 fiscal year of options for 37,000 shares of common stock above the amount permitted by the stock option plan for that fiscal year.

(8) Represents $50,516 in fees paid to Dr. Rudick for consulting services rendered, $7,500 in director's fees, of which $1,500 was paid in error and therefore returned to Atlantic by him in 2000, and $23,507 paid in recognition of his role in negotiating an amendment to Optex's contract with Bausch & Lomb (see Item 12 below for a more detailed explanation).

(9)  Mr. Rossettos became our Chief Financial Officer on April 10, 2000.


                      Options and Stock Appreciation Rights

           The following table contains information concerning the grant of stock options under the 1995 stock option plan and otherwise to the Named Officers during the 2001 fiscal year. Except as described in footnote (1) below, no stock appreciation rights were granted during the 2001 fiscal year.

Option/SAR Grants in Last Fiscal Year


------------------------------------------------------------------------------------------------------------------------------
Individual Grants
------------------------------------------------------------------------------------------------------------------------------
                                  Number of Securities        % of Underlying
                                  Underlying Options/         Options/SARs Granted to       Exercise Price      Expiration
Name                              SARs Granted(#)(1)          Employees in Fiscal Year(2)   ($/Share)(3)        Date
--------------------------------- --------------------------- ----------------------------- ------------------- --------------
Frederic P. Zotos                         250,000                           43%                  $0.875           2/20/11
--------------------------------- --------------------------- ----------------------------- ------------------- --------------
A. Joseph Rudick                          125,000                           22%                  $0.875           2/20/11
--------------------------------- --------------------------- ----------------------------- ------------------- --------------
Nicholas J. Rossettos                      50,000                            9%                  $0.875           2/20/11
--------------------------------- --------------------------- ----------------------------- ------------------- --------------

------------------------

(1) Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with Atlantic. The options are exercisable as follows: 25% upon granting and 25% each of the first three anniversaries of the date of granting. Each option will become immediately exercisable in full upon an acquisition of Atlantic by merger or asset sale, unless the option is assumed by the successor entity. Each option includes a limited stock appreciation right pursuant to which the optionee may surrender the option, to the extent exercisable for vested shares, upon the successful completion of a hostile tender for securities possessing more than 50% of the combined voting power of Atlantic's outstanding voting securities. In return for the surrendered option, the optionee will receive a cash distribution per surrendered option share equal to the excess of (1) the highest price paid per share of common stock in that hostile tender offer over (2) the exercise price payable per share under the cancelled option.

(2) Calculated based on total option grants to employees of 575,000 shares of common stock during the 2001 fiscal year.

(3) The exercise price may be paid in cash, mature shares of common stock, through arrangements with independent brokerage firms, or by other means at the discretion of the Plan Administrator. Atlantic may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with exercise. The optionee may be permitted, subject to the approval of the plan administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of common stock) in satisfaction of that tax liability.


                          Option Exercise and Holdings

           The following table provides information with respect to the Named Officers concerning the exercisability of options during the 2001 fiscal year and unexercisable options held as of the end of the 2001 fiscal year. No stock appreciation rights were exercised during the 2001 fiscal year, and, except for the limited rights described in footnote (1) to the preceding table, no stock appreciation rights were outstanding at the end of that fiscal year.

Aggregated Option Exercises in Last Fiscal Year ("FY") and FY-End Option Values


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Value of Unexercised In-the-Money
                              Shares                                                           Options/SARs at FY-End (Market price
                             Acquired        Value      No. of Securities Underlying           of shares at FY-End less exercise
Name                       on Exercise    Realized (1)  Unexercised Options/SARs at FY-End (#) price) ($)(2)
                                                        -------------------------------------- ------------------------------------
                                                          Exercisable      Unexercisable       Exercisable       Unexercisable
------------------------ --------------- ---------------  ---------------- ------------------- ---------------   ---------------
Frederic P. Zotos               0              --             221,166           315,834              0                   0
------------------------ --------------- ---------------  ---------------- ------------------- ---------------   ---------------
A. Joseph Rudick                0              --             174,916           172,084              0                   0
------------------------ --------------- ---------------  ---------------- ------------------- ---------------   ---------------
Nicholas J. Rossettos           0              --             37,500            62,500               0                   0
------------------------ --------------- ---------------  ---------------- ------------------- ---------------   ---------------

------------------

(1) Equal to the fair market value of the purchased shares at the time of the option exercise over the exercise price paid for those shares.

(2) Based on the fair market value of our common stock on December 31, 2001 of $0.28 per share, the closing sales price per share on that date on the Over-the-Counter Bulletin Board.


                         Long Term Incentive Plan Awards

           No long term incentive plan awards were made to a Named Officer during the last fiscal year.


Employment Contracts and Termination of Employment and Change of Control Agreements

           Effective April 3, 2000, Mr. Zotos became our President pursuant to an employment agreement, as amended as of April 1, 2002. This agreement has a three-year term ending on April 2, 2004. As President, Mr. Zotos reports to the Chief Executive Officer. Mr. Zotos and his dependents are eligible to receive paid medical and long term disability insurance and such other health benefits as Atlantic makes available to other senior officers and directors. Effective February 15, 2001, Mr. Zotos was also appointed Chief Executive Officer of Atlantic at which time the employment agreement was amended to reflect a new compensation structure.

           Effective April 10, 2000, Dr. Rudick became our Chief Executive Officer pursuant to an employment agreement as amended as of April 1, 2002. This agreement has a three-year term ending on April 10, 2004. Effective February 15, 2001, Dr. Rudick resigned as our Chief Executive Officer at which time the employment agreement was amended to reflect a new compensation structure.

           Effective April 10, 2000, Mr. Rossettos became our Chief Financial Officer pursuant to an employment agreement as amended as of April 1, 2002. This agreement has a three-year term ending on April 10, 2003. Mr. Rossettos reports to the Chief Executive Officer and President. Mr. Rossettos and his dependents are eligible to receive paid medical and long term disability insurance and such other health benefits as Atlantic makes available to other senior officers and directors.

           The Compensation Committee has the discretion under the 1995 stock option plan to accelerate options granted to any officers in connection with a change in control of Atlantic or upon the subsequent termination of the officer's employment following the change of control.


                         Change of Control Transactions

           Atlantic is not aware of any transactions resulting in a change of control during fiscal year 2001.


                 Certain Relationships and Related Transactions

           On January 4, 2000, we entered into a financial advisory and consulting agreement with Joseph Stevens & Company, Inc. In this agreement, we engaged Joseph Stevens to provide us with financial advisory services from January 4, 2000 until January 4, 2001. As partial compensation for the services to be rendered by Joseph Stevens, we issued them three warrants to purchase an aggregate of 450,000 shares of our common stock. The exercise price and exercise period of each warrant is as follows:


================================================================================================================

  Warrant Number    No. of Shares    Exercise Price             Exercise Period
================================================================================================================
   No.1                150,000           $2.50         1/4/00 through 1/4/05
----------------------------------------------------------------------------------------------------------------
                                                       1/4/01 through 1/4/06 (which vested in equal monthly
   No.2                150,000           $3.50         increments during 1/4/00-1/4/01)
----------------------------------------------------------------------------------------------------------------
                                                       1/4/02 through 1/4/07 (which vested in equal monthly
   No.3                150,000           $4.50         increments during 1/4/00-1/4/01)
================================================================================================================


           In addition, each warrant may only be exercised when the market price of a share of common stock is at least $1.00 greater than the exercise price of that warrant. In connection with issuance of the warrants, Atlantic and Joseph Stevens entered into a letter agreement granting Joseph Stevens registration rights in respect of the shares of common stock issuable upon exercise of the warrants.

           Pursuant to our restated certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our directors and executive officers.

           All transactions between us and our officers, directors, principal shareholders and their affiliates are approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors on the board of directors. We believe that the transaction set forth above was made on terms no less favorable to us than could have been obtained from unaffiliated third parties.


      Compliance with Section 16(a) of the Securities Exchange Act of 1934

           Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Atlantic's officers, directors and persons who are the beneficial owners of more than 10% of the common stock to file initial reports of ownership and reports of changes in ownership of the common stock with the SEC. Officers, directors and beneficial owners of more than 10% of the common stock are required by SEC regulations to furnish Atlantic with copies of all Section 16(a) forms they file.

           With the exception of the following transactions, each of Atlantic's directors and executive officers who held office in 2001 timely filed the forms required by Section 16(a) of the Exchange Act during fiscal year 2001. On February 20, 2001, Atlantic granted Frederic P. Zotos options to purchase 150,000 shares. Mr. Zotos reported this transaction on a Form 5 filed February 14, 2002. On February 20, 2001, Atlantic granted A. Joseph Rudick options to purchase 25,000 shares. Mr. Rudick reported this transaction on a Form 5 filed February 14, 2002. On February 20, 2001, Atlantic granted Steve Kanzer options to purchase 50,000 shares. Mr. Kanzer reported this transaction on a Form 5 filed February 14, 2002. On February 20, 2001, Atlantic granted Peter Kliem options to purchase 50,000 shares. Mr. Kliem reported this transaction on a Form 5 filed February 14, 2002.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

           The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of January 7, 2003, by (1) all persons who are beneficial owners of 5% or more of our common stock,
(2) each director and nominee, (3) the Named Officers in the Summary Compensation Table above, and (4) all directors and executive officers as a group. We do not know of any person who beneficially owns more than 5% of the Series A preferred stock and none of our directors or the Named Officers owns any shares of Series A preferred stock. Consequently, the following table does not contain information with respect to the Series A preferred stock.

           The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of January 7, 2003, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity. The common stock represented here includes the common stock that the beneficial holders would directly possess if they converted all shares of Series A Preferred Stock held by them.

                                             NUMBER OF      % OF TOTAL SHARES
NAME AND ADDRESS                              SHARES          OUTSTANDING (1)
----------------                             ---------      ------------------

CERTAIN BENEFICIAL HOLDERS:

Lindsay A. Rosenwald, M.D.(2)                4,899,554              28.2%
787 Seventh Avenue
New York, NY 10019

Joseph Stevens & Company, Inc.(3)            2,116,662              11.6%
59 Maiden Lane, 32nd Floor
New York, NY  10038

MANAGEMENT:

Frederic P. Zotos (4)                        1,037,000              5.8%

A. Joseph Rudick (5)                          597,000               3.4%

Steve H. Kanzer (6)                           137,000                 *

Peter O. Kliem(7)                             133,667                 *

David Tanen(8)                                28,333                  *

Nicholas J. Rossettos (9)                     275,000               1.6%

All current executive
officers and directors as
a group (6 persons)                          2,208,000              11.5%

------------------------

*    Less than 1.0%

(1) Percentage of beneficial ownership is calculated assuming 16,989,596 shares of common stock were outstanding on January 7, 2003.

(2) Includes 388,000 shares of common stock issuable upon conversion of 47,202 shares of Series A preferred stock convertible within 60 days of January 7, 2003. Also includes 190 shares of common stock held by June Street Corporation and 190 shares of common stock held by Huntington Street Corporation. Dr. Rosenwald is the sole proprietor of both June Street Corporation and Huntington Street Corporation.

(3) Includes 450,000 shares of common stock issuable upon exercise of three warrants exercisable within 60 days of January 7, 2003. Also includes 833,331 shares of common stock issuable upon exercise of warrants exercisable within 60 days of January 7, 2003.

(4) Represents options exercisable within 60 days of January 7, 2003. 250,000 shares of common stock were exercisable pursuant to stock options granted on March 28, 2002, all of which were immediately exercisable; an additional 250,000 shares of common stock were exercisable pursuant to stock options granted on February 19, 2002, all of which became exercisable upon licensing of our CT-3 compound; 125,000 shares of common stock were exercisable pursuant to stock options granted on February 19, 2002 for 250,000 shares, of which 25% or 62,500 were exercisable on issuance, then an additional 25% thereafter; an additional 75,000 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001 for 100,000 shares, of which 25% or 25,000 shares were exercisable on issuance, then an additional 25% annually thereafter; an additional 112,500 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001 for 150,000 shares, of which 25% or 37,500 shares were exercisable on issuance, then an additional 25% annually thereafter; an additional 75,000 shares of common stock are exercisable pursuant to stock options granted on April 12, 2000 for 100,000 shares, of which 25% or 25,000 shares were exercisable on issuance, then an additional 25% annually thereafter; an additional 112,500 shares are exercisable pursuant to stock options granted on April 12, 2000 for 150,000, of which 25% or 37,500 were exercisable on issuance, then an additional 25% annually thereafter; an additional 25,000 shares are exercisable pursuant to stock options granted October 21, 1999, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted September 23, 1999 for 2,000 shares, all of which were exercisable after one year; and an additional 10,000 shares are exercisable pursuant to stock options granted May 28, 1999 for 10,000 shares, exercisable in three equal annual amounts exercisable starting one year from grant date.

(5) Represents options exercisable within 60 days of January 7, 2003. 125,000 shares of commons stock were exercisable pursuant to stock options granted on March 28, 2002, all of which were immediately exercisable; an additional 125,000 shares of common stock were exercisable pursuant to stock options granted on February 19, 2002, all of which became exercisable upon licensing of our CT-3 compound; an additional 62,500 shares of common stock were exercisable pursuant to stock options granted on February 19, 2002 for 125,000 shares, of which 25% or 31,250 shares were exercisable on issuance, then an additional 25% annually thereafter; an additional 75,000 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001 for 100,000 shares, of which 25% or 25,000 shares were exercisable on issuance, then an additional 25% annually thereafter; an additional 18,750 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001 for 25,000 shares, of which 25% or 6,250 shares were exercisable on issuance, then an additional 25% annually thereafter; an additional 75,000 shares of common stock are exercisable pursuant to stock options granted under the plan on April 12, 2000 for 100,000 shares, of which 50% or 50,000 shares were exercisable as of April 3, 2001, then an additional 25% annually thereafter; an additional 18,750 shares are exercisable pursuant to stock options granted on April 12, 2000 for 25,000 shares, of which 25% or 6,250 were exercisable immediately, then an additional 25% annually thereafter; an additional 25,000 shares are exercisable pursuant to stock options granted October 21, 1999, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted on September 23, 1999, all of which were exercisable on September 23, 2000; an additional 50,000 shares are exercisable pursuant to stock options granted on August 9, 1999 for 50,000 shares, of which 25% or 12,500 were exercisable on issuance, then an additional 25% annually thereafter; an additional 10,000 shares are exercisable pursuant to stock options granted on May 28, 1999 for 10,000 shares, exercisable in three equal amounts starting one year from grant date; and an additional 10,000 shares are exercisable pursuant to stock options granted on August 7, 1998 for 10,000 shares, of which one third were exercisable after one year, with the remainder exercisable monthly (or
     277.79 per month) over two years.

(6) Represents options exercisable within 60 days of January 7, 2003. 25,000 shares of common stock were exercisable pursuant to stock options granted on January 28, 2002 for 50,000 shares, of which 25% were exercisable on issuance, then an additional 25% annually thereafter; an additional 2,000 shares of common stock were exercisable pursuant to stock options granted on August 8, 2001, all of which were immediately exercisable; an additional 50,000 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001, all of which were immediately exercisable; an additional 25,000 shares are exercisable pursuant to stock options granted on February 29, 2000, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted on September 29, 2000, all of which were immediately exercisable; an additional 25,000 shares are exercisable pursuant to stock options granted on October 21, 1999, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted September 23, 1999, all of which were exercisable on September 23, 2000; an additional 2,000 shares are exercisable pursuant to stock options granted August 28, 1998; an additional 2,000 shares are exercisable pursuant to stock options granted on June 17, 1997; and an additional 2,000 shares are exercisable pursuant to stock options granted on July 24, 1996.

(7) Represents options exercisable within 60 days of January 7, 2003. 25,000 shares of common stock were exercisable pursuant to stock options granted on January 28, 2002 for 50,000 shares, of which 25% were exercisable on issuance, then an additional 25% annually thereafter; an additional 2,000 shares of common stock were exercisable pursuant to stock options granted on August 8, 2001, all of which were immediately exercisable; an additional 50,000 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001, all of which were immediately exercisable; an additional 25,000 shares of common stock are exercisable pursuant to stock options granted September 29, 2000, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted September 29, 2000, all of which were immediately exercisable; an additional 23,000 shares are exercisable pursuant to stock options for 23,000 shares granted on April 12, 2000, all of which were immediately exercisable; and an additional 6,667 shares of common stock were exercisable pursuant to stock options granted on March 21, 2000 for 10,000 shares, which are exercisable in three equal annual amounts starting from one year of the grant date.

(8) Represents options exercisable within 60 days of January 7, 2003. 25,000 shares of common stock were exercisable pursuant to stock options granted on January 28, 2002 for 50,000 shares, of which 25% were exercisable on issuance, then an additional 25% annually thereafter; an additional 3,333 shares of common stock were exercisable pursuant to stock options granted on January 28, 2002 for 10,000 shares, which are exercisable in three equal amounts starting from one year of the grant date.

(9) Represents options exercisable within 60 days of January 7, 2003. 125,000 shares of commons stock were exercisable pursuant to stock options granted on March 28, 2002 all of which were immediately exercisable; an additional 50,000 shares of common stock were exercisable pursuant to stock options granted on February 19, 2002, all of which became exercisable upon the licensing of our CT-3 compound; 25,000 shares of common stock were exercisable pursuant to stock options granted on February 19, 2002 for 50,000 shares, of which 25% or 12,500 shares were exercisable on issuance, then an additional 25% annually thereafter; an additional 37,500 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001 for 50,000 shares, of which 25% or 12,500 shares were exercisable on issuance, then an additional 25% annually thereafter; and an additional 37,500 shares of common stock are exercisable pursuant to stock options for 50,000 shares granted April 4, 2000, of which 25% or 12,500 were exercisable on issuance, and then an additional 25% annually thereafter.


                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

           Under the present rules of the SEC, the deadline for shareholders to submit proposals to be considered for inclusion in our proxy statement for the next year's annual meeting of shareholders is September 30, 2003. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated under the Securities Exchange Act. The date of next year's annual meeting of shareholders has not yet been fixed; if we fix a date that is more than 30 days earlier or later than the date of this year's annual meeting, we will specify a revised deadline in a Form 10-QSB filed with the SEC.


                              ADDITIONAL MATERIALS

           A letter from our President has been mailed with the notice of annual meeting and this proxy statement to all shareholders entitled to notice of and to vote at the annual meeting. The President's letter is not incorporated into this proxy statement and is not considered proxy soliciting material.

                                  OTHER MATTERS

           Atlantic knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                                       THE BOARD OF DIRECTORS

Dated: January 29, 2003

                          INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----

        ATLANTIC FINANCIAL STATEMENTS FOR THE MOST RECENT INTERIM PERIOD

Consolidated Balance Sheets (unaudited) as of September 30, 2002.............F-1

Consolidated Statements of Operations (unaudited) for the nine months ended September 30, 2002 and for the period from July 13, 1993
  (inception) to September 30, 2002..........................................F-2

Consolidated Statements of Cash Flows (unaudited) for the nine months ended September 30, 2002 and for the period from July 13, 1993
  (inception) to September 30, 2002..........................................F-3

Notes of Consolidated Financial Statements (unaudited).......................F-4


          ATLANTIC FINANCIAL STATEMENTS FOR THE LAST THREE FISCAL YEARS

Independent Auditors' Report.................................................F-9

Consolidated Balance Sheets as of December 31, 2001 and 2000................F-10

Consolidated Statements of Operations for the years ended
  December 31, 2001, 2000 and 1999 and for the Period
  from July 13, 1993 (inception) to December 31, 2001.......................F-11

Consolidated Statements of Stockholders' Equity for the period from July 13, 1993 (inception) to December 31, 2001.......................F-12

Consolidated Statements of Cash Flows for the years ended
  December 31, 2001, 2000 and 1999 and for the period
  from July 13, 1993 (inception) to December 31, 2001.......................F-16

Notes to Consolidated Financial Statements..................................F-17


         MANHATTAN FINANCIAL STATEMENTS FOR THE MOST RECENT FISCAL YEAR
                         AND MOST RECENT INTERIM PERIOD

Independent Auditors' Report................................................F-38

Balance Sheets as of September 30, 2002 and December 31, 2001...............F-39

Statements of Operations for the Nine Months Ended September 30, 2002,
  for the period from August 6, 2001 (inception) to December 31, 2001 and for the period from August 6, 2001 (inception) to
  September 30, 2002........................................................F-40

Statements of Changes in Stockholders' Deficiency for the period from August 6, 2001, (inception) to September 30, 2002....................F-41

Statements of Cash Flows for the Nine Months Ended September 30, 2002,
  for the period from August 6, 2001 (inception) to December 31, 2001 and for the period from August 6, 2001 (inception) to
  September 30, 2002........................................................F-42

Notes to Financial Statements as of September 30, 2002 and
  December 31, 2001.........................................................F-43


                         PRO FORMA FINANCIAL STATEMENTS

General Information.........................................................F-48

Pro Forma Condensed Combined Balance Sheet as of September 30, 2002
  (unaudited)...............................................................F-49

Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2002 (unaudited)......................................F-50

Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2002...................................................F-51

Notes to Unaudited Pro Forma Condensed Combined Financial Statement.........F-52


                                 ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                                          (A Development Stage Company)
                                          Consolidated Balance Sheets
                                                 (Unaudited)

                                                                                           September 30,        December 31,
                                             Assets                                            2002                2001
                                                                                          -------------       --------------

Current assets:
     Cash and cash equivalents                                                            $    375,845           1,591,761
     Prepaid expenses                                                                           81,614              38,593
                                                                                          ------------        ------------
                      Total current assets                                                     457,459           1,630,354
Property and equipment, net                                                                     70,237             105,153
Other assets                                                                                    19,938              22,838
                                                                                          ------------        ------------
                      Total assets                                                        $    547,634           1,758,345
                                                                                          ============        ============

                             Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                                                $    503,945             508,613
Stockholders' equity:
     Preferred stock, $.001 par value. Authorized 10,000,000
        shares; 1,375,000 shares designated as Series A
        convertible preferred stock                                                               --                  --
     Series A convertible preferred stock, $.001 par value
        Authorized 1,375,000 shares; 379,152 and 346,357 shares issued and outstanding at September 30, 2002 and December 31, 2001, respectively
        (liquidation preference aggregating $4,928,976 and $4,502,641 at
        September 30, 2002 and December 31, 2001, respectively)                                    379                 346
     Convertible preferred stock warrants, 112,896 issued and outstanding at
        September 30, 2002 and December 31, 2001                                               520,263             520,263
     Common stock, $.001 par value. Authorized 50,000,000
        shares; 16,989,596 and 15,965,359 shares issued and outstanding
        at September 30, 2002 and December 31, 2001, respectively                               16,990              15,965
     Common stock subscribed. 182 shares at September 30, 2002
        and December 31, 2001                                                                     --                  --
     Additional paid-in capital                                                             27,411,259          27,442,106
     Deficit accumulated during development stage                                          (27,904,660)        (26,728,406)
                                                                                          ------------        ------------
                                                                                                44,231           1,250,274
     Less common stock subscriptions receivable                                                   (218)               (218)
     Less treasury stock, at cost                                                                 (324)               (324)
                                                                                          ------------        ------------
                      Total stockholders' equity                                                43,689           1,249,732
                                                                                          ------------        ------------

                      Total liabilities and stockholders' equity                          $    547,634           1,758,345
                                                                                          ============        ============

See accompanying notes to unaudited consolidated financial statements.


                                             ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                                                         (A Development Stage Company)
                                                     Consolidated Statements of Operations
                                                                  (Unaudited)

                                                                                       Cumulative
                                                                                       period from
                                                                                      July 13, 1993
                                                            Nine months ended         (inception) to
                                                               September 30,           September 30,
                                                          2002             2001            2002
                                                       ------------    ------------    ------------
Revenues:

    Development revenue                                $       --      $  2,461,922    $  8,713,720
    License revenue                                         500,000            --         3,000,000
    Grant revenue                                              --           250,000         616,659
                                                       ------------    ------------    ------------
         Total revenues                                     500,000       2,711,922      12,330,379
                                                       ------------    ------------    ------------

Costs and expenses:
    Cost of development revenue                                --         2,082,568       7,084,006
    Research and development                                467,153         774,340      10,858,779
    Acquired in-process research and
        development                                            --              --         2,653,382
    General and administrative                            1,225,201       2,333,567      19,899,834
    Compensation expense (benefit) relating to               (5,845)         70,634       1,093,631
    stock warrants (general and
    administrative), net
    License fees                                               --              --           173,500
                                                       ------------    ------------    ------------
         Total operating expenses                         1,686,509       5,261,109      41,763,132
                                                       ------------    ------------    ------------
         Operating loss                                  (1,186,509)     (2,549,187)    (29,432,753)

Other (income) expense:
    Interest and other income                               (10,255)        (40,618)     (1,303,401)
    Gain on sale of Optex assets                               --        (2,569,451)     (2,569,451)
    Loss on sale of Gemini assets                              --           334,408         334,408
    Interest expense                                           --              --           625,575
    Equity in loss of affiliate                                --            58,993         146,618
    Distribution to minority shareholders                      --           837,274         837,274
                                                       ------------    ------------    ------------
         Total other (income) expense                       (10,255)     (1,379,394)     (1,928,977)
                                                       ------------    ------------    ------------
         Net loss                                      $ (1,176,254)   $ (1,169,793)   $(27,503,776)
                                                       ============    ============    ============

Imputed convertible preferred stock
    dividend                                                   --           600,000       5,931,555
Dividend paid upon repurchase of
    Series B                                                   --           167,127         400,884
Preferred stock dividend issued in
    preferred shares                                         65,760         107,449       1,456,272
                                                       ------------    ------------    ------------
Net loss applicable to common shares                   $ (1,242,014)   $ (2,044,369)   $(35,292,487)
                                                       ============    ============    ============

Net loss per common share:
    Basic and diluted                                  $      (0.07)   $      (0.30)
                                                       ============    ============
Weighted average shares of common stock
  outstanding:
    Basic and diluted                                    16,949,797       6,734,788
                                                       ============    ============

See accompanying notes to unaudited consolidated financial statements.


               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                                         Cumulative
                                                                                                         period from
                                                                                                        July 13, 1993
                                                                                                        (inception) to
                                                                   Nine months ended September 30,       September 30,
                                                               ------------------------------------
                                                                     2002                 2001               2002
                                                               ---------------       --------------     --------------
Cash flows from operating activities:

    Net loss                                                      $(1,176,254)         (1,169,793)        (27,503,776)
    Adjustments to reconcile net loss to
      net cash used in operating activities:
        Acquired in-process research and development                     --                  --             1,800,000
        Expense relating to issuance
            of common stock and warrants                               13,500             488,100             799,802
        Expense relating to the issuance of options                      --                  --                81,952
        Expense related to Channel merger                                --                  --               657,900
        Change in equity of affiliate                                    --                58,993             146,618
        Compensation expense (benefit) relating to
           stock options and warrants                                  (5,845)             70,634           1,301,676
        Discount on notes payable - bridge financing                     --                  --               300,000
        Depreciation                                                   37,113              55,015             609,844
        Gain on sale of Optex assets                                     --            (2,569,451)         (2,569,451)
        Distribution to Optex minority shareholders                      --               837,274             837,274
        Loss on sale of Gemini assets                                    --               334,408             334,408
        Loss on disposal of furniture and equipment                       493                --                73,880
        Changes in assets and liabilities:
           Decrease in accounts receivable                               --               192,997                --
           Increase in prepaid expenses                               (43,021)             (4,595)            (81,614)
           Decrease in deferred revenue                                  --            (1,294,615)               --
           Decrease in accrued expenses                                (4,668)           (664,637)           (123,213)
           Increase (decrease) in accrued interest                       --                  --               172,305
           Decrease (increase) in other assets                          2,900             (19,937)            (19,938)
                                                                  -----------         -----------         -----------
             Net cash used in operating activities                 (1,175,782)         (3,685,607)        (23,182,333)
                                                                  -----------         -----------         -----------
Cash flows from investing activities:
    Purchase of furniture and equipment                                (2,690)           (108,250)           (924,021)
    Investment in affiliate                                              --                  --              (146,618)
    Proceeds from sale of Optex assets                                   --             3,000,000           3,000,000
    Proceeds from sale of furniture and equipment                        --                  --                 6,100
                                                                  -----------         -----------         -----------
             Net cash provided by (used in) investing
             activities                                                (2,690)          2,891,750           1,935,461
                                                                  -----------         -----------         -----------
Cash flows from financing activities:
    Proceeds from exercise of warrants                                   --                  --                 5,500
    Proceeds from exercise of stock options                              --                  --               397,098
    Proceeds from issuance of demand notes payable                       --                  --             2,395,000
    Repayment of demand notes payable                                    --                  --              (125,000)
    Proceeds from the issuance of notes payable -
      bridge financing                                                   --                  --             1,200,000
    Proceeds from issuance of warrants                                   --                  --               300,000
    Repayment of notes payable - bridge financing                        --                  --            (1,500,000)
    Repurchase of common stock                                           --                  --                  (324)
    Preferred stock dividend paid                                        (807)               (987)             (2,112)
    Net proceeds from the issuance of common stock                    (36,637)               --             9,450,872
    Proceeds from issuance of convertible preferred stock                --                  --            11,441,672
    Repurchase of convertible preferred stock                            --              (617,067)         (1,128,875)
    Distribution to Optex minority shareholders                          --              (811,114)           (811,114)
                                                                  -----------         -----------         -----------
             Net cash provided by (used in) financing
             activities                                               (37,444)         (1,429,168)         21,622,717
                                                                  -----------         -----------         -----------
             Net decrease in cash and cash equivalents             (1,215,916)         (2,223,025)            375,845
Cash and cash equivalents at beginning of period                    1,591,761           2,663,583                --
                                                                  -----------         -----------         -----------
Cash and cash equivalents at end of period                        $   375,845             440,558             375,845
                                                                  ===========         ===========         ===========
Supplemental disclosure of noncash financing activities:
    Issuance of common stock in exchange for
      common stock subscriptions                                  $      --                  --                 7,027
    Conversion of demand notes payable and the related
      accrued interest to common stock                                   --                  --             2,442,304
    Cashless exercise of preferred warrants                              --                  --                49,880
    Conversion of preferred to common stock                                40                 409               2,889
    Preferred stock dividend issued in shares                          65,760             107,449           1,299,089
                                                                  ===========         ===========         ===========

See accompanying notes to unaudited consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                    Notes to Financial Statements (unaudited)
                               September 30, 2002

(1)   BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, the financial statements do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements. In the opinion of management, the accompanying consolidated financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending December 31, 2002 or for any subsequent period. These consolidated financial statements should be read in conjunction with the Annual Report on Form 10-KSB, as amended, of Atlantic Technology Ventures, Inc. and its subsidiaries ("Atlantic") as of and for the year ended December 31, 2001.

(2)   LIQUIDITY

      Atlantic has reported net losses of $1,734,945, $5,802,478, and $2,446,515 for the years ended December 31, 2001, 2000 and 1999, respectively. Atlantic has reported a net loss of $1,176,254 for the nine months ended September 30, 2002. The net loss from date of inception, July 13, 1993, to September 30, 2002 amounts to $27,503,776. Also, Atlantic has $375,845 in cash and cash equivalents as of September 30, 2002. Atlantic's cash reserves are primarily the result of Atlantic's receipt of a licensing fee of $500,000 in July 2002 resulting from Atlantic's licensing the exclusive worldwide rights to the CT-3 compound to Indevus Pharmaceuticals, Inc. Aside from this, Atlantic currently has no revenue-generating activities which continues to increase Atlantic's working capital deficit. Atlantic anticipates that its current resources will be sufficient to fund for approximately the next two months its currently anticipated needs for operating and capital expenditures. Atlantic plans to achieve this by deferring payments on currently outstanding obligations to certain service providers. Atlantic expects that its average monthly cash outlay will be approximately $130,000. Atlantic does not currently have any committed sources of financing, and due to the trading price of its common stock it is not currently able to access funding under its agreement with Fusion Capital Fund II, LLC. These factors raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts or classification of liabilities which might result from the outcome of this uncertainty.

      Atlantic's continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances and its ability to realize the full potential of its technology in development. As stated above, in June 2002, Atlantic licensed the rights to the CT-3 compound to Indevus Pharmaceuticals, Inc. in exchange for, among other things, a licensing fee of $500,000. During December 2001, Atlantic received net proceeds of approximately $1,848,000 from the private placement of securities with various individual investors and $100,000 from Fusion Capital. During the nine months ended September 30, 2002, Fusion also purchased 10,000 shares of Atlantic common stock for $1,667. Additional funds are currently not available on acceptable terms and may not become available, and there can be no assurance that any additional funding that Atlantic does obtain will be sufficient to meet Atlantic's needs in the short and long term. To date, a significant portion of Atlantic's financing has been through private placements of common stock and warrants, the issuance of common stock for stock options and warrants exercised, debt financing and the licensing of its technologies. Until Atlantic's operations generate significant revenues, Atlantic will continue to fund operations from cash on hand and through the sources of capital previously described.

      Atlantic's common stock was delisted from the Nasdaq SmallCap Market effective at the close of business August 23, 2001 for failing to meet the minimum-bid-price requirements set forth in the NASD Marketplace Rules. As of August 23, 2001, Atlantic's common stock trades on the Over-the-Counter Bulletin Board under the symbol "ATLC.OB". Delisting of Atlantic's common stock from Nasdaq could have a material adverse effect on its ability to raise additional capital, its stockholders' liquidity and the price of its common stock.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                    Notes to Financial Statements (unaudited)
                               September 30, 2002

(3)   COMPUTATION OF NET LOSS PER COMMON SHARE

      Basic net loss per common share is calculated by dividing net loss applicable to common shares by the weighted-average number of common shares outstanding for the period plus contingently issuable shares for little or no consideration. Diluted net loss per common share equals basic net loss per common share, since common stock equivalents from stock options, stock warrants, stock subscriptions and convertible preferred stock would have an anti dilutive effect because Atlantic incurred a net loss during each period presented. The common stock equivalents from stock options, stock warrants, stock subscriptions, and convertible preferred stock which have not been included in the diluted calculations since their effect is antidilutive were 17,705,984 and 3,929,352 for the nine months ended September 30, 2002 and 2001 respectively.

(4)   INCOME TAXES

      Atlantic incurred a net loss for the nine months ended September 30, 2002. In addition, Atlantic does not expect to generate book income for the year ended December 31, 2002. Therefore, no income taxes have been reflected for the three- and nine-month periods ended September 30, 2002.

(5)   PREFERRED STOCK DIVIDEND

      On February 7, 2002 and August 15, 2002, Atlantic's board of directors declared a payment-in-kind dividend of 0.065 of a share of Series A convertible preferred stock for each share of Series A convertible preferred stock held as of a specified record date. The estimated fair value of these dividends of $26,598 and $65,760 was included in Atlantic's calculation of net loss per common share for the three- and nine-month periods ended September 30, 2002, respectively. The equivalent dividends for the three- and nine-month periods ended September 30, 2001 had an estimated fair value of $43,305 and $107,449, respectively and are recorded in the same manner.

(6)   ISSUANCE OF STOCK, STOCK OPTIONS AND WARRANTS

      On March 8, 2001, Atlantic entered into an agreement with The Investor Relations Group, Inc. ("IRG") under which IRG provided Atlantic investor relations services. Pursuant to this agreement, Atlantic issued to Dian Griesel, the principal of IRG, warrants to purchase 120,000 shares of its common stock at an exercise price of $0.875 per share and agreed to pay IRG $7,500 per month. These warrants vested monthly in 5,000 share increments over a 24-month period. As part of its effort to reduce expenses, Atlantic concluded the agreement with IRG as of May 31, 2002 and therefore, the 45,000 unvested warrants have terminated. In addition, in lieu of paying $15,000 for services rendered in April and May 2002, IRG agreed to accept 75,000 common shares. The estimated fair value of these shares of $13,500 was recorded as a general and administrative expense during the nine months ended September 30, 2002. In addition, pursuant to EITF Issue No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services," Atlantic recorded compensation expense of $34,666 for the nine-month period ended September 30, 2001 relating to the original issuance of the stock warrants to purchase 120,000 shares. As a result of a decline in Atlantic's common stock price during the nine-month period ended September 30, 2002 and the termination of 45,000 warrants, the cumulative expense associated with these warrants was reduced. The reduction in the estimated fair value of the warrants previously recorded and the current period expense resulted in a net reversal of compensation expense of $5,845, which reversal is recorded as a benefit during the nine-month period ended September 30, 2002.

      Compensation for these warrants relates to investor relations services and represents a general and administrative expense (benefit).

      During the nine months ended September 30, 2002, Atlantic granted employees an aggregate of 2,000,000 options outside of the Atlantic Pharmaceuticals, Inc. 1995 Stock Option Plan. Of these options, 475,000 options represent the annual issuance of stock options to Atlantic employees on terms similar to those of prior year. They vest 25% upon issuance and the remaining options vest in 25% increments on an annual basis. In addition, 950,000 of these options were issued as incentive options and will vest upon the earlier of the achievement of certain

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                    Notes to Financial Statements (unaudited)
                               September 30, 2002

milestones by Atlantic or five years. The remaining 575,000 options were issued and fully vested in March 2002 as part of voluntary revisions to compensation arrangements with certain employees which principally resulted in the employees deferring a significant portion of their salary. This deferred salary is payable on the earlier of Atlantic's discretion, the employee's termination, and, in certain cases, at the conclusion of the employee's contracts and as such Atlantic continues to accrue for those salary costs. The 2,000,000 options were granted at the stock price on the day of issuance, and are exercisable for a period of ten years regardless of whether the grantee continues to be employed by Atlantic.

(7)   REDEEMABLE SERIES B PREFERRED SHARES

      As described further in Atlantic's Form 10-KSB for the year ended December 31, 2001, Atlantic entered into a convertible preferred stock and warrants purchase agreement (the "Purchase Agreement"), with BH Capital Investments, L.P. and Excalibur Limited Partnership (together, the "Investors"), for the issuance of Atlantic's Series B convertible preferred stock and warrants.

      Pursuant to Atlantic's subsequent renegotiations with the Investors, the conversion price per share of the Series B preferred stock on any given day was amended to be the lower of (1) $1.00 or (2) 90% of the average of the two lowest closing bid prices on the principal market of the common stock out of the fifteen trading days immediately prior to conversion. The change in conversion price upon the renegotiations on January 9, 2001 resulted in a difference between the conversion price of the Series B preferred stock and the market price of the common stock on the effective date of the renegotiation. This amount, estimated at $600,000, was recorded as an imputed preferred-stock dividend within equity and is deducted from net loss to arrive at net loss applicable to common shares during the nine-month period ended September 30, 2001.

      On January 19, 2001, 41,380 shares of Series B preferred stock were converted by the Investors into 236,422 shares of Atlantic's common stock. On March 9, 2001, Atlantic and the Investors entered into a second stock repurchase agreement pursuant to which Atlantic repurchased from the Investors, for an aggregate purchase price of $617,067, all 165,518 shares of Atlantic's Series B preferred stock held by the Investors on March 9, 2001. The carrying amount of the 165,518 shares was equal to $480,000; therefore the amount in excess of the carrying amount, plus the estimated fair value of the warrants retained by the Investors, which equals $167,127, was recorded as a dividend upon repurchase of shares of Series B preferred stock and is deducted from net loss to arrive at net loss applicable to common shares.

(8)   DEVELOPMENT REVENUE

      In accordance with a now-terminated license and development agreement, Bausch & Lomb Surgical paid Atlantic's subsidiary, Optex Ophthalmologics, Inc. ("Optex"), for developing its Avantix (formerly known as Catarex) technology. For the nine months ended September 30, 2002, this agreement provided no development revenue and no related cost-of-development revenue as compared to $2,461,922 of development revenue (including $1,067,345 in project-completion bonuses paid out and recognized at the completion of the project in March 2001) and related cost-of-development revenue of $2,082,568 for the nine months ended September 30, 2001. The decrease in revenues and related expenses from Bausch & Lomb over last year was due to the fact that there were no revenues and related expenses since termination of the agreement in March 2001. With termination of the above agreement at the conclusion of the sale of substantially all of Optex's assets (mostly intangible assets with no book value) in March 2001, as described in note 9 below, Atlantic no longer has the revenues or profits associated with that agreement.

(9)   SALE OF OPTEX ASSETS

      Pursuant to an asset purchase agreement dated January 31, 2001, among Bausch & Lomb Incorporated, a Bausch & Lomb affiliate, Atlantic, and Optex, on March 2, 2001, Optex sold to Bausch & Lomb substantially all of its assets (mostly intangible assets with no book value), including all those related to the Avantix (formerly known as Catarex) technology. The purchase price was $3 million paid at closing (of which approximately $564,000 has

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                    Notes to Financial Statements (unaudited)
                               September 30, 2002

been distributed to Optex's minority shareholders). In addition, Optex is entitled to receive additional consideration, namely $1 million once Bausch & Lomb receives regulatory approval to market the Avantix device in Japan, royalties on net sales on the terms stated in the original development agreement dated May 14, 1998, between Bausch & Lomb and Optex, as amended, and minimum royalties of $90,000, $350,000, and $750,000 for the first, second, and third years, respectively, starting on first commercial use of the Avantix device or January 1, 2004, whichever is earlier. Optex also has the option to repurchase the acquired assets from Bausch & Lomb at fair value if it ceases developing the Avantix technology.

      Upon the sale of Optex assets, Bausch & Lomb's development agreement with Optex was terminated and Optex has no further involvement with Bausch & Lomb. As a result of this transaction, Atlantic recorded a net gain on the sale of Optex assets of $2,569,451 for the nine-month period ended September 30, 2001. This includes a net loss of $240,000 for the quarter ended June 30, 2001, as described below. The purchase price of $3,000,000 is nonrefundable and upon the closing of the asset purchase agreement in March 2001, Optex had no further obligation to Bausch & Lomb or with regard to the assets sold. In the asset purchase agreement, Optex agreed to forgo future contingent payments provided for in the earlier development agreement. Optex has recorded a profit distribution for the nine months ended September 30, 2001 of $837,274, representing the minority shareholders' percentage of the cumulative profit from the Bausch & Lomb development and asset purchase agreements up to and including proceeds from the sale of Optex's assets. (This figure includes the $564,000 referred to above.)

      On May 9, 2001, Atlantic's board of directors, after considering all the relevant facts and circumstances and consulting counsel agreed to authorize an aggregate payment of $240,000 to three former employees of Optex (who became employed by Bausch & Lomb). The payments were made on May 11, 2001, and represented the settlement of claims made by the employees subsequent to the asset purchase agreement referred to above for severance monies allegedly due under their employment agreement. Atlantic did not believe these monies were due pursuant to the terms of the transaction or the respective employment agreements. The board of directors elected to acquiesce to the demands of the former employees and resolve the matter in light of the potential future royalties from Bausch & Lomb and the importance of these individuals to the ongoing development activities. The payment was recorded as an expense netted against gain on the sale of Optex assets during the second quarter of 2001.

(10)  PRIVATE PLACEMENT OF COMMON SHARES

      On November 6, 2001, Atlantic entered into an agreement with Joseph Stevens & Company, Inc. in which Joseph Stevens agreed to act as placement agent for a private placement of shares of Atlantic's common stock. In that private placement, the price of each share of Atlantic's common stock was $0.24 and the minimum and maximum subscription amounts were $2,000,000 and $3,000,000, respectively. In addition, each investor received a warrant to purchase one share of Atlantic's common stock for every share of Atlantic's common stock purchased by that investor. The warrants have an exercise price of $0.29 and are exercisable for five years from the closing date. On December 3, 2001, Atlantic issued to certain investors an aggregate of 8,333,318 shares of common stock for the minimum subscription of $2,000,000. In connection with the private placement, Atlantic paid Joseph Stevens a placement fee of $140,000, equal to 7% of the aggregate subscription amount, a warrant to purchase 833,331 shares of Atlantic's common stock, which represented 10% of the number of shares issued to the investors and 833,331 shares of Atlantic common stock. The term of the warrant is five years and the per share exercise price is $0.29. In conjunction with this private placement, Atlantic received net proceeds of approximately $1,848,000 in December 2001.

(11)  SERIES A ANTIDILUTION PROVISION

      The conversion price and conversion rate of the Series A preferred stock is subject to adjustment upon the occurrence of certain events, including the issuance of common stock at a per-share price less than either the conversion price or the then market price. Recent issuances of stock, options and warrants, including in connection with Atlantic's private placement in 2001, have necessitated that Atlantic adjust the conversion rate and conversion price of the Series A preferred stock. Accordingly, the conversion price of the Series A preferred stock was decreased from $3.058 to $1.22, and the conversion rate has been increased from 3.27 to 8.21 to reflect all recent

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                    Notes to Financial Statements (unaudited)
                               September 30, 2002

issuances of stock options and warrants through December 31, 2001. In connection with these changes, Atlantic issued 66,666 make-up shares of common stock to certain former Series A preferred stock holders which are included in the net loss per common share calculation for the nine months ended September 30, 2002. During the nine months ended September 30, 2002, the conversion rate was increased further to 8.22 as a result of the issuance of 75,000 shares to IRG and 10,000 shares to Fusion Capital.

(12)  LICENSING OF CT-3 TO INDEVUS PHARMACEUTICALS, INC.

      On June 28, 2002, Atlantic entered into a license agreement with Indevus Pharmaceuticals, Inc. in which Atlantic licensed to Indevus the exclusive worldwide rights to CT-3, its novel anti-inflammatory and analgesic compound currently in clinical development. Indevus will be responsible for all further development of CT-3, and Atlantic will have no future involvement with Indevus or CT-3 other than its rights under the license agreement to royalties and milestone payments. Under the license agreement, Atlantic received an initial licensing fee of $500,000. In accordance with SAB No. 101, "Revenue Recognition," Atlantic recognized $500,000 of licensing revenue during the nine months ended September 30, 2002, since it has no further obligations under the license agreement. Atlantic is entitled to additional milestone payments on occurrence of certain events specified in the license agreement, including commencement and completion of various clinical trials, the FDA's acceptance for filing of a New Drug Application, or "NDA," and Indevus securing other regulatory approvals for CT-3 in the United States and Europe, and Atlantic will be entitled to royalties once the compound begins to generate revenue.

(13)  LICENSING OF ANTIMICROBIAL AGENT ATV-02

      Atlantic has licensed from its inventors the worldwide rights to ATV-02, a potent and broad-spectrum antimicrobial agent for the local treatment of topical infections. This compound is more commonly known as N-Chlorotaurine, or "NCT." This compound has completed safety and tolerability studies in a limited number of subjects and has begun a series of Phase II human clinical studies for the treatment of several indications, including viral and bacterial conjunctivitis and acute and chronic sinusitis.

      Under the terms of the license agreement, Atlantic has exclusively licensed the inventors' rights (including the right to sublicense) pertaining to any novel therapeutic use or formulation of the compound. Atlantic has no clinical-development obligations under the license agreement, but it plans to continue developing ATV-02 in Europe in cooperation with the inventors using their philanthropic funding sources and plans to file an IND in the United States to develop the compound according to FDA regulations for approval in the United States. Atlantic was not required to pay a license fee under the license agreement, but if Atlantic proceeds with clinical development of the compound it would be required to make payments to the investors upon achieving certain milestones. Such payments would be payable in cash or company stock, at Atlantic's discretion. The milestone payments as set forth in the license agreement include (a) $100,000 upon the first new patent issuance, (b) $250,000 upon successful completion of a Phase III clinical trial, and (c) $1,000,000 upon receiving new drug approval. Atlantic would also be required to pay the inventors a total royalty of 4% of the net sales of the licensed products sold by Atlantic and 20% of the royalties which Atlantic receives from sublicensees. Atlantic is responsible for preparing, filing, prosecuting, and maintaining the patent applications and patent rights.

                          Independent Auditors' Report

The Board of Directors and Stockholders
Atlantic Technology Ventures, Inc.:

We have audited the consolidated financial statements of Atlantic Technology Ventures, Inc. and subsidiaries (a development stage company) as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Technology Ventures, Inc and subsidiaries (a development stage company) as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, and for the period from July 13, 1993 (inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has limited liquid resources that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             /s/ KPMG LLP

Short Hills, New Jersey
March 22, 2002

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                           Consolidated Balance Sheets


                                                                                        As of December 31,
                                                                                  -----------------------------
                                                Assets                                  2001           2000
                                                                                   ------------    ------------

Current assets:
    Cash and cash equivalents                                                      $  1,591,761       2,663,583
    Accounts receivable                                                                      --         192,997
    Prepaid expenses                                                                     38,593          22,599
                                                                                   ------------    ------------
                   Total current assets                                               1,630,354       2,879,179

Property and equipment, net                                                             105,153         227,088
Investment in affiliate                                                                      --          67,344
Other assets                                                                             22,838           2,901
                                                                                   ------------    ------------

                   Total assets                                                    $  1,758,345       3,176,512
                                                                                   ============    ============

                         Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and accrued expenses                                          $    508,613         785,838
    Deferred revenue                                                                         --       1,294,615

                                                                                   ------------    ------------
                   Total current liabilities                                       $    508,613       2,080,453

Redeemable Series B convertible preferred stock Authorized 1,647,312 shares; 0 and 206,898 shares issued and
    outstanding at December 31, 2001 and  2000 respectively                                  --         600,000

Stockholders' equity:
    Preferred stock, $.001 par value. Authorized 10,000,000
       shares; 1,375,000 shares designated as Series A
       convertible preferred stock                                                           --              --
    Series A convertible preferred stock, $.001 par value
       Authorized 1,375,000 shares; 346,357 and 359,711 shares issued and outstanding at December 31, 2001 and 2000 respectively (liquidation preference aggregating $4,502,641 and $4,676,243 at December 31, 2001 and
       2000 respectively)                                                                   346             360
    Convertible preferred stock warrants, 112,896
       issued and outstanding at December 31, 2001 and 2000                             520,263         520,263
    Common stock, $.001 par value. Authorized 50,000,000
       shares; 15,965,359 and 6,122,135 shares issued and
       outstanding at December 31, 2001 and 2000 respectively                            15,965           6,122
    Common stock subscribed. 182 shares at December 31, 2001
       and 2000                                                                              --              --
    Additional paid-in capital                                                       27,442,106      24,796,190
    Deficit accumulated during development stage                                    (26,728,406)    (24,826,334)
                                                                                   ------------    ------------
                                                                                      1,250,274         496,601

    Less common stock subscriptions receivable                                             (218)           (218)
    Less treasury stock, at cost                                                           (324)           (324)
                                                                                   ------------    ------------

                   Total stockholders' equity                                         1,249,732         496,059
                                                                                   ------------    ------------

                   Total liabilities and stockholders' equity                      $  1,758,345       3,176,512
                                                                                   ============    ============

See accompanying notes to consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Operations



                                                                                                                 Cumulative
                                                                                                                 period from
                                                                                                                July 13, 1993
                                                                    Years ended December 31,                   (inception) to
                                                      --------------------------------------------------         December 31,
                                                            2001              2000               1999                2001
                                                      -------------     --------------     -------------     ----------------
Revenues:
    Development revenue                               $   2,461,922     $    5,169,288     $   1,082,510     $      8,713,720
    License revenue                                              --                 --                --            2,500,000
    Grant revenue                                           250,000            189,658            77,069              616,659
                                                      -------------     --------------     -------------     ----------------
         Total revenues                                   2,711,922          5,358,946         1,159,579           11,830,379
                                                      -------------     --------------     -------------     ----------------
Costs and expenses:
    Cost of development revenue                           2,082,568          4,135,430           866,008            7,084,006
    Research and development                                886,716          1,130,345         1,091,291           10,391,626
    Acquired in-process research and
    development                                                  --          2,653,382                --            2,653,382
    General and administrative                            2,771,407          2,235,535         1,941,425           18,674,633
    Compensation expense relating to stock
       warrants (general and administrative), net            78,611          1,020,128                --            1,099,476
    License fees                                                 --                 --                --              173,500
                                                      -------------     --------------     -------------     ----------------
         Total operating expenses                         5,819,302         11,174,820         3,898,724           40,076,623
                                                      -------------     --------------     -------------     ----------------
         Operating loss                                  (3,107,380)        (5,815,874)       (2,739,145)         (28,246,244)

Other (income) expense:
    Interest and other income                               (42,010)           (92,670)         (292,630)          (1,293,146)
    Gain on sale of Optex assets                         (2,569,451)                --                --           (2,569,451)
    Loss on sale of Gemini assets                           334,408                 --                --              334,408
    Interest expense                                             --                 --                --              625,575
    Equity in loss of affiliate                              67,344             79,274                --              146,618
    Distribution to minority shareholders                   837,274                 --                --              837,274
                                                      -------------     --------------     -------------     ----------------
         Total other income                              (1,372,435)           (13,396)         (292,630)          (1,918,722)
                                                      -------------     --------------     -------------     ----------------
         Net loss                                     $  (1,734,945)    $   (5,802,478)    $  (2,446,515)    $    (26,327,522)

Imputed convertible preferred stock
    dividend                                                600,000                 --                --            5,931,555
Dividend paid upon repurchase of Series B                   167,127            233,757                --              400,884
Preferred stock dividend issued in
    preferred shares                                        107,449            811,514           314,366            1,390,512
                                                      -------------     --------------     -------------     ----------------
Net loss applicable to common shares                  $  (2,609,521)    $   (6,847,749)    $  (2,760,881)    $    (34,050,473)
                                                      =============     ==============     =============     ================

Net loss per common share:
    Basic and diluted                                 $       (0.36)    $        (1.21)    $       (0.59)
                                                      =============     ==============     =============

Weighted average shares of common
    stock outstanding, basic and diluted:                 7,209,916          5,656,741         4,692,912
                                                      =============     ==============     =============

See accompanying notes to consolidated financial statements.


               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Consolidated Statements of Stockholders' Equity


                                                                           Series A                       Series B
                                                                          convertible                    convertible
                                                                         preferred stock                preferred stock
                                                                   ------------------------       -----------------------
                                                                    Shares        Amount            Shares        Amount
                                                                   ---------   -----------       -----------  -----------
     Common stock subscribed at $.001 per share
        July-November 1993                                                --  $         --               --  $         --
     Issued common stock at $.001 per share,
        June 1994                                                         --            --               --            --
     Issued and subscribed common stock at $.05
        per share, August 1994                                            --            --               --            --
     Payments of common stock subscriptions                               --            --               --            --
     Issuance of warrants, September 1995                                 --            --               --            --
     Issued common stock and warrants at $4 per unit,
        December 1995 (net of costs of issuance
         of $1,454,300)                                                   --            --               --            --
     Conversion of demand notes payable and
        the related accrued interest to common stock,
        December 1995                                                     --            --               --            --
     Repurchase of common stock                                           --            --               --            --
     Compensation related to grant of stock
        options                                                           --            --               --            --
     Amortization of deferred compensation                                --            --               --            --
     Net loss                                                             --            --               --            --
                                                                   ---------   -----------       -----------  -----------
Balance at December 31, 1995                                              --            --               --            --
     Issuance of warrants, April 1996                                     --            --               --            --
     Issued common stock and warrants at $6.73
        per share, August 1996 (net of costs of
        issuance of $76,438)                                              --            --               --            --
     Amortization of deferred compensation                                --            --               --            --
     Net loss                                                             --            --               --            --
                                                                   ---------   -----------       -----------  -----------
Balance at December 31, 1996                                              --            --               --            --
     Issued convertible preferred stock at $10 per unit,
        May and August 1997 (net of costs of issuance
        of $1,758,816)                                             1,237,200         1,237               --            --
     Channel merger                                                       --            --               --            --
     Conversion of preferred to common stock                         (22,477)          (22)              --            --
     Issuance of convertible preferred stock
        warrants                                                          --            --               --            --
     Issuance of warrants                                                 --            --               --            --
     Amortization of deferred compensation                                --            --               --            --
     Imputed convertible preferred stock dividend                         --            --               --            --
     Imputed convertible preferred stock dividend                         --            --               --            --
     Net loss                                                             --            --               --            --
                                                                   ---------   -----------       -----------  -----------
Balance at December 31, 1997                                       1,214,723         1,215               --            --
     Conversion of preferred to common stock                        (584,265)         (585)              --            --
     Cashless exercise of preferred warrants                           2,010             2               --            --
     Exercise of options                                                  --            --               --            --
     Exercise of warrants                                                 --            --               --            --
     Expense related to grant of stock options                            --            --               --            --
     Amortization of deferred compensation                                --            --               --            --
     Imputed convertible preferred stock dividend                         --            --               --            --
     Imputed convertible preferred stock dividend                         --            --               --            --
     Net loss                                                             --            --               --            --
                                                                   ---------   -----------       -----------  -----------
Balance at December 31, 1998                                         632,468           632               --            --
     Conversion of preferred to common stock                         (95,599)          (95)              --            --
     Preferred stock dividend                                         73,219            73               --            --
     Net loss                                                             --            --               --            --
                                                                   ---------   -----------       -----------  -----------
Balance at December 31, 1999                                         610,088  $        610               --  $         --
     Conversion of preferred to common stock                        (309,959)         (310)              --            --
     Preferred stock dividend                                         59,582            60               --            --
     Cashless exercise of preferred warrants
     Exercise of options                                                  --            --               --            --
     Issuance of common stock to TeraComm shareholders                    --            --               --            --
     Expense related to grant of stock warrants                           --            --               --            --
     Issuance of Series B convertible preferred stock                     --            --          344,828           345
     Costs related to issuance of Series B preferred stock                --            --               --            --
     Repurchase of Series B convertible preferred stock                   --            --         (137,931)         (138)
     Dividend upon repurchase of Series B convertible
        preferred stock                                                   --            --               --            --
     Reclassification of Series B convertible preferred
        stock to redeemable Series B convertible preferred stock          --            --         (206,897)         (207)
     Net loss                                                             --            --               --            --
                                                                   ---------   -----------       -----------  -----------

Balance at December 31, 2000                                         359,711  $        360               --  $         --
     Conversion of preferred to common stock                         (57,132)          (58)              --            --
     Preferred stock dividend                                         43,778            44               --            --
     Issuance of common stock as commitment shares                        --            --               --            --
     Issuance of common stock for services                                --            --               --            --
     Issuance of common stock pursuant to Fusion agreement                --            --               --            --
     Issuance of common stock in private placement                        --            --               --            --
     Conversion of Series B convertible preferred stock
        to common stock                                                   --            --               --            --
     Repurchase of Series B convertible preferred stock                   --            --               --            --
     Compensation expense relating to stock warrants                      --            --               --            --
     Net loss                                                             --            --               --            --
                                                                   ---------   -----------       -----------  -----------
Balance at December 31, 2001                                         346,357  $        346               --  $         --
                                                                   =========   ===========       ===========  ===========


                                      F-12



                                                                           Convertible
                                                                            preferred
                                                                          stock warrants                 Common stock
                                                                    ------------------------        ------------------------
                                                                      Number          Amount         Shares          Amount
                                                                    ----------    ------------     ------------   -----------
     Common stock subscribed at $.001 per share
        July-November 1993                                                  --   $          --               --  $         --
     Issued common stock at $.001 per share,
        June 1994                                                           --              --               84            --
     Issued and subscribed common stock at $.05
        per share, August 1994                                              --              --              860             1
     Payments of common stock subscriptions                                 --              --            5,061             5
     Issuance of warrants, September 1995                                   --              --               --            --
     Issued common stock and warrants at $4 per unit,
        December 1995 (net of costs of issuance
         of $1,454,300)                                                     --              --        1,872,750         1,873
     Conversion of demand notes payable and
        the related accrued interest to common stock,
        December 1995                                                       --              --          785,234           785
     Repurchase of common stock                                             --              --             (269)           --
     Compensation related to grant of stock
        options                                                             --              --               --            --
     Amortization of deferred compensation                                  --              --               --            --
     Net loss                                                               --              --               --            --
                                                                    ----------    ------------     ------------   -----------
Balance at December 31, 1995                                                --              --        2,663,720         2,664
     Issuance of warrants, April 1996                                       --              --               --            --
     Issued common stock and warrants at $6.73
        per share, August 1996 (net of costs of
        issuance of $76,438)                                                --              --          250,000           250
     Amortization of deferred compensation                                  --              --               --            --
     Net loss                                                               --              --               --            --
                                                                    ----------    ------------     ------------   -----------
Balance at December 31, 1996                                                --              --        2,913,720         2,914
     Issued convertible preferred stock at $10 per unit,
        May and August 1997 (net of costs of issuance
        of $1,758,816)                                                      --              --               --            --
     Channel merger                                                         --              --          103,200           103
     Conversion of preferred to common stock                                --              --           47,651            48
     Issuance of convertible preferred stock
        warrants                                                       123,720         570,143               --            --
     Issuance of warrants                                                   --              --               --            --
     Amortization of deferred compensation                                  --              --               --            --
     Imputed convertible preferred stock dividend                           --              --               --            --
     Imputed convertible preferred stock dividend                           --              --               --            --
     Net loss                                                               --              --               --            --
                                                                    ----------    ------------     ------------   -----------
Balance at December 31, 1997                                           123,720         570,143        3,064,571         3,065
     Conversion of preferred to common stock                                --              --        1,367,817         1,367
     Cashless exercise of preferred warrants                            (6,525)        (30,069)              --            --
     Exercise of options                                                    --              --           70,000            70
     Exercise of warrants                                                   --              --            1,000             1
     Expense related to grant of stock options                              --              --               --            --
     Amortization of deferred compensation                                  --              --               --            --
     Imputed convertible preferred stock dividend                           --              --               --            --
     Imputed convertible preferred stock dividend                           --              --               --            --
     Net loss                                                               --              --               --            --
                                                                    ----------    ------------     ------------   -----------
Balance at December 31, 1998                                           117,195         540,074        4,503,388         4,503
     Conversion of preferred to common stock                                --              --          312,602           313
     Preferred stock dividend                                               --              --               --            --
     Net loss                                                               --              --               --            --
                                                                    ----------    ------------     ------------   -----------
Balance at December 31, 1999                                           117,195   $     540,074        4,815,990  $      4,816
     Conversion of preferred to common stock                                --              --        1,011,038         1,011
     Preferred stock dividend                                               --              --               --            --
     Cashless exercise of preferred warrants                            (4,299)        (19,811)           9,453             9
     Exercise of options                                                    --              --           85,654            86
     Issuance of common stock to TeraComm shareholders                      --              --          200,000           200
     Expense related to grant of stock warrants                             --              --               --            --
     Issuance of Series B convertible preferred stock                       --              --               --            --
     Costs related to issuance of Series B preferred stock                  --              --               --            --
     Repurchase of Series B convertible preferred stock                     --              --               --            --
     Dividend upon repurchase of Series B convertible
        preferred stock                                                     --              --               --            --
     Reclassification of Series B convertible preferred
        stock to redeemable Series B convertible preferred stock            --              --               --            --
     Net loss                                                               --              --               --            --
                                                                    ----------    ------------     ------------   -----------

Balance at December 31, 2000                                           112,896   $     520,263        6,122,135  $      6,122
     Conversion of preferred to common stock                                --              --          186,817           187
     Preferred stock dividend                                               --              --               --            --
     Issuance of common stock as commitment shares                          --              --          600,000           600
     Issuance of common stock for services                                  --              --           70,000            70
     Issuance of common stock pursuant to Fusion agreement                  --              --          416,667           417
     Issuance of common stock in private placement                          --              --        8,333,318         8,333
     Conversion of Series B convertible preferred stock
        to common stock                                                     --              --          236,422           236
     Repurchase of Series B convertible preferred stock                     --              --               --            --
     Compensation expense relating to stock warrants                        --              --               --            --
     Net loss                                                               --              --               --            --
                                                                    ----------    ------------     ------------   -----------
Balance at December 31, 2001                                           112,896   $     520,263       15,965,359  $     15,965
                                                                    ==========    ============     ============   ===========


                                      F-13



                                                                                                                 Deficit
                                                                     Common stock                              accumulated
                                                                      subscribed               Additional         during
                                                                   -------------------           paid-in        development
                                                                    Number     Amount            capital           stage
                                                                   -------   ----------        -----------      -------------
     Common stock subscribed at $.001 per share
        July-November 1993                                           5,231  $         5              6,272                 --
     Issued common stock at $.001 per share,
        June 1994                                                       --           --                101                 --
     Issued and subscribed common stock at $.05
        per share, August 1994                                          12           --             52,374                 --
     Payments of common stock subscriptions                         (5,061)          (5)                --                 --
     Issuance of warrants, September 1995                               --           --            300,000                 --
     Issued common stock and warrants at $4 per unit,
        December 1995 (net of costs of issuance
         of $1,454,300)                                                 --           --          6,034,827                 --
     Conversion of demand notes payable and
        the related accrued interest to common stock,
        December 1995                                                   --           --          2,441,519                 --
     Repurchase of common stock                                         --           --                 --                 --
     Compensation related to grant of stock
        options                                                         --           --            208,782                 --
     Amortization of deferred compensation                              --           --                 --                 --
     Net loss                                                           --           --                 --         (4,880,968)
                                                                   -------   ----------        -----------      -------------
Balance at December 31, 1995                                           182           --          9,043,875         (4,880,968)
     Issuance of warrants, April 1996                                   --           --            139,000                 --
     Issued common stock and warrants at $6.73
        per share, August 1996 (net of costs of
        issuance of $76,438)                                            --           --          1,452,063                 --
     Amortization of deferred compensation                              --           --                 --                 --
     Net loss                                                           --           --                 --         (3,557,692)
                                                                   -------   ----------        -----------      -------------
Balance at December 31, 1996                                           182           --         10,634,938         (8,438,660)
     Issued convertible preferred stock at $10 per unit,
        May and August 1997 (net of costs of issuance
        of $1,758,816)                                                  --           --         10,611,947                 --
     Channel merger                                                     --           --            657,797                 --
     Conversion of preferred to common stock                            --           --                (26)                --
     Issuance of convertible preferred stock
        warrants                                                        --           --           (570,143)                --
     Issuance of warrants                                               --           --            159,202                 --
     Amortization of deferred compensation                              --           --                 --                 --
     Imputed convertible preferred stock dividend                       --           --         (3,703,304)                --
     Imputed convertible preferred stock dividend                       --           --          3,703,304                 --
     Net loss                                                           --           --                 --         (5,151,396)
                                                                   -------   ----------        -----------      -------------
Balance at December 31, 1997                                           182           --         21,493,715        (13,590,056)
     Conversion of preferred to common stock                            --           --               (782)                --
     Cashless exercise of preferred warrants                            --           --             30,067                 --
     Exercise of options                                                --           --             52,430                 --
     Exercise of warrants                                               --           --              5,499                 --
     Expense related to grant of stock options                          --           --             81,952                 --
     Amortization of deferred compensation                              --           --                 --                 --
     Imputed convertible preferred stock dividend                       --           --         (1,628,251)                --
     Imputed convertible preferred stock dividend                       --           --          1,628,251                 --
     Net loss                                                           --           --                 --         (2,753,528)
                                                                   -------   ----------        -----------      -------------
Balance at December 31, 1998                                           182           --         21,662,881        (16,343,584)
     Conversion of preferred to common stock                            --           --               (218)                --
     Preferred stock dividend                                           --           --               (391)                --
     Net loss                                                           --           --                 --         (2,446,515)
                                                                   -------   ----------        -----------      -------------
Balance at December 31, 1999                                           182  $        --         21,662,272        (18,790,099)
     Conversion of preferred to common stock                            --           --               (701)                --
     Preferred stock dividend                                           --           --                (60)                --
     Cashless exercise of preferred warrants                            --           --             19,802                 --
     Exercise of options                                                --           --            344,512                 --
     Issuance of common stock to TeraComm shareholders                  --           --          1,799,800                 --
     Expense related to grant of stock warrants                         --           --          1,020,128                 --
     Issuance of Series B convertible preferred stock                   --           --            975,943                 --
     Costs related to issuance of Series B preferred stock              --           --           (147,800)                --
     Repurchase of Series B convertible preferred stock                 --           --           (399,862)                --
     Dividend upon repurchase of Series B convertible
        preferred stock                                                 --           --            121,949           (233,757)
     Reclassification of Series B convertible preferred
        stock to redeemable Series B convertible preferred stock        --           --           (599,793)                --
     Net loss                                                           --           --                 --         (5,802,478)
                                                                   -------   ----------        -----------      -------------

Balance at December 31, 2000                                           182  $        --         24,796,190        (24,826,334)
     Conversion of preferred to common stock                            --           --               (129)                --
     Preferred stock dividend                                           --           --             (1,031)                --
     Issuance of common stock as commitment shares                      --           --            443,400                 --
     Issuance of common stock for services                              --           --             44,030                 --
     Issuance of common stock pursuant to Fusion agreement              --           --             99,583                 --
     Issuance of common stock in private placement                      --           --          1,831,628                 --
     Conversion of Series B convertible preferred stock
        to common stock                                                 --           --            119,764                 --
     Repurchase of Series B convertible preferred stock                 --           --             30,060           (167,127)
     Compensaton expense relating to stock warrants                     --           --             78,611                 --
     Net loss                                                           --           --                 --         (1,734,945)
                                                                   -------   ----------        -----------      -------------
Balance at December 31, 2001                                           182  $        --         27,442,106        (26,728,406)
                                                                   =======   ==========        ===========      =============


                                      F-14



                                                                                  Common                         Total
                                                                                   stock                         stock-
                                                                  Deferred       subscrip-                      holders'
                                                                   compen-         tions        Treasury         equity
                                                                   sation        receivable       stock         (deficit)
                                                                   --------       --------      --------      ------------
     Common stock subscribed at $.001 per share
        July-November 1993                                               --         (6,277)           --                --
     Issued common stock at $.001 per share,
        June 1994                                                        --             --            --               101
     Issued and subscribed common stock at $.05
        per share, August 1994                                           --           (750)           --            51,625
     Payments of common stock subscriptions                              --          6,809            --             6,809
     Issuance of warrants, September 1995                                --             --            --           300,000
     Issued common stock and warrants at $4 per unit,
        December 1995 (net of costs of issuance
         of $1,454,300)                                                  --             --            --         6,036,700
     Conversion of demand notes payable and
        the related accrued interest to common stock,
        December 1995                                                    --             --            --         2,442,304
     Repurchase of common stock                                          --             --          (324)             (324)
     Compensation related to grant of stock
        options                                                    (144,000)            --            --            64,782
     Amortization of deferred compensation                           12,000             --            --            12,000
     Net loss                                                            --             --            --        (4,880,968)
                                                                   --------       --------      --------      ------------
Balance at December 31, 1995                                       (132,000)          (218)         (324)        4,033,029
     Issuance of warrants, April 1996                                    --             --            --           139,000
     Issued common stock and warrants at $6.73
        per share, August 1996 (net of costs of
        issuance of $76,438)                                             --             --            --         1,452,313
     Amortization of deferred compensation                           28,800             --            --            28,800
     Net loss                                                            --             --            --        (3,557,692)
                                                                   --------       --------      --------      ------------
Balance at December 31, 1996                                       (103,200)          (218)         (324)        2,095,450
     Issued convertible preferred stock at $10 per unit,
        May and August 1997 (net of costs of issuance
        of $1,758,816)                                                   --             --            --        10,613,184
     Channel merger                                                      --             --            --           657,900
     Conversion of preferred to common stock                             --             --            --                --
     Issuance of convertible preferred stock
        warrants                                                         --             --            --                --
     Issuance of warrants                                                --             --            --           159,202
     Amortization of deferred compensation                           28,800             --            --            28,800
     Imputed convertible preferred stock dividend                        --             --            --        (3,703,304)
     Imputed convertible preferred stock dividend                        --             --            --         3,703,304
     Net loss                                                            --             --            --        (5,151,396)
                                                                   --------       --------      --------      ------------
Balance at December 31, 1997                                        (74,400)          (218)         (324)        8,403,140
     Conversion of preferred to common stock                             --             --            --                --
     Cashless exercise of preferred warrants                             --             --            --                --
     Exercise of options                                                 --             --            --            52,500
     Exercise of warrants                                                --             --            --             5,500
     Expense related to grant of stock options                           --             --            --            81,952
     Amortization of deferred compensation                           74,400             --            --            74,400
     Imputed convertible preferred stock dividend                        --             --            --        (1,628,251)
     Imputed convertible preferred stock dividend                        --             --            --         1,628,251
     Net loss                                                            --             --            --        (2,753,528)
                                                                   --------       --------      --------      ------------
Balance at December 31, 1998                                             --           (218)         (324)        5,863,964
     Conversion of preferred to common stock                             --             --            --                --
     Preferred stock dividend                                            --             --            --              (318)
     Net loss                                                            --             --            --        (2,446,515)
                                                                   --------       --------      --------      ------------
Balance at December 31, 1999                                             --           (218)         (324)        3,417,131
     Conversion of preferred to common stock                             --             --            --                --
     Preferred stock dividend                                            --             --            --                --
     Cashless exercise of preferred warrants                             --             --            --                --
     Exercise of options                                                 --             --            --           344,598
     Issuance of common stock to TeraComm shareholders                   --             --            --         1,800,000
     Expense related to grant of stock warrants                          --             --            --         1,020,128
     Issuance of Series B convertible preferred stock                    --             --            --           976,288
     Costs related to issuance of Series B preferred stock               --             --            --          (147,800)
     Repurchase of Series B convertible preferred stock                  --             --            --          (400,000)
     Dividend upon repurchase of Series B convertible
        preferred stock                                                  --             --            --          (111,808)
     Reclassification of Series B convertible preferred
        stock to redeemable Series B convertible preferred stock         --             --            --          (600,000)
     Net loss                                                            --             --            --        (5,802,478)
                                                                   --------       --------      --------      ------------

Balance at December 31, 2000                                             --           (218)         (324)          496,059
     Conversion of preferred to common stock                             --             --            --                --
     Preferred stock dividend                                            --             --            --              (987)
     Issuance of common stock as commitment shares                       --             --            --           444,000
     Issuance of common stock for services                               --             --            --            44,100
     Issuance of common stock pursuant to Fusion agreement               --             --            --           100,000
     Issuance of common stock in private placement                       --             --            --         1,839,961
     Conversion of Series B convertible preferred stock
        to common stock                                                  --             --            --           120,000
     Repurchase of Series B convertible preferred stock                  --             --            --          (137,067)
     Compensation expense relating to stock warrants                     --             --            --            78,611
     Net loss                                                            --             --            --        (1,734,945)
                                                                   --------       --------      --------      ------------
Balance at December 31, 2001                                             --           (218)         (324)        1,249,732
                                                                   ========       ========      ========      ============

See accompanying notes to consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows


                                                                                                                     Cumulative
                                                                                                                    period from
                                                                                                                   July 13, 1993
                                                                                 Years ended December 31,          (inception) to
                                                                      -----------------------------------------      December 31,
                                                                          2001            2000           1999           2001
                                                                      ------------    ------------   ------------  ------------
Cash flows from operating activities:
    Net loss                                                       $   (1,734,945)     (5,802,478)    (2,446,515)  (26,327,522)
    Adjustments to reconcile net loss to
       net cash used in operating activities:
          Acquired in-process research and development                         --       1,800,000             --     1,800,000
          Expense relating to issuance of common stock and warrants       488,100              --             --       786,302
          Expense relating to the issuance of options                          --              --             --        81,952
          Expense related to Channel merger                                    --              --             --       657,900
          Change in equity of affiliate                                    67,344          79,274             --       146,618
          Compensation expense relating to
            stock options and warrants                                     78,611       1,020,128             --     1,307,521
          Discount on notes payable - bridge financing                         --              --             --       300,000
          Depreciation                                                     66,226          76,095        113,771       572,731
          Gain on sale of Optex assets                                 (2,569,451)             --             --    (2,569,451)
          Distribution to Optex minority shareholders                     837,274              --             --       837,274
          Loss on sale of Gemini assets                                   334,408              --             --       334,408
          Loss on disposal of furniture and equipment                          --              --         73,387        73,387
          Changes in assets and liabilities:
            Decrease in accounts receivable                               192,997         144,326         43,692            --
            (Increase) decrease in prepaid expenses                       (15,994)         (5,185)        24,694       (38,593)
            Increase (decrease) in deferred revenue                    (1,294,615)      1,294,615             --            --
            Increase (decrease) in accrued expenses                      (904,383)        243,079       (114,242)     (118,545)
            Increase (decrease) in accrued interest                            --              --             --       172,305
            Increase in other assets                                      (19,937)         (2,901)            --       (22,838)
                                                                      ------------    ------------   ------------  ------------
               Net cash used in operating activities                   (4,474,365)     (1,153,047)    (2,305,213)  (22,006,551)
                                                                      ------------    ------------   ------------  ------------
Cash flows from investing activities:
    Purchase of furniture and equipment                                  (108,250)       (171,351)       (62,917)     (921,331)
    Investment in affiliate                                                    --        (146,618)            --      (146,618)
    Proceeds from sale of Optex assets                                  3,000,000              --             --     3,000,000
    Proceeds from sale of furniture and equipment                              --              --          6,100         6,100
                                                                      ------------    ------------   ------------  ------------

               Net cash provided by (used in) investing activities      2,891,750        (317,969)       (56,817)    1,938,151
                                                                      ------------    ------------   ------------  ------------
Cash flows from financing activities:
    Proceeds from exercise of warrants                                         --              --             --         5,500
    Proceeds from exercise of stock options                                    --         344,598             --       397,098
    Proceeds from issuance of demand notes payable                             --              --             --     2,395,000
    Repayment of demand notes payable                                          --              --             --      (125,000)
    Proceeds from the issuance of notes payable - bridge financing             --              --             --     1,200,000
    Proceeds from issuance of warrants                                         --              --             --       300,000
    Repayment of notes payable - bridge financing                              --              --             --    (1,500,000)
    Repurchase of common stock                                                 --              --             --          (324)
    Preferred stock dividend paid                                            (987)             --           (318)       (1,305)
    Net proceeds from the issuance of common stock                      1,939,961              --             --     9,487,509
    Proceeds from issuance of convertible preferred stock                      --         828,488             --    11,441,672
    Repurchase of convertible preferred stock                            (617,067)       (511,808)            --    (1,128,875)
    Distribution to Optex minority shareholders                          (811,114)             --             --      (811,114)
                                                                      ------------    ------------   ------------  ------------

               Net cash provided (used in) by financing activities        510,793         661,278           (318)   21,660,161
                                                                      ------------    ------------   ------------  ------------

               Net decrease in cash and cash equivalents               (1,071,822)       (809,738)    (2,362,348)    1,591,761

Cash and cash equivalents at beginning of period                        2,663,583       3,473,321      5,835,669            --
                                                                      ------------    ------------   ------------  ------------
                                                                      ------------    ------------   ------------  ------------
Cash and cash equivalents at end of period                         $    1,591,761       2,663,583      3,473,321     1,591,761
                                                                      ============    ============   ============  ============
Supplemental disclosure of noncash financing activities:
    Issuance of common stock in exchange for
       common stock subscriptions                                  $           --              --             --         7,027
    Conversion of demand notes payable and the related
       accrued interest to common stock                                        --              --             --     2,442,304
    Cashless exercise of preferred warrants                                    --          19,811             --        49,880
    Conversion of preferred to common stock                                   423           1,011            313         2,849
    Preferred stock dividend issued in shares                             107,449         811,514        314,366     1,233,329
                                                                      ============    ============   ============  ============

See accompanying notes to consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999

 (1)   Organization, Liquidity and Basis of Presentation

       Organization

       Atlantic Technology Ventures, Inc. (the Company) was incorporated on May 18, 1993, began operations on July 13, 1993, and is the majority owner of two subsidiaries--Gemini Technologies, Inc. (Gemini), and Optex Ophthalmologics, Inc. (Optex) and one wholly-owned subsidiary--Channel Therapeutics, Inc. (Channel) (collectively, the Operating Companies).

       Gemini (an 84.7%-owned subsidiary) was incorporated on May 18, 1993, to exploit a new proprietary technology which combines 2'-5' oligoadenylate (2-5A) with standard antisense compounds to alter the production of disease-causing proteins. Pursuant to an asset purchase agreement dated April 23, 2001, between Atlantic, Gemini Technologies, Inc., the Cleveland Clinic Foundation, or "CCF," and CCF's affiliate IFN, Inc., on May 4, 2001, Gemini sold to IFN substantially all its assets (mostly intangible assets with no book value), including all those related to the 2-5A antisense enhancing technology for future contingent royalty payments and withdrawal of arbitration.

       Optex (an 81.2%-owned subsidiary) was incorporated on October 19, 1993, to develop its principal product, a novel cataract-removal device. On March 2, 2001, the Company concluded the sale of substantially all of Optex's assets to Bausch & Lomb, Inc. (see note 13).

       Channel was incorporated on May 18, 1993, to develop pharmaceutical products in the fields of cardiovascular disease, pain and inflammatory disorders. Prior to 1997, Channel was an 88%-owned subsidiary. The Company purchased the remaining 12% of Channel in 1997 for $657,900 through the issuance of common stock (see note 8). Channel ceased operations during 1999. The Company also holds a 14.4% ownership in a fiber optic switching company, TeraComm Research, Inc. (see note 5).

       The Company and each of its operating companies are in the development stage, devoting substantially all efforts to obtaining financing and performing research and development activities.

       The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

       Liquidity

       The Company has reported net losses of $1,734,945, $5,802,478, and $2,446,515 for the years ended December 31, 2001, 2000 and 1999, respectively. The loss from date of inception, July 13, 1993, to December 31, 2001 amounts to $26,327,522. Also, the Company has $1,591,761 in cash and cash equivalents as of December 31, 2001 which is primarily a result of a private placement of its common stock in December 2001 and currently has no revenue generating activities. The Company anticipates that its current resources (including the $2 million proceeds of the first closing of the Company's recent private placement in December 2001) will be sufficient to finance for the next several months its currently anticipated needs for operating and capital expenditures. The Company plans to achieve this by continuing to reduce expenses, including by means of voluntary salary reductions and postponement of certain development expenses. As a result of these changes the Company expects that its average monthly cash outlay will be approximately $129,000. The Company does not currently have any committed sources of financing, and due to the trading price of its common stock it is not currently able to access funding under its agreement with Fusion Capital. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts or classification of liabilities which might result from the outcome of this uncertainty.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999

       The Company's continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances and its ability to realize the full potential of its technology in development. During December 2001, the Company received net proceeds of approximately $1,848,000 from the private placement of various individual investors and $100,000 from Fusion Capital. Additional funds are currently not available on acceptable terms and may not become available, and there can be no assurance that any additional funding that the Company does obtain will be sufficient to meet the Company's needs in the short and long term. To date, a significant portion of the Company's financing has been through private placements of common stock and warrants, the issuance of common stock for stock options and warrants exercised and debt financing. Until the Company's operations generate significant revenues, the Company will continue to fund operations from cash on hand and through the sources of capital previously described.

       The Company's common stock was delisted from the Nasdaq SmallCap Market effective at the close of business August 23, 2001 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of August 23, 2001, the Company's common stock trades on the Over-The-Counter Bulletin Board under the symbol "ATLC.OB". Delisting of the Company's common stock from Nasdaq could have a material adverse effect on its ability to raise additional capital, its stockholders' liquidity and the price of its common stock.

       Basis of Presentation

       The consolidated financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.


 (2)   Summary of Significant Accounting Policies

       Cash and Cash Equivalents

       The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. Property and Equipment

       Property and equipment are recorded at cost. Depreciation is calculated principally using straight-line methods over their useful lives, generally five years, except for leasehold improvements which are depreciated over the lesser of five years or the term of the lease.

       Research and Development

       All research and development costs are expensed as incurred and include costs of consultants who conduct research and development on behalf of the Company and the Operating Companies. Costs related to the acquisition of technology rights and patents for which development work is still in process, are expensed as incurred and considered a component of research and development costs.

       Revenue Recognition

       Revenue under research contracts is recorded as earned under the contracts as services are provided. In accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," revenues from the achievement of research and development milestones, which represent the achievement of

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       a significant step in the research and development process, will be recognized when and if the milestones are achieved. Continuation of certain contracts and grants are dependent upon the Company achieving specific contractual milestones; however, none of the payments received to date are refundable regardless of the outcome of the project. Grant revenue is recognized in accordance with the terms of the grant and as services are performed, and generally equals the related research and development expense.

       Income Taxes

       Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       Comprehensive Income

       In accordance with SFAS No. 130, "Reporting Comprehensive Income," the Company applies the rules for the reporting and display of comprehensive income and its components. The net loss is equal to the comprehensive loss for all periods presented.

       Computation of Net Loss per Common Share

       Basic net loss per common share is calculated by dividing net loss applicable to common shares by the weighted-average number of common shares outstanding for the period. Diluted net loss per common share is the same as basic net loss per common share, as common equivalent shares from stock options, stock warrants, stock subscriptions, and convertible preferred stock would have an antidilutive effect because the Company incurred a net loss during each period presented. The amount of common stock equivalents excluded from the calculation were 12,973,106, 3,277,625 and 6,600,165 in 2001, 2000 and 1999, respectively.

       Use of Estimates

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Stock-Based Compensation

       The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations including FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion No. 25," issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

       Options or stock awards issued to non-employees and consultants are recorded at their fair value as determined in accordance with SFAS No. 123 and EITF No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and recognized as expense over the related vesting period.

       Financial Instruments and Derivatives

       At December 31, 2001 and 2000, the fair values of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable and accrued expenses, and deferred revenue approximate carrying values due to the short-term nature of these instruments.

       On January 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging

       Activities--an amendment of SFAS No. 133" and SFAS No. 133, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." SFAS No. 138 amends the accounting and reporting standards of SFAS No. 133 for certain derivative instruments and certain hedging activities. SFAS No. 133 requires a company to recognize all derivative instruments as assets and liabilities in its balance sheet and measure them at fair value. The adoption of these statements had no impact on the Company's consolidated financial position, results of operations or cash flows, as the Company is currently not party to any derivative instruments. Any future transactions involving derivative instruments will be accounted for based on SFAS No. 133 and 138.

 (3)   Recently Issued Accounting Standards

       In July 2001, the FASB issued SFAS No. 141 "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations be accounted for under a single method--the purchase method. SFAS No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The amortization of goodwill ceases upon adoption of the Statement, which for calendar year-end companies, will be January 1, 2002. SFAS No. 142 has no financial impact on the Company since the Company does not have any goodwill or intangible assets which resulted from any previous business combinations.

 (4)   Property and Equipment
       Property and equipment consists of the following at December 31,:

                                                2001              2000
                                            --------------    --------------
       Furniture and equipment          $         125,366           440,493
       Leasehold improvements                      28,635            83,861
                                            --------------    --------------
                                                  154,001           524,354
       Less accumulated depreciation              (48,848)         (297,266)
                                            --------------    --------------
       Net property and equipment       $         105,153           227,088
                                            ==============    ==============

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


(5)    Investment in Affiliate

       On May 12, 2000, the Company acquired shares of preferred stock representing a 35% ownership interest in TeraComm Research, Inc. (TeraComm), a privately-held company that is developing next-generation high-speed fiberoptic communications technologies. The purchase price for this ownership interest was $5,000,000 in cash, 200,000 shares of the Company's common stock, and a warrant to purchase a further 200,000 shares of the Company's common stock. The warrants have a term of 3 years and are exercisable at $8.975 per share of common stock, but only if the market price of the Company's common stock is $30 or more. Of the $5,000,000 cash portion of the purchase price, the Company paid $1,000,000 in 2000. The Company was accounting for its investment in TeraComm in accordance with the equity method of accounting for investments since the Company has the ability to exert significant influence over TeraComm, primarily through its representation on TeraComm's board of directors.

       On July 18, 2000, the Company and TeraComm amended the purchase agreement. In the amendment, the parties agreed that the $4,000,000 balance of the $5,000,000 cash component of the purchase price would not be due until TeraComm achieved a specified milestone. Within ten days after TeraComm achieved that milestone or December 30, 2000, whichever occurred earlier, the Company was required to pay TeraComm $1,000,000 and thereafter make to TeraComm three payments of $1,000,000 at the three-month intervals. If the Company failed to make any of these payments, TeraComm's only recourse would be reducing proportionately the Company's ownership interest. When the Company failed to make the first $1,000,000 payment by midnight at the end of December 30, 2000, the Company was deemed to have surrendered to TeraComm a proportion of the Company's TeraComm shares equal to the proportion of the dollar value of the purchase price for the Company's TeraComm shares ($6,795,000) that was represented by the unpaid $4,000,000 of the cash portion of the purchase price. This had the effect of reducing to 14.4% the Company's ownership interest in TeraComm. The Company is accounting for its investment in TeraComm in accordance with the equity method of accounting for investments. However, the Company continues to hold a seat on TeraComm's board of directors, and continues to have the ability to exert significant influence through its involvement with TeraComm management.

       Upon acquiring an interest in TeraComm, the Company allocated a portion of the purchase price based on the fair value of the identifiable tangible assets acquired and liabilities assumed. At the time of acquisition, such assets and liabilities were minimal. TeraComm had no other intangible assets beyond the technology then under development -- a high-speed fiber-optic switch. This technology at the date of acquisition, was not commercially viable, did not then have any identifiable revenue stream and did not have any alternate future use. This high-speed fiber-optic switch is TeraComm's only subscribable technology. TeraComm is a very early-stage development company with no identifiable revenue sources, therefore the excess of the purchase price over the sum of the amounts assigned to identifiable assets acquired less liabilities assumed is not considered to represent "goodwill". The Company's acquisition of the interest in TeraComm was based solely on the value of the future commercialized products and therefore the excess of the purchase price as described above was attributed to the research and development activities of TeraComm.

       As such, of the $1,000,000 cash and common stock and common stock warrants valued at $1,800,000 currently invested in TeraComm, the Company has expensed approximately $2,650,000 as acquired in-process research and development, as TeraComm's product development activity is in the very early stages. The Company's share of TeraComm's net equity at December 31, 2000 was $67,344. During 2001, the entire value of the investment was written down to zero due to TeraComm's additional losses. The Company is under no obligation to provide further funding to TeraComm.

       At December 31, 2001, all 200,000 of the warrants described above are outstanding.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


 (6)   Demand Notes Payable to Related Parties

       Demand notes payable at December 31, 1994 consisted of advances from one of the founders of the Company, who served as a director and was, at that time, the controlling shareholder of the Company (Controlling Shareholder), totaling $485,000, advances from a partnership including certain family members of the Controlling Shareholder (the Partnership) totaling $400,000, and advances under a line of credit agreement with the Controlling Shareholder totaling $500,000. All unpaid principal and accrued interest through June 30, 1995, including a note payable of $1,010,000 issued in 1995, was converted into 785,234 shares of common stock of the Company upon the consummation of the initial public offering
       (IPO).

       Demand notes payable at December 31, 1995 totaling $125,000 consisted of a loan provided to the Company by the Partnership in July 1995. This loan had an interest rate of 10% annually. Terms of the loan required the Company to repay the principal amount of such loan, together with the interest accrued thereon, with a portion of the proceeds received by the Company in the IPO. This loan and the related accrued interest was fully repaid in January 1996.

 (7)   Notes Payable - Bridge Financing

       On September 12, 1995, the Company closed the sale of thirty units with each unit consisting of an unsecured 10% promissory note of the Company in the principal amount of $50,000 and 50,000 warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise price of $1.50 per share. The total proceeds received of $1,500,000 were allocated to the notes payable and warrants based on the estimated fair value as determined by the Board of Directors of the Company of $1,200,000 and $300,000, respectively. The warrants were reflected as additional paid-in capital.

       Proceeds from the IPO were used to pay these notes payable, with $75,000 remaining unpaid at December 31, 1995. This remaining obligation was paid in January 1996.

 (8)   Stockholders' Equity

       Common Stock

       In 1993, the Company received common stock subscriptions for 5,231 shares of common stock from various individuals, including the Controlling Shareholder and the Partnership, in exchange for common stock subscriptions receivable of $6,277. In December 1994, the Company issued 2,606 shares of common stock upon receipt of payment of $3,127 representing a portion of these common stock subscriptions receivable.

       In June 1994, the Company received common stock subscriptions for 84 shares of common stock from various individuals including directors and employees. Payment of the related common stock subscriptions receivable in the amount of $101 was received in December 1994 which resulted in the issuance of 84 shares of common stock.

       In August 1994, the Company received common stock subscriptions for 872 shares of common stock from certain investors. Payment of the related common stock subscriptions receivable in the amount of $33,000 and $18,625 was received in August 1994 and December 1994, respectively, which resulted in the issuance of 860 shares of common stock.

       In March 1995, June 1995, and August 1995, the Company repurchased 62, 20, and 187 shares of common stock, respectively, for an aggregate total of $324.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       In March 1995, May 1995, and June 1995, the Company issued 2,170, 125, and 160 shares of common stock, respectively, upon receipt of payment of $3,682 representing subscriptions receivable.

       In December 1995, the Company issued 1,872,750 shares of common stock through a public offering, resulting in net proceeds, after deducting applicable expenses, of $6,036,700. Concurrent with this offering, 785,234 shares of common stock were issued upon the conversion of certain demand notes payable and accrued interest totaling $2,442,304 (see note
       6).

       In August 1996, the Company sold in a private placement 250,000 shares of common stock to certain investors resulting in net proceeds of $1,452,313. In connection with this private placement, the Company paid Paramount Capital, Inc. (Paramount) a finders fee of $76,438 and issued an employee of Paramount a warrant to purchase 12,500 shares of the Company's common stock at $6.73 per share, which expires August 16, 2001. Paramount is owned by the Controlling Shareholder.

       Pursuant to an Agreement and Plan of Reorganization by and among the Company, Channel, and New Channel, Inc., a Delaware corporation, dated February 20, 1997, all of the stockholders of Channel (except for the Company) agreed to receive an aggregate of 103,200 shares of common stock of the Company in exchange for their shares of common stock, par values $0.001 per share, of Channel. On February 20, 1997, Channel became a wholly-owned subsidiary of the Company. Subsequent to this transaction, Channel issued a dividend to the Company consisting of all of Channel's rights to the CT-3 technology, which is in the field of pain and inflammation. On May 16, 1997, the Company issued 103,200 shares of common stock of the Company to stockholders of Channel. In connection with the issuance of these shares, the Company recognized an expense in the amount of $657,900. This expense was recorded as research and development expense in the consolidated statement of operations for the year ended December 31, 1997.

       In May 2000, the Company issued 200,000 shares of common stock to shareholders of TeraComm (see note 5).

       On May 7, 2001, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase up to $6.0 million of the Company's common stock over a 30-month period, subject to a 6-month extension or earlier termination at the Company's discretion. This agreement replaced an earlier common stock purchase agreement between the Company and Fusion Capital dated March 16, 2001. Fusion's obligation to purchase shares of the Company's common stock is subject to certain conditions, including the effectiveness of a registration statement covering the shares to be purchased. That registration statement was declared effective on July 6, 2001. The selling price of the shares will be equal to the lesser of (1) $20.00 or (2) a price based upon the future market price of the common stock, without any fixed discount to the market price. A material contingency that may affect the Company's operating plans and ability to raise funds under this agreement is the Company's stock price. Currently, the Company's stock price is below the floor price of $0.68 specified in the Fusion Capital agreement and as a result the Company is currently unable to draw funds pursuant to the Fusion Capital agreement. As the Fusion Capital agreement is currently structured, the Company cannot guarantee that it will be able to draw any funds. The Company paid a $120,000 finder's fee relating to this transaction to Gardner Resources, Ltd. and issued to Fusion Capital Fund II, LLC 600,000 common shares as a commitment fee. Those shares had an estimated fair value of $444,000 which was recorded as a general and administrative expense as there is no assurance that Fusion will ever provide financing to the Company. The Company has amended its agreement with Fusion Capital to allow Atlantic to draw funds pursuant to the agreement regardless of its listing status on the Nasdaq SmallCap Market, but the $0.68 floor price remains in place. On November 30, 2001, Fusion Capital waived the $0.68 floor price specified in the purchase agreement and purchased from the Company under the agreement 416,667 shares of the Company's common stock at a price of $0.24, representing an aggregate purchase price of $100,000. Fusion Capital's waiver applied only to the November 30, 2001 purchase, so the $0.68 floor price remains an obstacle to the

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999

       Company's obtaining additional financing from Fusion Capital unless the Company's stock price increases or Fusion Capital elects in the future to again waive the floor price.

       On August 1, 2001, the Company agreed to issue 35,000 shares of its common stock to each of BH Capital Investments, L.P. and Excalibur Limited Partnership in return for their commitment to provide the Company with $3.5 million of financing in connection with an asset purchase for which the Company had submitted a bid. The Company subsequently issued those shares, but the Company did not ultimately purchase those assets. Those shares had an estimated fair value of $44,100, which is included as a general and administrative expense for the year ended December 31, 2001.

       On November 6, 2001, the Company entered into an agreement with Joseph Stevens & Company, Inc. in which Joseph Stevens agreed to act as placement agent for a private placement of shares of the Company's common stock. In that private placement, the price of each share of the Company's common stock was $0.24 and the minimum and maximum subscription amounts were $2,000,000 and $3,000,000, respectively. In addition, each investor received a warrant to purchase one share of the Company's common stock for every share of the Company's common stock purchased by that investor. The warrants have an exercise price of $0.29 and are exercisable for five years from the closing date. On December 3, 2001, the Company issued to certain investors an aggregate of 8,333,318 shares of common stock for the minimum subscription of $2,000,000. In connection with the private placement, the Company paid Joseph Stevens a placement fee of $140,000 equal to 7% of the aggregate subscription amount plus a warrant to purchase 833,331 shares of the Company's common stock, which represented 10% of the number of shares issued to the investors. The term of this warrant is five years and the per share exercise price is $0.29. In conjunction with this private placement, the Company received net proceeds of approximately $1,848,000 in December 2001.

       Convertible Preferred Stock

       Series A Preferred Stock
       ------------------------

       In May and August, 1997, the Company sold in a private placement 1,237,200 shares of Series A convertible preferred stock to certain investors resulting in net proceeds of $10,613,184.

       Prior to August 7, 1998 (the Reset Date), each share of Series A preferred stock was convertible into 2.12 shares of common stock initially at a conversion price of $4.72 per share of common stock. Pursuant to the Certificate of Designations for the Series A preferred stock, the conversion price was adjusted on the Reset Date such that now each share is convertible into 3.27 shares of common stock at a conversion price of $3.06. This conversion price is subject to adjustment upon the occurrence of certain events, including the issuance of common stock at a per share price less than the conversion price, or the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which will result in an increase or decrease in the number of common stock shares outstanding. The Company is in the process of determining changes to the conversion rate of the Series A preferred stock required by recent issuances of stock and warrants, including in connection with the Company's recent private placement. Certain of these changes will be retroactive and therefore the Company expects that it will be issuing approximately 1,262 make-up shares of common stock to certain former Series A preferred stock holders as of December 31, 2001.

       Holders of Series A preferred stock will be entitled to receive dividends, as, when, and if declared by the Board of Directors. Commencing on the Reset Date, the holders of the Series A preferred stock are entitled to payment-in-kind dividends, payable semi-annually in arrears, on their respective shares of Series A preferred stock at the annual rate of 0.13 shares of Series A preferred stock for each outstanding share of Series A preferred stock. The Company did not make the February 7, 1999 dividend payment. On August 9, 1999, the Company issued a payment-in-kind dividend of 0.13325 of a share of Series A preferred stock for each share of Series A preferred stock held as of the record date of August 2, 1999, amounting to an

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       aggregate of 73,219 shares. This dividend included the dividend payment of 0.065 of a share of Series A preferred stock for each share of Series A preferred stock held which had not been made on February 7, 1999, and the portion of the dividend payment due August 9, 1999, was increased from 0.065 of a share to 0.06825 of a share to reflect non-payment of the February 7, 1999 dividend. In February and August 2001 and 2000, the Company issued the respective payment-in-kind dividends based on the holders as of the record date. The estimated fair value of these dividends in the aggregate of $107,449, $811,514 and $314,366 were included in the Company's calculation of net loss per common share for 2001, 2000 and 1999.

       The holders of shares of Series A preferred stock have the right at all meetings of stockholders of the Company to that number of votes equal to the number of shares of common stock issuable upon conversion of the Series A preferred stock at the record or vote date for determination of the stockholders entitled to vote on such matters.

       In connection with the issuance of the Series A preferred stock, the Company recognized $1,628,251 and $3,703,304 in 1998 and 1997, respectively, as an imputed preferred stock dividend in the calculation of net loss per common share to record the difference between the conversion price of the preferred stock and the market price of the common stock on the effective date of the private placement.

       Upon liquidation, the holders of shares of Series A preferred stock then outstanding will first be entitled to receive, pro rata, and in preference to the holders of common stock, Series B preferred stock and any capital stock of the Company, an amount per share equal to $13.00 plus any accrued but unpaid dividends, if any.

       The Certificate of Designations of Series A preferred stock provides that the Company may not issue securities that have superior rights to Series A preferred stock without the consent of the holders of Series A preferred stock. Accordingly, so long as these convertible securities remain unexercised and shares of Series A preferred stock remain uncovered, the terms under which the Company could obtain additional funding, if at all, may be adversely affected.

       Redeemable Series B Preferred Stock
       -----------------------------------

       On September 28, 2000, pursuant to a convertible preferred stock and warrants purchase agreement (the "Purchase Agreement") the Company issued to BH Capital Investments, L.P. and Excalibur Limited Partnership (together, the "Investors") for a purchase price of $2,000,000, 689,656 shares of the Company's Series B convertible preferred stock and warrants to purchase 134,000 shares of the Company's common stock. Half of the shares of the Series B preferred stock (344,828 shares) and warrants to purchase half of the shares of common stock (67,000 shares) were held in escrow, along with half of the purchase price.

       On December 4, 2000, the Company and the Investors entered into a stock repurchase agreement (the "Repurchase Agreement") pursuant to which the Company repurchased from the investors 137,930 of the outstanding shares and agreed to the release from escrow to the Investors of the $1,000,000 purchase price of the 344,828 shares of Series B preferred stock held in escrow. The Company also allowed the Investors to keep all of the warrants issued under the purchase agreement including those released from escrow and warrants for an additional 20,000 shares of the Company's common stock at the same exercise price. In addition, the Company was required to pay the legal expenses of the Investors, totaling $11,807. The carrying amount of the 137,930 shares repurchased is equal to $400,000; therefore, the amount paid in excess of the carrying amount plus the value of the warrants given to the Investors, totaling $233,757, was recorded as a dividend upon repurchase of Series B preferred stock shares and deducted from net loss to arrive at net loss applicable to common shares for the year ended December 31, 2000.

       Pursuant to a second amendment to the purchase agreement, executed on January 9, 2001, the fixed exercise price of the warrants was lowered from $3.19, the fixed exercise price upon their issuance, to $1.00, the

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       market price of the Company's common stock at the time of the renegotiations. Each warrant may be exercised any time during the five years from the date of granting. The warrants may not be exercised if doing so would result in the Company's issuing a number of shares of common stock in excess of the limit imposed by the rules of the Nasdaq SmallCap Market.

       Pursuant to the Company's subsequent renegotiations with the Investors, the Company was required, among other things, to redeem on March 28, 2002, all outstanding shares of Series B preferred stock for (A) 125% of the original issue price per share or (B) the market price of the shares of common stock into which they are convertible, whichever is greater (the "Redemption Price"). The Company would have been able to at any time redeem all outstanding shares of Series B preferred stock at the Redemption Price. As a result of the renegotiations discussed in this paragraph, the Series B preferred stock was considered redeemable and the remaining outstanding shares at December 31, 2000 were classified outside of permanent equity in the accompanying consolidated balance sheet. At December 31, 2000, of the shares of Series B preferred stock issued to the Investors, there were 206,898 shares outstanding at a carrying amount of $2.90 per share.

       Holders of shares of the Company's outstanding Series B preferred stock could convert each share into shares of common stock without paying the Company any cash. The conversion price per share of the Series B preferred stock was also amended by the second amendment to the Purchase Agreement. The conversion price per share of Series B preferred stock on any given day is the lower of (1) $1.00 or (2) 90% of the average of the two lowest closing bid prices on the principal market of the common stock out of the fifteen trading days immediately prior to conversion. The change in conversion price upon the renegotiations on January 9, 2001 resulted in a difference between the conversion price of the Series B preferred stock and the market price of the common stock on the effective date of the renegotiation. This amount, estimated at $600,000, was recorded as an imputed preferred stock dividend within equity and is deducted from net loss to arrive at net loss applicable to common shares during the year ended December 31, 2001.

       On January 19, 2001, 41,380 shares of Series B preferred stock were converted by the Investors into 236,422 shares of the Company's common stock. On March 9, 2001, the Company and the Investors entered into a second stock repurchase agreement pursuant to which the Company repurchased from the Investors, for an aggregate purchase price of $617,067, all 165,518 shares of the Company's Series B preferred stock held by the Investors on March 9, 2001. The carrying amount of the 165,518 shares is equal to $480,000; therefore the amount in excess of the carrying amount, plus the estimated fair value of the warrants retained by the Investors, which equals $167,127, was recorded as a dividend upon repurchase of shares of Series B preferred stock and is deducted from net loss to arrive at net loss applicable to common shares.

       At December 31, 2001, all 154,000 of the warrants described above are outstanding.

 (9)   Stock Options

       In August 1995, in connection with a severance agreement entered into between the Company and a former CEO, the Company granted options (not pursuant to the 1995 Stock Option Plan) to purchase 23,557 shares of common stock at an exercise price of $1.00 per share with immediate vesting. Total compensation expense recorded at the date of grant with regards to those options was $64,782 with the offset recorded as additional paid-in capital.

       Stock Option Plan

       In July 1995, the Company established the 1995 Stock Option Plan (the
       Plan), which provided for the granting of up to 650,000 options to officers, directors, employees and consultants for the purchase of stock. In July 1996, the Plan was amended to increase the total number of shares authorized for issuance by 300,000 shares to a total of 950,000 shares and beginning with the 1997 calendar year, by an amount equal to one

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       percent (1%) of the shares of common stock outstanding on December 31 of the immediately preceding calendar year. At December 31, 2001 and 2000, 1,164,198 and 1,102,977 shares were authorized for issuance. The options have a maximum term of 10 years and vest over a period determined by the Company's Board of Directors (generally 4 years).

       The Company applies APB Opinion No. 25 in accounting for its Plan. Accordingly, compensation cost has been recognized for stock options granted to employees and directors only to the extent that the quoted market price of the Company's stock at the date of grant exceeded the exercise price of the option.

       During 1995, the Company granted options to purchase 246,598 shares of the Company's common stock at exercise prices below the quoted market prices of its common stock. Deferred compensation expense in the amount of $144,000 was recorded at the date of grant with the offset recorded as an increase to additional paid-in capital. Compensation expense in the amount of $74,400, $28,800, $28,800 and $12,000 was recognized in 1998,
       1997, 1996, and 1995, respectively.

       In November 1997, the Company granted options to purchase 24,000 shares of the Company's common stock at $9.50 per share to Investor Relations Group (Investor). These options expire November 10, 2002. The Company recognized expense of $81,952, which is included in general and administrative expense in the consolidated statement of operations for the year ended December 31, 1998. The expense represents the estimated fair market value of the options, in accordance with SFAS No. 123.

       During 2001, the Company granted employees and directors an aggregate of 404,000 Plan options and 275,000 options outside of the Plan, of which 70,000 options have been cancelled as a result of termination of the employment of certain employees. All stock options granted during 2001, 2000 and 1999 were granted at the quoted market price on the date of grant.

       Had compensation costs been determined in accordance with the fair value method prescribed by SFAS No. 123, the Company's net loss applicable to common shares and net loss per common share (basic and diluted) for plan options would have been increased to the pro forma amounts indicated below:


                                                          2001                2000               1999
                                                     ---------------     ---------------    ---------------
Net loss applicable to common shares:
    As reported                                   $       2,609,521           6,847,749          2,760,881
    Pro forma                                             3,332,557           8,190,926          3,623,177

Net loss per common share - basic and diluted:
    As reported                                                0.36                1.21               0.59
    Pro forma                                                  0.46                1.45               0.77


       The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for the grants in 2001, 2000 and 1999: dividend yield of 0%; expected volatility of 110% for 2001 and 94% for 2000 and 1999; risk-free interest rate of 4.5% for 2001 and 6.5% for 2000 and 1999; and expected lives of eight years for each year presented.

       A summary of the status of the Company's stock options as of December 31, 2001, 2000 and 1999 and changes during the years then ended is presented below:

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


                                            Weighted                       Weighted                       Weighted
                                             average                       average                        average
                              2001          exercise         2000          exercise         1999          exercise
                             shares           price         shares          price          shares          price
                          -------------    ------------   ------------    -----------    ------------    -----------
At the beginning
    of the year                804,200  $         3.73        396,200  $        3.25         837,798  $        5.06
       Granted                 679,000            0.88        582,000           4.10         221,000           1.39
       Exercised                    --              --        (14,000)          2.56              --             --
       Cancelled              (170,000)           2.44       (160,000)          3.97        (662,598)          4.93
                          -------------    ------------   ------------    -----------    ------------    -----------
At the end of
    the year                 1,313,200  $         2.40        804,200 $         3.73         396,200  $        3.25
                                           ============                   ===========                    ===========
Options exercisable
    at year-end                680,617                        354,478                        211,869
                          =============                   ============                   ============
Weighted-average
    fair value of
    options granted
    during the year    $          0.71                 $         4.05                 $         1.20
                          =============                   ============                   ============

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       The following table summarizes the information about Plan stock options outstanding at December 31, 2001:


                                         Remaining            Number of
 Exercise             Number            contractual            options
   price            outstanding            life              exercisable
------------      ----------------    ---------------       ---------------

0.610                     4,000           9.61 years                   --
0.875                   575,000           9.15 years              218,750
1.033                    30,000           9.03 years                7,500
1.313                    50,000           7.61 years               37,500
1.375                    20,000           7.41 years               13,334
1.500                    75,000           7.81 years               75,000
1.750                     6,000           7.73 years                6,000
2.313                     2,000           6.66 years                2,000
3.188                    54,000           8.75 years               54,000
3.250                    10,000           6.61 years               10,000
4.188                   448,000           8.28 years              224,000
6.094                    10,000           8.22 years                3,333
6.813                     1,200           1.19 years                1,200
7.000                     2,000           5.46 years                2,000
7.500                     2,000           4.56 years                2,000
9.500                    24,000           0.86 years               24,000
                  --------------                           ---------------
                      1,313,200                                   680,617
                  ==============                           ===============


 (10)  Stock Warrants

       In connection with notes payable - bridge financing, the Company issued warrants to purchase 1,500,000 shares of common stock at an initial exercise price of $1.50 per share; subject to an upward adjustment upon consummation of the IPO. Simultaneously with the consummation of the IPO, these warrants were converted into redeemable warrants at an exercise price of $5.50 per share on a one-for-one basis (see note 7). These redeemable warrants expired unexercised on December 13, 2000.

       As of December 14, 1996, the redeemable warrants are subject to redemption by the Company at a redemption price of $0.05 per redeemable warrant on 30 days prior written notice, provided that the average closing bid price of the common stock as reported on Nasdaq equals or exceeds $8.25 per share, subject to adjustment, for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of notice of the redemption.

       In December 1995, in connection with the IPO, the Company issued redeemable warrants to purchase 1,872,750 shares of common stock at an exercise price of $5.50 per share. The remainder of these redeemable warrants expired unexercised on December 13, 2000. Commencing December 14, 1996, these redeemable warrants are subject to redemption by the Company at its option, at a redemption price of $.05 per warrant provided that the average closing bid price of the common stock equals or exceeds $8.25 per

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       share for a specified period of time, and the Company has obtained the required approvals from the Underwriters of the Company's IPO. In January 1998, 1,000 warrants were exercised.

       In connection with the IPO, the Company granted to Joseph Stevens & Co., L.P. (the Underwriter) warrants to purchase from the Company 165,000 units, each unit consisting of one share of common stock and one redeemable warrant at an initial exercise price of $6.60 per unit. Such warrants are exercisable during the four-year period commencing December 13, 1996. The redeemable warrants issuable upon exercise of these warrants have an exercise price of $6.05 per share. As long as the warrants remain unexercised, the terms under which the Company could obtain additional capital may be adversely affected. These redeemable warrants expired unexercised on December 13, 2000.

       The Company entered into an agreement with Paramount effective April 15, 1996 pursuant to which Paramount will, on a non-exclusive basis, render financial advisory services to the Company. Two warrants exercisable for shares of the Company's common stock were issued to Paramount in connection with this agreement. These included a warrant to purchase 25,000 shares of the Company's common stock at $10 per share, which warrant expired unexercised on April 16, 2001 and a warrant to purchase 25,000 shares of the Company's common stock at $8.05 per share, which warrant expired unexercised on June 16, 2001. In connection with the issuance of these warrants, the Company recognized an expense in the amount of $139,000 for the fair value of the warrants. This expense was recorded as general and administrative in the consolidated statement of operations for the year ended December 31, 1996.

       In connection with the Channel merger discussed in note 8, the Company issued a warrant to a director of the Company to purchase 37,500 shares of the Company's common stock at $5.33 per share, which warrant expires on July 14, 2006. The Company recognized expense of $48,562 for the fair value of the warrants which was recorded as a research and development expense in the consolidated statement of operations for the year ended December 31, 1997.

       The Company entered into an agreement with an investor pursuant to which the investor will render investor relations and corporate communication services to the Company. A warrant to purchase 24,000 shares of the Company's common stock at $7.00 per share, which warrant expired unexercised on November 22, 2001, was issued in 1996. The Company recognized expense of $110,640 for the fair value of the warrants, which was recorded as a general and administrative expense in the consolidated statements of operations for the year ended December 31, 1997.

       Concurrent with the private placement offering of Series A preferred stock in 1997, the Company issued 123,720 warrants to designees of Paramount, the placement agent. These warrants are initially exercisable at a price equal to $11.00 per share and may be exercised at any time during the 10-year period commenced February 17, 1998. The rights, preferences and privileges of the shares of Series A preferred stock issuable upon exercise of these warrants are identical to those offered to the participants in the private placement. The warrants contain anti-dilution provisions providing for adjustment of the number of securities underlying the Series A preferred stock issuable upon exercise of the warrants and the exercise price of the warrants under certain circumstances. The warrants are not redeemable and will remain outstanding, to the extent not exercised, notwithstanding any mandatory redemption or conversion of the Series A preferred stock underlying the warrants. In accordance with SFAS No. 123, the Company determined the fair value of the warrants using the Black-Scholes Model and allocated this value of $570,143, to convertible preferred stock warrants with a corresponding reduction in additional paid-in capital. In April 2000 and June 1998, 4,799 and 6,525 warrants, respectively, were exercised via a cashless method for 6,955 and 2,010 shares of Series A preferred stock, respectively.

       On January 4, 2000, the Company entered into a Financial Advisory and Consulting Agreement with the Underwriters. In this agreement, the Company engaged the Underwriters to provide investment-banking

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       services for one year commencing January 4, 2000. As partial compensation for the services to be rendered by the Underwriters, the Company issued the Underwriters three warrants to purchase an aggregate of 450,000 shares of its common stock. The exercise price ranges between $2.50 and $4.50 and the exercise period of each warrant is at various times through 2007. In addition, each warrant may only be exercised when the market price per share of common stock is at least $1.00 greater than the exercise price of that warrant. In connection with the issuance of the warrants, the Company and the Underwriters entered into a letter agreement granting registration rights in respect of the shares of common stock issuable upon exercise of the warrants. In accordance with EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and other relative accounting literature, the Company recorded the estimated fair value of the warrants of $1,020,128, which represents a general and administrative expense, as compensation expense relating to stock options and warrants over the vesting period through January 4, 2001.

       On March 8, 2001, the Company entered into an agreement with The Investor Relations Group, Inc., or "IRG," under which IRG will provide the Company investor relations services. Pursuant to this agreement, the Company issued to Dian Griesel of IRG warrants to purchase 120,000 shares of its common stock. The term of the warrants is five years and the exercise price of the warrants is $0.875, and they will vest in 5,000 share monthly increments over a 24 month period. In addition, should the Company's stock price reach $2.50, the Company will grant Ms. Griesel an additional 50,000 warrants. Should the Company's stock price reach $5.00, the Company will grant Ms. Griesel a further 50,000 warrants. As a result, the Company recorded compensation expense relating to these stock warrants of $33,256 for the year ended December 31, 2001 and will remeasure the compensation expense at the end of each reporting period until the final measurement date is reached in 14 months.

       On August 9, 2001, the Company entered into an agreement with Proteus Capital Corp in which Proteus agreed to assist the Company with raising additional funds. Pursuant to this agreement, the Company granted Proteus warrants to purchase 100,000 shares of the Company's common stock at $0.59 per share, which was the average closing stock price for the two weeks ended August 17, 2001. The warrants were fully vested on the date of the agreement and were outstanding at December 31, 2001. The term of the warrants is five years. As a result, the Company recorded compensation expense relating to these stock warrants of $45,355 for the year ending December 31, 2001.

 (11)  Related-Party Transactions

       During 1999, the Company entered into consulting agreements with certain members of its Board of Directors. Prior to 1999, the Company had several consulting agreements with directors of the Company. These agreements, all of which have been terminated, required either monthly consulting fees or project-based fees. No additional agreements were entered into as of December 31, 2001. Consulting expense under these agreements was $0, $8,000 and $99,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

 (12)  Income Taxes

       There was no current or deferred tax expense for the years ended December 31, 2001, 2000 and 1999 because of the Company's operating losses.

       The components of deferred tax assets and deferred tax liabilities as of December 31, 2001 and 2000 are as follows:

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


                                                   2001               2000
                                               ---------------    --------------
Deferred tax assets:
    Tax loss carryforwards                 $        8,613,260         9,239,517
    Research and development credit                   805,633           743,286
    Fixed assets                                           --             2,563
    Deferred compensation                             340,764                --
    Unrealized loss on investment                   1,083,774                --
    Other                                              32,046                --
                                               --------------     -------------
    Gross deferred tax assets                      10,875,477         9,985,366
    Less valuation allowance                      (10,870,822)       (9,985,366)
                                               ---------------    --------------
       Net deferred tax assets                          4,655                --
Deferred tax liabilities                               (4,655)               --
                                               ---------------    --------------
       Net deferred tax asset (liability)  $               --                --
                                               ===============    ==============

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       The reasons for the difference between actual income tax expense (benefit) for the years ended December 31, 2001, 2000 and 1999 and the amount computed by applying the statutory federal income tax rate to losses before income tax (benefit) are as follows:

                              2001                              2000                              1999
                          -------------------------------   ------------------------------    ----------------------------
                                               % of                              % of                             % of
                                              pretax                            pretax                           pretax
                             Amount          earnings          Amount          earnings          Amount         earnings
                          --------------   --------------   --------------   -------------    -------------    -----------
Income tax expense
    at statutory rate     $    (590,000)          (34.0%)   $  (1,973,000)         (34.0%)    $   (832,000)        (34.0%)
State income taxes,
    net of Federal
    tax benefit                (186,000)          (10.7%)        (640,000)         (10.9%)        (147,000)         (6.0%)
Change in valuation
    reserve                     885,000            51.0%        2,476,000           42.1%          527,000          21.5%
Credits generated
    in current year             (62,000)           (3.6%)        (248,000)          (4.2%)         (74,000)         (3.0%)
Adjustment to prior
    estimated income
    tax expense                      --               --               --              -- %        529,000          21.6%
Other, net                      (47,000)           (2.7%)         385,000            7.0%           (3,000)         (0.1%)
                          --------------   --------------   --------------   -------------    -------------    -----------
Income tax benefit        $           --              -- %   $          --              --    $          --           -- %
                          ==============   ==============   ==============   =============    =============    ===========



       A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The net change in the total valuation allowance for the years ended December 31, 2001, 2000 and 1999 was an increase of $885,000, $2,476,000 and
       $527,000, respectively. The tax benefit assumed using the federal statutory tax rate of 34% has been reduced to an actual benefit of zero due principally to the aforementioned valuation allowance.

       At December 31, 2001, the Company had federal and state net operating loss tax carryforwards of approximately $21,000,000. The net operating loss carryforwards expire in various amounts starting in 2008 and 2002 for federal and state tax purposes, respectively. The Tax Reform Act of 1986 contains provisions which limit the ability to utilize net operating loss carryforwards in the case of certain events including significant changes in ownership interests. If the Company's net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforward, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


(13)   License Agreement

       On May 14, 1998, Optex entered into a Development and License Agreement (the Agreement) with Bausch & Lomb to complete the development of Catarex, a cataract-removal technology owned by Optex. Under the terms of the Agreement, Optex and Bausch & Lomb intend jointly to complete the final design and development of the Catarex System. Bausch & Lomb was granted an exclusive worldwide license to the Catarex technology for human ophthalmic surgery and will assume responsibility for commercializing Catarex globally. The Agreement is cancelable by Bausch & Lomb at any time upon six months written notice.

       The Agreement provided that Bausch & Lomb would pay Optex milestone payments of (a) $2,500,000 upon the signing of the Agreement, (b) $4,000,000 upon the successful completion of certain clinical trials, (c) $2,000,000 upon receipt of regulatory approval to market the Catarex device in the United States (this payment is creditable in full against royalties), and (d) $1,000,000 upon receipt of regulatory approval to market the Catarex device in Japan. Pursuant to the Agreement, Bausch & Lomb would reimburse Optex for its research and development expenses not to exceed $2,500,000. Bausch & Lomb would pay Optex a royalty of 7% of net sales and an additional 3% royalty when certain conditions involving liquid polymer lenses are met.

       During 1998, the Company received the first nonrefundable milestone payment of $2,500,000 and recorded this amount as license revenue. In addition, the Company recorded $1,047,511 in 1998 as a reduction of expenses related to the reimbursement of research and development costs associated with the Catarex device.

       On September 16, 1999, the Company and Bausch & Lomb amended the Agreement to provide for an expanded role for Optex in development of the Catarex surgical device. Under the amended Agreement, Optex, in addition to the basic design work provided for in the original agreement, was required to deliver to Bausch & Lomb within a stated period Catarex devices for use in clinical trials, and was required to assist Bausch & Lomb in connection with development of manufacturing processes for scale-up of manufacture of the Catarex device. Additionally, Bausch & Lomb would reimburse Optex for all costs, including labor, professional services and materials, incurred by Optex in delivering those Catarex devices and performing manufacturing services, and would pay Optex a fixed profit component of 25% based upon certain of those costs.

       During 2001, 2000 and 1999, Optex recorded revenue pursuant to the amended Agreement of $2,461,922, $5,169,288 and $1,082,510, respectively. The revenue recorded in 2001, 2000 and 1999 pursuant to the amended Agreement is inclusive of the fixed profit component of 25% presented on a gross basis with the related costs incurred presented separately as cost of development revenue on the consolidated statements of operations. Of these amounts, $0 and $192,992 are recorded as an account receivable at December 31, 2001 and 2000, respectively. Prior to the amended Agreement, the research and development expenses of the Catarex device incurred and the related reimbursement were presented by the Company on a net basis as the reimbursement reflects a dollar for dollar reimbursement arrangement, effectively being a pass-through of expenses. The 1999 reimbursement received by the Company prior to the amendment to the Agreement was $1,229,068. As of December 31, 2000, the Company recorded $1,294,615 of deferred revenue related to the amended Agreement, which amount represents expenses paid in advance by Bausch & Lomb during 2000 at a rate of 125%. This deferred revenue was recognized when the related expense was recorded in operations during 2001.

       As of December 31, 2000, Optex received reimbursement for costs, including labor, professional services and materials, incurred by Optex in delivering Catarex devices and performance manufacturing services totaling $5 million. The amended agreement provided that Bausch & Lomb would reimburse Optex for such costs up to $8 million. In connection with the revised agreement, the Company agreed to pay a bonus to its President

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       totaling $141,000, payable monthly through March 2001. At December 31, 2001 and 2000, $0 and $23,502, respectively, were due and were included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

       Pursuant to an asset purchase agreement dated January 31, 2001, among Bausch & Lomb, a Bausch & Lomb affiliate, the Company, and Optex, on March 2, 2001, Optex sold to Bausch & Lomb substantially all of its assets (mostly intangible assets with no book value), including all those related to the Catarex technology. The purchase price was $3 million paid at closing (of which approximately $564,000 has been distributed to Optex's minority shareholders). In addition, Optex is entitled to receive additional consideration, namely $1 million once Bausch & Lomb receives regulatory approval to market the Catarex device in Japan, royalties on net sales on the terms stated in the original development agreement dated May 14, 1998, between Bausch & Lomb and Optex, as amended, and minimum royalties of $90,000, $350,000, and $750,000 for the first, second, and third years, respectively, starting on first commercial use of the Catarex device or January 1, 2004, whichever is earlier. Optex also has the option to repurchase the acquired assets from Bausch & Lomb at fair value if it ceases developing the Catarex technology.

       Upon the sale of Optex assets, Bausch & Lomb's development agreement with Optex was terminated and Optex has no further involvement with Bausch & Lomb. As a result of this transaction, the Company recorded a net gain on the sale of Optex assets of $2,569,451 for the year ended December 31, 2001, net of severance payments to former Optex employees in the amount of $240,000 as described below. The purchase price of $3,000,000 is nonrefundable and upon the closing of the asset purchase agreement in March 2001, Optex had no further obligation to Bausch & Lomb or with regard to the assets sold. In the asset purchase agreement, Optex agreed to forgo future contingent payments provided for in the earlier development agreement. Pursuant to the Company's agreement with the minority shareholders of Optex, Optex has recorded a profit distribution for the year ended December 31, 2001 of $837,274 representing the minority shareholders' percentage of the cumulative profit from the Bausch & Lomb development and asset purchase agreements up to and including proceeds from the sale of Optex' assets.

       On May 9, 2001, the Company's board of directors, after consideration of all the relevant facts and circumstances, including recommendation of counsel, agreed to authorize an aggregate payment of $240,000 to three former employees of Optex (who are now employed by Bausch & Lomb). The payments were made on May 11, 2001, and represented the settlement of claims made by the employees subsequent to the asset purchase agreement referred to above for severance monies allegedly due under their employment agreement. The Company did not believe these monies were due pursuant to the terms of the transaction itself and the respective employment agreements. The board of directors elected to acquiesce to the demands of the former employees and resolve the matter in light of the potential future royalties from Bausch & Lomb and the importance of these individuals to the ongoing development activities. The payment was recorded as an expense netted against the gain on sale of Optex assets in the December 31, 2001 consolidated statement of operations.

(13)   Commitments and Contingencies

       Consulting and Research Agreements

       The Company has entered into consulting agreements, under which stock options may be issued in the foreseeable future. The agreements are cancelable with no firm financial commitments.

       Employment Agreements

       The Company entered into employment agreements with four executives during April and May, 2000. These agreements provide for the payment of signing and year-end bonuses in 2000 totaling $225,000, and annual

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       base salaries aggregating $550,000. Certain agreements were amended in February 2001 and one executive was terminated in October 2001. As of December 31, 2001, the annual base salaries of four executives aggregate to $485,000 and year-end bonuses aggregated to $105,000. The 2001 and 2000 bonuses are included in accrued liabilities in the accompanying consolidated balance sheets at December 31, 2001 and 2000, respectively. Each agreement has an initial term of three years and can be terminated by the Company, subject to certain provisions, with the payment of severance amounts that range from three to six months.

       Proprietary Rights

       The Company has an exclusive worldwide license to four U.S. patents and corresponding foreign applications covering a group of compounds, including CT-3. The licensor is Dr. Sumner Burstein, a professor at the University of Massachusetts. This license extends until the expiration of the underlying patent rights. The primary U.S. patent expires in 2012 and the new analog patent 6,162,829 expires in 2017. The Company has the right under this license to sublicense our rights under the license. The license requires that the Company pay royalties of 3% to Dr. Burstein based on sales of products and processes incorporating technology licensed under the license, as well as 8% of any income derived from any sublicense of the licensed technology. Furthermore, pursuant to the terms of the license, the Company must satisfy certain other terms and conditions in order to retain the license rights. If the Company fails to comply with certain terms of the license, our license rights under the license could be terminated.

       Operating Leases

       The Company rents certain office space under operating leases which expire in various years through 2003.

       Aggregate annual minimum lease payments for noncancelable operating leases are as follows:

                Year ending
                December 31,
           -------------------
                   2002              $     94,528
                   2003                    31,167
                                    -------------
                                     $    125,695
                                     =============


       Beginning in March 2002, the Company entered into a sublease agreement to cover a portion of its lease obligation. The minimum lease payments above include noncancellable sublease income of $7,500 and $3,750 expected to be received in 2002 and 2003, respectively. The Company has sublet 60% of a facility in Connecticut which is no longer utilized by the Company. As a result, the Company recorded an estimated loss on the remaining operating lease obligation in the amount of $11,026 at December 31, 2001.

       Rent expense related to operating leases for the years ended December 31, 2001, 2000 and 1999 was $135,662, $161,810 and $118,264, respectively.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       Resignation of CEO

       In July 1998, the CEO of the Company resigned. The Company recorded $211,250 of expense for salary continuation through April 1999. Pursuant to the resignation, all unvested stock options held by the CEO vested immediately and the unexercised options expired in July 1999.

       Termination of Agreement with the Trustees of the University of Pennsylvania

       On October 12, 1999, the Company and Channel announced the termination of the license agreement dated as of June 16, 1994, between the Trustees of the University of Pennsylvania (Penn) and Channel pursuant to which Channel received the rights to use cyclodextrin technology. The Company and Channel, on the one hand, and Penn, on the other hand, released each other from any further obligations under the license agreement. The Company paid Penn a portion of the patent costs for which Penn was seeking reimbursement under the agreement.

       CryoComm Technology

       In October 2001, the Company stopped work on CryoComm, a wholly-owned subsidiary of the Company that had been developing superconducting electronics for Internet packet switching and transport products. Discontinuing work on CryoComm will allow the Company to focus on its core life-sciences technologies, although the Company will continue to prosecute the patents on the CryoComm technology. As part of this restructuring, Walter Glomb's position was eliminated effective October 16, 2001, although Mr. Glomb will receive a 7% success fee if he is able to secure funding to further develop this technology. As stated in his employment agreement, Mr. Glomb was also entitled to receive a total of $62,500 in severance payments due under his employment agreement over the six months following his termination. These amounts were recorded during the fourth quarter of 2001 and $36,458 of these severance payments is included in accrued liabilities in the accompanying consolidated balance sheet as of December 31, 2001.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors of:
  Manhattan Pharmaceuticals, Inc.
  (A development stage company)

We have audited the accompanying balance sheets of Manhattan Pharmaceuticals, Inc. (a development stage company) as of September 30, 2002 and December 31, 2001 and the related statements of operations, changes in stockholders' deficiency and cash flows for the nine months ended September 30, 2002, for the period from August 6, 2001 (inception) to December 31, 2001 and for the period from August 6, 2001 (inception) to September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Manhattan Pharmaceuticals, Inc. as of September 30, 2002 and December 31, 2001, and the results of its operations and its cash flows for the nine months ended September 30, 2002, for the period from August 6, 2001 (inception) to December 31, 2001 and for the period from August 6, 2001 (inception) to September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has a net loss from operations of $892,365 since inception, a negative cash flow from operating activities of $626,721 since inception, a working capital deficiency of $839,482 and a stockholders' deficiency of $830,776. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG & COMPANY, P.A.

Boca Raton, Florida
November 1, 2002


                         MANHATTAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                                ASSETS
                                                                                   September 30,       December 31,
                                                                                       2002               2001
                                                                                   -------------       -----------
CURRENT ASSETS

  Cash                                                                              $   3,279          $    --
  Deferred consulting expense                                                          45,442               --
                                                                                    ---------          ---------
      Total Current Assets                                                             48,721               --
                                                                                    ---------          ---------

OTHER ASSETS
  Deferred offering costs                                                               8,706               --
     Total Other Assets                                                                 8,706               --
                                                                                    ---------          ---------

TOTAL ASSETS                                                                        $  57,427          $    --
                                                                                    =========          =========

                                 LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Accounts payable                                                                  $ 161,846          $    --
  Accrued expenses                                                                     43,696             29,296
  Note and interest payable                                                           601,346               --
  Due to stockholder                                                                   30,000             27,500
  Due to affiliate                                                                     51,315               --
                                                                                    ---------          ---------
      Total Current Liabilities                                                       888,203             56,796
                                                                                    ---------          ---------

STOCKHOLDERS' DEFICIENCY
  Common stock, $.001 par value, 10,000,000 shares authorized, 5,000,000
   and 4,000,000 issued and outstanding in 2002 and 2001, respectively                  5,000              4,000
  Additional paid-in capital                                                           60,589               --
  Accumulated deficit during development stage                                       (892,365)           (56,796)
  Subscription receivable                                                              (4,000)            (4,000)
                                                                                    ---------          ---------
      Total Stockholders' Deficiency                                                 (830,776)           (56,796)
                                                                                    ---------          ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                      $  57,427          $    --
                                                                                    =========          =========


                See accompanying notes to financial statements.


                         MANHATTAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                                   For the Period
                                                                        from              For the Period
                                              For the Nine          August 6, 2001         August 6, 2001
                                              Months Ended          (Inception) to         (Inception) to
                                              September 30,          December 31,           September 30,
                                                  2002                   2001                  2002
                                              ------------         --------------         --------------

REVENUE                                        $    --                $    --                $    --
                                               ---------              ---------              ---------

OPERATING EXPENSES
  Consulting fees                                217,885                 27,736                245,621
  Selling, general and administrative            186,250                  1,560                187,810
  Research and development                       377,654                 27,500                405,154
  Salaries                                        41,667                   --                   41,667
                                               ---------              ---------              ---------
      Total Operating Expenses                   823,456                 56,796                880,252
                                               ---------              ---------              ---------

LOSS FROM OPERATIONS                            (823,456)               (56,796)              (880,252)
                                               ---------              ---------              ---------

OTHER EXPENSE
  Interest expense                                12,113                   --                   12,113
                                               ---------              ---------              ---------
     Total Other Expense                          12,113                   --                   12,113
                                               ---------              ---------              ---------

NET LOSS                                       $(835,569)             $ (56,796)             $(892,365)
                                               =========              =========              =========


                See accompanying notes to financial statements.


                         MANHATTAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
      FOR THE PERIOD FROM AUGUST 6, 2001 (INCEPTION) TO SEPTEMBER 30, 2002


                                                                           Additional
                                                       Common Stock         Paid-In      Subscription     Accumulated     Total
                                                    Shares      Amount      Capital       Receivable        Deficit       Equity
                                                  ---------   ----------  ------------  -------------    -------------  ----------

Stock issued for subscription receivable          4,000,000   $   4,000    $    --        $  (4,000)      $    --       $    --

Net loss for the period from August 6, 2001
  (inception) to December 31, 2001                     --          --           --             --           (56,796)      (56,796)
                                                  ---------   ---------    ---------      ---------       ---------     ---------

Balance, December 31, 2001                        4,000,000       4,000         --           (4,000)        (56,796)      (56,796)

Stock issued for licensing fees                   1,000,000       1,000         --             --              --           1,000

Stock options issued for services                      --          --         60,589           --              --          60,589

Net loss for the period from January 1, 2002
  to September 30, 2002                                --          --           --             --          (835,569)     (835,569)
                                                  ---------   ---------    ---------      ---------       ---------     ---------
BALANCE, SEPTEMBER 30, 2002                       5,000,000   $   5,000    $  60,589      $  (4,000)      $(892,365)    $(830,776)
                                                  =========   =========    =========      =========       =========     =========


                See accompanying notes to financial statements.


                         MANHATTAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                                    For the Period    For the Period
                                                                                         from              from
                                                                     For the Nine    August 6, 2001    August 6, 2001
                                                                     Months Ended    (Inception) to    (Inception) to
                                                                     September 30,    December 31,     September 30,
                                                                         2002             2001             2002
                                                                    --------------   --------------    -------------

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                            $(835,569)       $ (56,796)       $(892,365)
  Adjustments to reconcile net loss to net cash (used in)
   operating activities:
   Expense portion of stock and options issued for services              16,147             --             16,147
  Changes in operating assets and liabilities:
   (Increase) in:
    Deferred offering costs                                              (8,706)            --             (8,706)
   Increase in:
    Accounts payable                                                    161,846             --            161,846
    Accrued expenses                                                     14,400           29,296           43,696
    Due to affiliate                                                     51,315             --             51,315
    Interest payable                                                      1,346             --              1,346
                                                                      ---------        ---------        ---------
           Net Cash Used In Operating Activities                       (599,221)         (27,500)        (626,721)
                                                                      ---------        ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:                                      --               --               --
                                                                      ---------        ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans payable - related parties, net
    of repayments                                                         2,500           27,500           30,000
  Proceeds from notes payable                                           600,000             --            600,000
                                                                      ---------        ---------        ---------
           Net Cash Provided by Financing Activities                    602,500           27,500          630,000
                                                                      ---------        ---------        ---------

NET INCREASE IN CASH                                                      3,279             --              3,279

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                            --               --               --
                                                                      ---------        ---------        ---------

CASH AND CASH EQUIVALENTS - END OF PERIOD                             $   3,279        $    --          $   3,279
                                                                      =========        =========        =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest                                                $  10,767        $    --          $  10,767
                                                                      =========        =========        =========


                 See accompanying notes to financial statements.

                         MANHATTAN PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING FOLICIES

       (A) Nature of Operations

       Manhattan Pharmaceuticals, Inc. (the "Company") incorporated on August 6, 2001 under the laws of Delaware under the name CT-3 Acquisition Corp., is a privately-held, New York based development stage biopharmaceutical company that holds an exclusive, world-wide license to certain intellectual property (the "Property") owned by Oleoyl-estrone Developments, SL ("OED") of Barcelona, Spain (the "University"). The Company's first drug candidate, oleoyl-estrone ("OE"), is an orally administered small molecule that has been shown in extensive pre-clinical animal studies to cause significant weight loss without the need for dietary modifications (See Notes 2 and 7).

       (B) Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (C) Income Taxes

       The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense (benefit) recorded for period from August 6, 2001 (inception) to December 31, 2001 and for the nine months ended September 30, 2002 because of the Company's continued losses from operations. Any deferred tax asset arising from the Company's available net operating loss carryforwards has been offset by an equal valuation allowance.

       (D) New Accounting Pronouncements

       The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards.

       Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

       Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All

                         MANHATTAN PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

       intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

       SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

       Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

       In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supersedes SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed of" and APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 established a single accounting model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS No. 144 retains the provision of APB No. 30 for presentation of discontinued operations in the income statement but broadens the presentation to include a component of an entity. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within.

       In April 2002, the FASB issued SFAS 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 rescinds the provisions of SFAS No. 4 that requires companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding transition to the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS 145 related to classification of debt extinguishments are effective for fiscal years beginning after May 15, 2002. Earlier application is encouraged. The Company does not believe the adoption of this standard will have a material impact the financial statements.

       In July 2002, the FASB issued SFAS No. 146, "Accounting for Restructuring Costs." SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under SFAS 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS 146, a company cannot restate its previously issued financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3.

       The Company believes that the adoption of these pronouncements will not have a material impact on the Company's financial position or results of operations.

                         MANHATTAN PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


NOTE 2 RIGHTS TO INTELLECTUAL PROPERTY

       The Company's exclusive right to OED's Property, in the aggregate, are of material importance for the Company's survival. Protection for OED's individual products extends for varying periods in accordance with the date of grant and the legal life of patents in the various countries. The protection afforded, which may also vary from country to country, depends upon the type of patent and its scope of coverage. The Company is financially responsible for all aspects of OED's inventions, including legal and research and development expenses associated with the product developments.

       During the periods ended September 30, 2002 and December 31, 2001, the Company capitalized approximately $236,303 and $25,000, respectively, in legal fees, U.S. Patent office handling fees and other expenses that OED incurred in relation to the patents and licensing fees (See Note 7). Expenses incurred for research and development of the patents were expensed in the period ended September 30, 2002.

       The Intellectual Property Rights are being amortized over the lives of the underlying patents, which generally are twenty years. Amortization expense was not recorded for the period ended December 31, 2001. Amortization expense related to patents for the period ended September 30, 2002 was approximately $263. No amortization has been recorded related to the capitalized licensing costs that the Company has paid under its licensing agreement with OED (See Note 7). Capitalized licensing costs will be amortized when the licensing agreement generates revenues from the underlying intellectual property rights.

       The Company evaluates the recoverability of the Intellectual Property Rights, where indicators of impairment are present, by reviewing current and projected profitability or undiscounted cash flows of such assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Intangible assets not subject to amortization are tested for impairment at least annually. For the period ended September 30, 2002, the Company determined that, based on projected profitability and estimated future cash flows, the carrying amount of the Intellectual Property Rights, equals the fair value. Accordingly, no impairment loss was required for the period ended September 30, 2002.

NOTE 3 NOTE PAYABLE

       During the period ended September 30, 2002, the Company received $600,000 from an independent financial institution with an annual interest rate of 3.23%. During the period ended September 30, 2002, the Company paid $10,767 and accrued $1,346 of the $12,113 total interest expense incurred. The note is due in January 2003 and is secured by a stockholder's personal investment account of $600,000. The note and related interest payable are recorded in current liabilities in the accompanying financial statements.

NOTE 4 DUE TO STOCKHOLDER

       In order to provide operating funds for the Company, a stockholder (the "Stockholder") loaned the Company $30,000 during September 2002. The loan is payable on the earlier to occur of (a) one year from the date of issuance or (b) a financing in which gross proceeds to the Company exceeds $1,000,000. The loan bears interest at 5% and is unsecured. Since the proceeds were received in late September 2002, no interest expense has been recognized for this loan as of September 30, 2002 because the Company deems it to be immaterial.

       As discussed in Note 10, the Company received an additional $80,000 from the Stockholder during October 2002 as additional operating funds. The total proceeds from the Stockholder since inception is $110,000 (See Note
       10).

NOTE 5 DUE TO AFFILIATE

During the period ended September 30, 2002, an affiliate, owned by the Stockholder as defined in Note 4, paid

                         MANHATTAN PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


       paid $6,315 for deferred offering expenses on behalf of the Company. The Company also owes $45,000 at September 30, 2002 for office space rental expense to the affiliate. These expenses are included in selling, general and administrative expense on the accompanying financial statements. These non-interest bearing payables are due on demand and unsecured.

NOTE 6 STOCKHOLDERS' DEFICIENCY

       The Company accounts for equity based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The standard requires the Company to adopt the "fair value" method with respect to equity-based compensation of consultants and other non-employees. For financial statement disclosure purposes, the fair market value of each stock option granted during the period ended September 30, 2002 was estimated on the date of grant using the Black-Scholes Pricing Model in accordance with FASB No. 123 using the following weighted average assumptions: expected dividend yield 0%, risk-free interest rate of 3.21%, volatility of 0% and expected term of five years.

       The Company issued a total of 40,000 options to four consultants to purchase 40,000 shares of the Company's common stock at an exercise price of $.01 during August 2002. The fair value of the option issuances was estimated, using the Black-Scholes Pricing Model as described in the previous paragraph, at $60,589. The option issuances were granted as payment in full for four one-year consulting contracts, which all terminate in August 2003. Therefore the Company has expensed $15,147 as consulting fee expense in the accompanying statement of operations and has deferred $45,442 over the remaining lives of the contracts, which is presented as deferred consulting expense on the balance sheet of the accompanying financial statements.

       There were no options exercised during the period ended September 30, 2002.

       The Company did not adopt the fair value method, in accordance with SFAS 123, with respect to employee stock options. The Company accounts for employee stock options under the "intrinsic value" method in accordance with APB 25. For the period from August 6, 2001 (inception) through September 30, 2002, the Company did not issue options to employees. Therefore, there was no financial statement impact for employee option issuances for the periods presented.

       The Company issued 4,000,000 shares of common stock to thirty-eight investors during December 2001 for a subscription receivable of $4,000. In connection with the subscription receivable, the Company entered into thirty-eight note receivable agreements with the respective investors, which all mature during 2002. (See Note 10 for discussion of subsequent proceeds from subscriptions receivable). During February 2002, the Company issued 1,000,000 shares of common stock to OED related to the license agreement discussed in Note 7 and capitalized the full amount as licensing fees.

NOTE 7 LICENSE AND CONSULTING AGREEMENTS

       On February 15, 2002, the company entered into a License Agreement (the "Agreement") with OED. Under the terms of the Agreement, OED grants to the Company a worldwide license to make, use, lease and sell the licensed products as the Company's sees fit. OED also grants the right to the Company to sublicense to third parties the Property or aspects of the Property with prior written consent of OED. OED retains an irrevocable, non-exclusive, royalty-free right to use the Property solely for its internal, non-commercial use. The Agreement will terminate on (i) the date that the Company files a petition for bankruptcy, (ii) within thirty days notice that the University's research agreement ceases to be in full force, (iii) within sixty days notice by either party for due reason as specified in the Agreement or (iv) the date for the last patent to expire under the Agreement.

       Under the Agreement, the Company agreed to pay to OED certain equity and milestone licensing fees, which are being capitalized as they are paid in the accompanying financial statements. As of September 30, 2002 and 2001 the Company paid $175,000 and $25,000, respectively in licensing fees which is included in the balance

                         MANHATTAN PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


       sheet as intellectual property rights (See Note 2).

       In relation to the Agreement, the Company entered into a consulting agreement with Oleoyl-estrone Developments, SL ("OED"). The agreement became effective during February 2002, at a fee of $6,250 per month, and will terminate when the license agreement terminates. The fees associated with the consulting agreement are expensed in the accompanying financial statements. OED agreed to serve as a member of the Company's Scientific Advisory Board and to render consultative and advisory services to the Company. Such services include research, development and clinical testing of the Company's technology as well as the reporting of the findings of such tests, assistance in filing of patents and oversight and direction of efforts in regards to personnel for clinical development.

NOTE 8 PRIVATE PLACEMENT

       During the period ended September 30, 2002, the Company commenced a private placement share offering wherein it offered to accredited investors a minimum amount of 312,500 shares and a maximum amount of 937,500 shares of common stock. The purchase price per share was $1.60 per share with an individual minimum investment of $50,000, although the Company may accept, at their discretion, subscriptions for lesser amounts. As of September 30, 2002, the Company had not closed on any proceeds related to the offering. In connection with this private placement offering the Company incurred offering costs of $8,706 which have been deferred.

NOTE 9 GOING CONCERN

       The Company's financial statements have been prepared on a going concern basis which contemplated the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a net loss from operations of $630,325 since inception, a negative cash flow from operating activities of $365,418 since inception, a working capital deficiency of $839,482 and a stockholders' deficiency of $568,736. The Company's working capital deficiency may not enable it to meet such objectives as presently structured. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

       The ability of the Company to continue as a going concern is dependent on the Company's ability to obtain additional financing and achieve profitable operations. Management believes that actions presently taken to obtain additional financing and its business plan to achieve profitable operations will provide the opportunity for the Company to continue as a going concern.

NOTE 10  SUBSEQUENT EVENTS

       During October 2002, the Company received an additional $80,000 of operating funds from the Stockholder referred to in Note 4. The loans are unsecured and bear interest at 5%.

       During October 2002, the Company received proceeds of $4,000 as payment in full of the $4,000 subscription receivable.

                     INTRODUCTION TO THE UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

      Atlantic Technology Ventures, Inc. recently signed a merger agreement with Manhattan Pharmaceuticals, Inc. providing for the merger of a wholly owned subsidiary of Atlantic into Manhattan. If the merger is consummated, shareholders of Manhattan will be issued approximately 92,647,100 shares of Atlantic which represents 80% of Atlantic's post-merger outstanding capital stock. We anticipate that the merger will close in the first quarter of 2003. The merger will be recorded as a reverse acquisition since the Manhattan stockholders become the controlling stockholders of Atlantic. Based on the recent thirty-day average price of Atlantic's common stock of $0.12, the preliminary estimate of the total purchase price is approximately $2,979,413. On completion of a valuation, it is expected that the combined company will record intangible assets (patents and licenses) for substantially all of the purchase price.

      The Unaudited Pro Forma Condensed Combined Statements of Operations combine the historical consolidated statements of operations of Atlantic and Manhattan. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheet of Atlantic and the historical consolidated balance sheet of Manhattan, giving effect to the merger as if it had been consummated on September 30, 2002.

      You should read this information in conjunction with the:

     o accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

     o separate historical unaudited financial statements of Atlantic as of and for the nine months ended September 30, 2002 and for the period from July 13, 1993 (inception) to September 30, 2002 included in Atlantic's Quarterly Report on Form 10-QSB for the nine month period ended September 30, 2002, which is included in this document;

     o separate historical financial statements of Manhattan as of and for the nine months ended September 30, 2002 and for the period ended December 31, 2001; and

     o separate historical financial statements of Atlantic for the year ended December 31, 2001 included in Atlantic's Annual Report on Form 10-KSB for the year ended December 31, 2001, and for the period from July 13, 1993 (inception) to December 31, 2001, which is incorporated by reference into this document.

      We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger on September 30, 2002. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

      We prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with Manhattan treated as the acquirer. Accordingly, Manhattan's cost to acquire Atlantic will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.


                          UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
                          (DEVELOPMENT STAGE COMPANIES)

                            As of September 30, 2002

                                                                   Atlantic         Manhattan
                                                                  Technology      Pharmaceuticals     Pro forma        Pro forma
                                                                  Ventures, Inc.        Inc.          Adjustments      Combined
       Assets                                                     ------------    ---------------     -----------      ---------

Current assets:
   Cash and cash equivalents                                      $    375,845           3,279          (200,000) (e)   179,124
   Prepaid expenses                                                     81,614            --                --           81,614
   Deferred consulting expense                                            --            45,442              --           45,442
                                                                  ------------    ------------      ------------      ---------
            Total current assets                                       457,459          48,721          (200,000)       306,180

Property and equipment, net                                             70,237            --             (55,000) (f)    15,237
Intangible assets                                                         --              --           2,979,413      2,979,413
Other assets                                                            19,938           8,706              --           28,644

                                                                  ------------    ------------      ------------      ---------

            Total assets                                          $    547,634          57,427        (2,724,413)     3,329,474
                                                                  ============    ============      ============      =========

         Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
   Accounts payable and accrued
   expenses                                                       $    503,945         205,542              --          709,487
   Note and interest payable                                              --           601,346              --          601,346
   Due to stockholder                                                     --            30,000              --           30,000
   Due to affiliate                                                       --            51,315              --           51,315

                                                                  ------------    ------------      ------------      ---------
            Total current liabilities                             $    503,945         888,203              --        1,392,148

Stockholders' equity (deficiency):
   Preferred stock                                                         379            --                (379) (a)      --
   Preferred warrants                                                  520,263            --            (520,263) (a)      --
   Common Stock                                                         16,990           5,000            93,819  (b)   115,809
   Additional paid-in capital                                       27,411,259          60,589       (24,753,966) (g) 2,717,882
   Deficit accumulated during                                      (27,904,660)       (892,365)       27,904,660  (c)  (892,365)
   development stage
                                                                  ------------    ------------      ------------      ---------
                                                                        44,231        (826,776)        2,723,871      1,941,326

   Less common stock subscriptions
   receivable                                                             (218)         (4,000)              218 (d)     (4,000)
   Less treasury stock, at cost                                           (324)           --                 324 (d)       --
                                                                  ------------    ------------      ------------      ---------

            Total stockholders'
            equity (deficiency)                                         43,689        (830,776)        2,724,413      1,937,326
                                                                  ------------    ------------      ------------      ---------

            Total liabilities and
            stockholders' equity (deficiency)                     $    547,634          57,427         2,724,413      3,329,474
                                                                  ============    ============      ============      =========

See accompanying notes to unaudited pro forma condensed combined financial statements.


                          UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                          (DEVELOPMENT STAGE COMPANIES)

                  For the Nine Months Ended September 30, 2002


                                                              Atlantic         Manhattan
                                                             Technology      Pharmaceuticals,   Pro forma         Pro forma
                                                            Ventures, Inc.         Inc.         Adjustments       Combined
                                                           ---------------   ---------------   ------------      -----------

License Revenues:                                               500,000      $       --        $       --        $       --
                                                           ------------      ------------      ------------      ------------

Costs and expenses:
   Research and development                                     467,153           377,654              --             844,807
   Amortization of intangibles                                     --                --             223,456 (h)       223,456
   Consulting fees                                                 --             217,885              --             217,885
   General and administrative                                 1,219,356           227,917              --           1,447,273
                                                           ------------      ------------      ------------      ------------

      Total operating expenses                                1,686,509           823,456           223,456         2,733,421
                                                           ------------      ------------      ------------      ------------

      Operating loss                                         (1,686,509)         (823,456)         (223,456)       (2,733,421)

Other (income) expense:
   Interest and other (income)                                  (10,255)           12,113              --               1,858
   expense
                                                           ------------      ------------      ------------      ------------
      Total other (income) expense                              (10,255)           12,113              --               1,858

                                                           ------------      ------------      ------------      ------------
      Net loss                                               (1,176,254)     $   (835,569)     $   (223,456)       (2,735,279)
                                                           ============      ============      ============      ============

Preferred stock dividend issued in
   preferred shares                                              65,760              --                --              65,760
                                                           ------------      ------------      ------------      ------------

Net loss applicable to common                                (1,242,014)     $   (835,569)     $   (223,456)       (2,801,039)
shares
                                                           ============      ============      ============      ============

Net loss per common share:
   Basic and diluted                                                                                                    (0.02)
                                                                                                                 ============

Weighted average shares of common stock outstanding:
   Basic and diluted                                                                                              115,808,875
                                                                                                                 ============

See accompanying notes to unaudited pro forma condensed combined financial statements.

                          UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                          (DEVELOPMENT STAGE COMPANIES)

                      For the Year Ended December 31, 2002


                                                                                    Manhattan
                                                                                 Pharmaceuticals,
                                                                                       Inc.
                                                          Atlantic Technology   For the period from
                                                              Ventures, Inc.      August 6, 2001
                                                           For the year ended     (inception) to       Pro forma      Pro forma
                                                            December 31, 2001    December 31, 2001    Adjustments      Combined
                                                         --------------------   -------------------   -----------    ----------
Revenues:
    Development revenue                                      $ 2,461,922           $      --          $      --        2,461,922
    Grant revenue                                                250,000                  --                 --          250,000
                                                             -----------           -----------        -----------    -----------
          Total revenues                                     $ 2,711,922           $      --          $      --      $ 2,711,922
                                                             -----------           -----------        -----------    -----------

Costs and expenses:
    Cost of development revenue                                2,082,568                  --                 --        2,082,568
    Research and development                                     886,716                27,500               --          914,216
    Amortization of intangibles                                     --                    --              297,941 (h)    297,941
    Consulting Fees                                                 --                  27,736               --           27,736
    General and administrative                                 2,771,407                 1,560               --        2,772,967
    Compensation expense (benefit) relating to stock
       warrants (general and administrative), net                 78,611                  --                 --           78,611
                                                             -----------           -----------        -----------    -----------
          Total operating expenses                             5,819,302                56,796            297,941      6,174,039
                                                             -----------           -----------        -----------    -----------
          Operating loss                                      (3,107,380)              (56,796)          (297,941)    (3,462,117)

Other (income) expense:
    Interest and other income                                    (42,010)                 --                 --          (42,010)
    Gain on sale of Optex assets                              (2,569,451)                 --                 --       (2,569,451)
    Loss on sale of Gemini assets                                334,408                  --                 --          334,408
    Equity in loss of affiliate                                   67,344                  --                 --           67,344
    Distribution to minority shareholders                        837,274                  --                 --          837,274
                                                             -----------           -----------        -----------    -----------
          Total other income                                  (1,372,435)                 --                 --       (1,372,435)
                                                             -----------           -----------        -----------    -----------
          Net loss                                           $(1,734,945)          $   (56,796)       $  (297,941)    (2,089,682)
                                                             ===========           ===========        ===========    ===========

Imputed convertible preferred stock dividend                     600,000                  --                 --          600,000
Dividend paid upon repurchase of Series B                        167,127                  --                 --          167,127
Preferred stock dividend issued in
    preferred shares                                             107,449                  --                 --          107,449
                                                             -----------           -----------        -----------    -----------
Net loss applicable to common shares                         $(2,609,521)          $   (56,796)       $  (297,941)    (2,964,258)
                                                             ===========           ===========        ===========    ===========

Net loss per common share:
    Basic and diluted                                                                                                      (0.03)
                                                                                                                     ===========

Weighted average shares of common stock outstanding:
    Basic and diluted                                                                                                115,808,875
                                                                                                                     ===========


See accompanying notes to unaudited pro forma condensed combined financial statements.

                                    NOTES TO
                          UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS
                          (DEVELOPMENT STAGE COMPANIES)

(1) DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

      The merger is expected to be completed in the first quarter of 2003. The Unaudited Pro Forma Condensed Combined Statements of Operations combine the historical consolidated statements of operations of Atlantic, a public company, and Manhattan. The merger agreement, dated December 17, 2002, provides for the stockholders of Manhattan exchanged all of their shares of Manhattan stock for 92,647,100 shares of common stock of Atlantic. The merger, which is subject to shareholder approval, will be recorded as a reverse acquisition since the Manhattan stockholders become the controlling stockholders of Atlantic. Based on the recent thirty-day average price of Atlantic's common stock of $0.12, the preliminary estimate of the total purchase price approximates $2,979,413. Upon completion of a valuation, it is expected that the combined company will record intangible assets (patents and licenses) for substantially all of the purchase price.

      We recognize that if the final valuation, which is expected to be completed within three to six weeks from the completion of the merger, derives different amounts from our preliminary estimate, we will adjust the combined condensed financial statements.

      The merger will be accounted for as a purchase by Manhattan under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Atlantic will be recorded as of the acquisition date, at their respective fair values, and combined with those of Manhattan. The reported financial condition and results of operations of Manhattan after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Atlantic. The merger is subject to customary closing conditions, including regulatory approvals, as well as approval by Atlantic and Manhattan shareholders of certain merger-related proposals.

(2) pro forma adjustments

(a) To reflect conversion of preferred stock and preferred warrants to 4,044,634 shares of common stock.

(b) To reflect issuance of 92,647,100 shares to the common shareholders of Manhattan and the conversion of Atlantic's preferred stock and preferred warrants and the exchange of certain common stock warrants in connection with the merger.

(c) To eliminate deficit accumulated during development stage of Atlantic and to record (1) the estimated in-process research and development charge based on the preliminary estimated purchase price of Atlantic and (2) estimated expenses associated with the merger.

(d)  To eliminate subscriptions receivable and treasury stock of Atlantic.

(e)  To reflect estimated merger expenses.

(f)  To reflect the fair value of property and equipment.

(g) To eliminate historical paid in capital of Atlantic and to reflect issuance of new common shares in connection with the merger.

(h) To record amortization expense of intangible assets (patents and licenses) assuming a weighted average ten year life.

                                                                       Exhibit A


                          AGREEMENT AND PLAN OF MERGER


      This Agreement and Plan of Merger (this "Agreement") is entered into as of December 17, 2002, by and among Manhattan Pharmaceuticals, Inc., a company duly organized and existing under the laws of the State of Delaware, having a place of business located at 787 Seventh Avenue, 48th Floor, New York, New York 10019 ("Manhattan"), Atlantic Technology Ventures, Inc., a company duly organized and existing under the laws of the State of Delaware, having a place of business located at 350 Fifth Avenue, Suite 5507, New York, New York 10118 ("Atlantic"), and Manhattan Pharmaceuticals Acquisition Corp., a company duly organized and existing under the laws of the State of Delaware, having a place of business located at 350 Fifth Avenue, Suite 5507 New York, New York 10118 (hereinafter referred to "MPAC").

                             W I T N E S S E T H

      WHEREAS, the Boards of Directors of Manhattan, Atlantic and MPAC have determined that it is in the best interests of such corporations and their respective stockholders to consummate the merger of MPAC with and into Manhattan with Manhattan as the surviving corporation (the "Merger");

      WHEREAS, Atlantic, as the sole stockholder of MPAC, has approved this Agreement, the Merger and the transactions contemplated by this Agreement pursuant to action taken by written consent in accordance with the requirements of the Delaware General Corporation Law ("DGCL") and the Bylaws of MPAC;

      WHEREAS, pursuant to the Merger, among other things, the outstanding shares of common stock of Manhattan shall be converted into the right to receive upon Closing (as hereinafter defined) and thereafter, the Merger Consideration (as hereinafter defined);

      WHEREAS, the parties to this Agreement intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, and intend that the Merger and the transactions contemplated by this Agreement be undertaken pursuant to that plan; and

      WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization," within the meaning of Section 368(a) of the Code, and that Atlantic, MPAC and Manhattan will each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Merger.

      NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

      As used herein, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

      "Affiliate" has the meaning as defined in Rule 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

      "Atlantic Common Stock" shall mean the common stock, par value $.001 per share, of Atlantic.

      "Atlantic 10-K Reports" shall have the meaning ascribed thereto in Section 4.4.

      "Atlantic 10-Q Reports" shall have the meaning ascribed thereto in Section 4.4.

      "Atlantic Proposals" has the meaning ascribed thereto in Section 6.9.

      "Certificate of Merger" shall mean the certificate of merger in substantially the form attached hereto as Exhibit A.

      "Code" has the meaning ascribed thereto in the preambles to this Agreement.

      "Copyrights" has the meaning ascribed thereto in Section 3.20(a).

      "Delaware General Corporation Law" or "DGCL" shall mean Title 8, Chapter 1 of the Delaware Code, as amended.

      "Effective Date" shall have the meaning as set forth in Section 2.1(e) hereof.

      "Effective Time" shall have the meaning ascribed thereto in Section 2.1(e) hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations thereunder.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exchange Ratio" means the quotient resulting from dividing (A) four (4) times the number of shares of Atlantic Common Stock outstanding immediately prior to the Effective Time, by (B) the number of shares of Manhattan Common Stock outstanding immediately prior to the Effective Time.

      "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

      "Intellectual Property" has the meaning ascribed thereto in Section
3.20(a).

      "Know-How" has the meaning ascribed thereto in Section 3.20(a).

      "Knowledge" means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A person other than an individual shall be deemed to have Knowledge of a particular fact or other matter if the officers, directors or other management personnel of such person had Knowledge of such fact or other matter.

      "Manhattan Common Stock" means the common stock, par value $.001, of Manhattan.

      "Material Adverse Effect" shall, with respect to an entity, mean a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

      "Merger" shall have the meaning ascribed thereto in the preambles of this Agreement.

      "Merger Consideration" means the shares of Atlantic Common Stock issuable in connection with the Merger to the holders of Manhattan Common Stock based on the Exchange Ratio.

      "Patents" has the meaning ascribed thereto in Section 3.20(a).

      "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or other entity.

      "Proxy Statement" shall have the meaning ascribed thereto in Section 6.4.

      "Requisite Manhattan Stockholder Vote" shall have the meaning ascribed thereto in Section 3.2.

      "Requisite Atlantic Stockholder Votes" shall have the meaning ascribed thereto in Section 4.2.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Subsidiary" shall, with respect to any entity, mean each corporation in which such entity owns directly or indirectly fifty percent (50%) or more of the voting securities of such corporation and shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity.

      "Surviving Company" shall have the meaning ascribed thereto in Article II.

      "Tax or Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

      "Trademarks" has the meaning ascribed thereto in Section 3.20(a).

                                  ARTICLE II
                                    MERGER

      Subject to the satisfaction or waiver of the conditions set forth in
Article VII, at the Effective Time, (i) MPAC will merge with and into Manhattan, and (ii) Manhattan will become a wholly-owned subsidiary of Atlantic. The term "Surviving Company" as used herein shall mean Manhattan, as a wholly-owned subsidiary of Atlantic after giving effect to the Merger. The Merger will be effected pursuant to the Certificate of Merger in accordance with the provisions of, and with the effect provided in, Section 251 of the DGCL.

      2.1   Effects of Merger.

            (a) From and after the Effective Time and until further amended in accordance with law, (i) the Certificate of Incorporation of Manhattan as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company, and (ii) the Bylaws of Manhattan as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company.

            (b) Atlantic, Manhattan and MPAC, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the DGCL at the Effective Time. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either Manhattan or MPAC, the officers of the Surviving Company are fully authorized in the name of Atlantic, Manhattan and MPAC or otherwise to take, and shall take, all such lawful and necessary action.

            (c) Subject to the provisions of Articles VII and VIII hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at such location, on such date (the "Closing Date") and at such time as Manhattan and Atlantic mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article VII, but in no event later than ten (10) business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. On the Closing Date, to effect the Merger, the parties hereto will cause the Certificate of Merger to be filed with the Delaware Secretary of State in accordance with the DGCL. The Merger shall be effective when the Certificate of Merger is filed with the Delaware Secretary of State (the "Effective Time"). As used herein, the term "Effective Date" shall mean the date on which the Certificate of Merger is filed with the Delaware Secretary of State.

      2.2 Effect on Manhattan Capital Stock and MPAC Capital Stock. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

            (a) Each issued and outstanding share of Manhattan Common Stock immediately prior to the Effective Time (other than shares to be extinguished pursuant to this Section 2.2 and Dissenting Shares as defined in Section 2.5 below) shall be converted into and exchangeable for such number of fully paid and non-assessable shares of Atlantic Common Stock equal to the Exchange Ratio, and Atlantic shall issue to each holder of Manhattan Common Stock (other than holders of shares extinguished pursuant to this Section 2.2 and Dissenting Shares) the number of shares of Atlantic Common Stock equal to the number of shares of Manhattan Common Stock held by such stockholder multiplied by the Exchange Ratio, rounded to the nearest whole share;

            (b) All shares of Manhattan Common Stock held at the Effective Time by Manhattan as treasury stock will be canceled and no payment will be made with respect to those shares;

            (c) All outstanding options and warrants to purchase shares of Manhattan Common Stock outstanding immediately prior to the Effective Time shall convert to the right to purchase the same number of shares of Atlantic Common Stock based on the Exchange Ratio as the holder thereof would have been entitled to receive if such option or warrant had been exercised immediately prior to the Effective Time, except that any fractional shares of Atlantic Common Stock subject to any such converted option or warrant must be rounded to the nearest share; and the exercise price per share of Atlantic Common Stock under each such converted option or warrant will be equal to the quotient obtained by dividing the exercise price per share of Manhattan Common Stock under each outstanding Manhattan option or warrant by the Exchange Ratio, except that the exercise price under each converted option or warrant must be rounded to the nearest cent;

            (d) Each share of Manhattan Common Stock issued and outstanding immediately prior to the Effective Time and owned by MPAC or Atlantic, if any, shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

            (e) All issued and outstanding shares of common stock, $0.01 par value per share, of MPAC held by Atlantic immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Company.

      2.3 Rights of Holders of Manhattan Capital Stock.

            (a) On and after the Effective Date and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Date represented shares of Manhattan Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2) shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of Atlantic Common Stock into which such shares of Manhattan Common Stock shall have been converted pursuant to Section 2.2(a) above. The record holder of each such outstanding certificate representing shares of Manhattan Common Stock, shall, after the Effective Date, be entitled to vote the shares of Atlantic Common Stock into which such shares of Manhattan Common Stock shall have been converted on any matters on which the holders of record of the Atlantic Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of Manhattan Common Stock, Atlantic may rely conclusively upon the record of stockholders maintained by Manhattan containing the names and addresses of the holders of record of Manhattan Common Stock on the Effective Date.

            (b) On and after the Effective Date, Atlantic shall reserve a sufficient number of authorized but unissued shares of Atlantic Common Stock for issuance in connection with (i) the conversion of Manhattan Common Stock into Atlantic Common Stock and (ii) the exercise of all options and warrants to purchase shares of Manhattan Common Stock outstanding immediately prior to the Effective Time.

      2.4 Procedure for Exchange of Manhattan Common Stock.

            (a) After the Effective Time, holders of certificates theretofore evidencing outstanding shares of Manhattan Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2), upon surrender of such certificates to the registrar or transfer agent for Atlantic Common Stock, shall be entitled to receive certificates representing the number of whole shares of Atlantic Common Stock into which shares of Manhattan Common Stock theretofore represented by the certificates so surrendered shall have been converted as provided in Section 2.2(a) hereof. Atlantic shall not be obligated to deliver the Merger Consideration to which any former holder of shares of Manhattan Common Stock is entitled until such holder surrenders the certificate or certificates representing such shares. Upon surrender, each certificate evidencing Manhattan Common Stock shall be canceled. If there is a transfer of Manhattan Common Stock ownership which is not registered in the transfer records of Manhattan, a certificate representing the proper number of shares of Atlantic Common Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if: (x) upon presentation to the Secretary of Atlantic, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (y) the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Atlantic Common Stock to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of Atlantic that such tax has been paid or is not applicable, and (z) the issuance of such Atlantic Common Stock shall not, in the sole discretion of Atlantic, violate the requirements of the Regulation D "safe harbor" of the Securities Act with respect to the private placement of Atlantic Common Stock that will result from the Merger.

            (b) All shares of Atlantic Common Stock issued upon the surrender for exchange of Manhattan Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Manhattan Common Stock.

            (c) No holder surrendering a certificate representing shares of Manhattan Common Stock will be issued in exchange a certificate representing other than a whole number of shares of Atlantic Common Stock.

            (d) Any shares of Atlantic Common Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by Atlantic of a written opinion of counsel reasonably satisfactory to Atlantic to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends must be placed on all certificates representing shares of Atlantic Common Stock issued in the Merger, substantially as follows:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER CONDITIONS.

      NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS (SUCH FEDERAL AND STATE LAWS, THE "SECURITIES LAWS") OR (B) IF ATLANTIC TECHNOLOGY VENTURES, INC. HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO ATLANTIC TECHNOLOGY VENTURES, INC., TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS."

            (e) In the event any certificate for Manhattan Common Stock shall have been lost, stolen or destroyed, Atlantic shall issue and pay in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of the Atlantic Common Stock and cash for fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Atlantic, in its discretion and as a condition precedent to the issuance and payment thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Atlantic or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

      2.5 Dissenting Shares.

            (a) Shares of capital stock of Manhattan held by stockholders of Manhattan who have properly exercised and preserved appraisal rights with respect to those shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or represent a right to receive shares of Atlantic Common Stock pursuant to Section 2.2(a) above, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to
Section 262 of the DGCL shall receive payment therefor from the Surviving Company in accordance with such laws; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from Atlantic of shares of Atlantic Common Stock as provided in Section 2.2(a) above.

            (b) Any payments in respect of Dissenting Shares will be deemed made by the Surviving Company.

      2.6 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of the Surviving Company shall be the persons who were directors of Manhattan immediately prior to the Effective Time and the officers of Manhattan immediately prior to the Effective Time. These directors and officers of the Surviving Company shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Company and applicable law. If, at or after the Effective Time, a vacancy shall exist on the board of directors or in any of the offices of the Surviving Company, such vacancy shall be filled in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Company.

      2.7 Directors and Officers of Atlantic. Immediately after the Effective Time, the board of directors of Atlantic will consist of the following four (4) persons: David M. Tanen, Joshua Kazam, Michael Weiser and Joan Pons. Immediately after the Effective Time, the board of directors of Atlantic will elect the officers of Manhattan immediately prior to the Effective Time as the officers of Atlantic. The initial directors and officers of Atlantic shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of Atlantic and applicable law.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF MANHATTAN

      Manhattan hereby represents and warrants as follows:

      3.1 Organization and Qualification. Manhattan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. The copies of the Certificate of Incorporation and Bylaws of Manhattan that have been made available to Atlantic prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof. Manhattan is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Manhattan or the Surviving Company.

      3.2 Authority Relative to this Agreement; Non-Contravention. Manhattan has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Manhattan and the consummation by Manhattan of the transactions contemplated hereby have been duly authorized by the Board of Directors of Manhattan and, except for approval of this Agreement and the Merger by the requisite vote of Manhattan's stockholders (the "Requisite Manhattan Stockholder Vote"), no other corporate proceedings on the part of Manhattan are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Manhattan and, assuming it is a valid and binding obligation of Atlantic and MPAC, constitutes a valid and binding obligation of Manhattan enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Schedule 3.2, Manhattan is not subject to, or obligated under, any provision of (a) its Certificate of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Manhattan or the Surviving Company. Except for (a) approvals under applicable Blue Sky laws, (b) the filing of the Certificate of Merger with the Secretary of State of Delaware, and (c) such filings, authorizations or approvals as may be set forth in Schedule 3.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Manhattan for the consummation by Manhattan of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Manhattan or the Surviving Company or adversely affect the consummation of the transactions contemplated hereby.

      3.3 Capitalization.

            (a) The authorized, issued and outstanding shares of capital stock of Manhattan as of the date hereof are correctly set forth on Schedule 3.3(a). The issued and outstanding shares of capital stock of Manhattan are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights, and to Manhattan's Knowledge, are free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. Other than as described on Schedule 3.3, Manhattan has no other equity securities or securities containing any equity features authorized, issued or outstanding. Except as set forth in Schedule 3.3(a) hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Manhattan and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Manhattan any shares of capital stock or other securities of Manhattan of any kind. Except as set forth on Schedule 3.3, there are no agreements or other obligations (contingent or otherwise) which may require Manhattan to repurchase or otherwise acquire any shares of its capital stock.

            (b) Schedule 3.3(b) contains a list of the names and addresses of the owners of record as of the date of this Agreement of all issued and outstanding shares of Manhattan Common Stock and the number of shares of Manhattan Common Stock each of them holds. Each of the Manhattan stockholders noted in Schedule 3.3(b) as having done so has entered into a voting agreement with Atlantic in the form attached as Exhibit B. Such Manhattan stockholders collectively hold a majority of the outstanding shares of Manhattan Common Stock.

            (c) Manhattan does not own, and is not party to any contract to acquire, any equity securities or other securities of any entity or any direct or indirect equity or ownership interest in any other entity. To Manhattan's Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Manhattan.

      3.4 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Manhattan, threatened against Manhattan, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      3.5 No Brokers or Finders. Except as disclosed on Schedule 3.5, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of Manhattan.

      3.6 Tax Matters.

            (a) (i) Manhattan has timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents ("Manhattan Returns"), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction;
(ii) all such Manhattan Returns are complete and accurate in all material respects; (iii) Manhattan has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) Manhattan has established on the Manhattan Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; (v) Manhattan has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

            (b) There are no liens for Taxes upon any assets of Manhattan, except liens for Taxes not yet due.

            (c) No deficiency for any Taxes has been proposed, asserted or assessed against Manhattan that has not been resolved and paid in full or is not being contested in good faith. Except as disclosed in Schedule 3.6, no waiver, extension or comparable consent given by Manhattan regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in Schedule 3.6, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Manhattan Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Manhattan by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of Manhattan, is any such Tax audit or other proceeding threatened with regard to any Taxes or Manhattan Returns. Manhattan does not expect the assessment of any additional Taxes of Manhattan for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of Manhattan which would exceed the estimated reserves established on its books and records.

            (d) Except as set forth on Schedule 3.6, Manhattan is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Manhattan not to be deductible (in whole or in part) under Section 280G of the Code. Manhattan is not liable for Taxes of any other person, and is not currently under any contractual obligation to indemnify any person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by Manhattan with respect to Taxes. Manhattan is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Manhattan has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income.
Schedule 3.6 contains a list of all jurisdictions in which Manhattan is required to file any Manhattan Return and no claim has ever been made by a taxing authority in a jurisdiction where Manhattan does not currently file Manhattan Returns that Manhattan is or may be subject to taxation by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of Manhattan. Manhattan has not entered into any gain recognition agreements under Section 367 of the Code and the regulations promulgated thereunder. Manhattan is not liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes. Manhattan has not filed or been included in a combined, consolidated or unitary Tax return (or the substantial equivalent thereof) of any person.

            (e) Manhattan has been neither a "distributing corporation" nor a "controlled corporation" (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

            (f) Except as set forth on Schedule 3.6, Manhattan has not requested any extension of time within which to file any Manhattan Return, which return has not since been filed.

      3.7   Contracts and Commitments.  Contracts and Commitments.

            (a) Schedule 3.7 hereto lists the following agreements, whether oral or written, to which Manhattan is a party, which are currently in effect, and which relate to the operation of Manhattan's business: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal;
(iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of Manhattan Common Stock or the election of directors of Manhattan; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of Manhattan; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which Manhattan is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000; (xi) lease or agreement under which Manhattan is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (xii) contract which prohibits Manhattan from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by Manhattan in connection with the intellectual property rights listed in Schedule 3.20(b) hereto; (xiv) contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset; or (xvi) other agreement which is either material to Manhattan's business or was not entered into in the ordinary course of business.

            (b) To Manhattan's Knowledge, Manhattan has performed all obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in Schedule 3.7 hereto and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; Manhattan has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and Manhattan has no Knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

      3.8 Affiliate Transactions. Except as set forth in Schedule 3.8 hereto, and other than pursuant to this Agreement, no officer, director or employee of Manhattan, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by any of such persons) (collectively "Manhattan Insiders"), has any agreement with Manhattan (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Manhattan (other than ownership of capital stock of

Manhattan). Except as set forth on Schedule 3.8, Manhattan is not indebted to any Manhattan Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Manhattan Insider is indebted to Manhattan (except for cash advances for ordinary business expenses). None of the Manhattan Insiders has any direct or indirect interest in any competitor, supplier or customer of Manhattan or in any person, firm or entity from whom or to whom Manhattan leases any property, or in any other person, firm or entity with whom Manhattan transacts business of any nature. For purposes of this Section 3.8, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

      3.9 Compliance with Laws; Permits.

            (a) Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Manhattan or the Surviving Company, Manhattan and its officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, and no claims have been filed against Manhattan, and Manhattan has not received any notice, alleging a violation of any such laws, regulations or other requirements. Manhattan is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Atlantic after it acquires Manhattan's properties, assets and business.

            (b) Manhattan has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and operate its properties (collectively, the "Manhattan Permits"). A true, correct and complete list of all the Manhattan Permits is set forth in Schedule 3.9 hereto. To the Knowledge of Manhattan, Manhattan has conducted its business in compliance with all material terms and conditions of the Manhattan Permits, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Manhattan or the Surviving Company.

      3.10 Financial Statements. Manhattan has made available to Atlantic audited balance sheets of Manhattan as of December 31, 2001 and as of September 30, 2002, and the related audited statements of income, changes in stockholders' equity, and cash flows of Manhattan for the periods then ended (the "Manhattan Financial Statements"). The Manhattan Financial Statements have been prepared in accordance with GAAP consistently applied with past practice (except in each case as described in the notes thereto) and on that basis present fairly, in all material respects, the financial position and the results of operations, changes in stockholders' equity, and cash flows of Manhattan as of the date of and for the period referred to in the Manhattan Financial Statements.

      3.11 Books and Records. The books of account, minute books, stock record books, and other records of Manhattan, complete copies of which have been made available to Atlantic, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on

Manhattan or the Surviving Company. At the Closing, all of Manhattan's records will be in the possession of Manhattan.

      3.12 Real Property. Manhattan does not own any real property. Schedule
3.12 contains an accurate list of all leaseholds and other interests of Manhattan in any real property. Manhattan has good and valid title to those leaseholds and other interests free and clear of all liens and encumbrances, and the real property to which those leasehold and other interests pertain constitutes the only real property used in Manhattan's business.

      3.13 Insurance. The insurance policies owned and maintained by Manhattan that are material to Manhattan are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Manhattan is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and Manhattan has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

      3.14 No Undisclosed Liabilities. Except as reflected in the audited balance sheet of Manhattan at September 30, 2002 (the "Manhattan Latest Balance Sheet"), Manhattan has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise except (i) liabilities which have arisen after the date of the Manhattan Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in Schedule 3.14.

      3.15 Environmental Matters. None of the operations of Manhattan involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

      3.16 Absence of Certain Developments. Except as set forth in Schedule 3.16 or as disclosed in the Manhattan Financial Statements or as otherwise contemplated by this Agreement, since September 30, 2002, Manhattan has conducted its business only in the ordinary course consistent with past practice and there has not occurred (i) any event having a Material Adverse Effect on Manhattan or the Surviving Company, (ii) any event that would reasonably be expected to prevent or materially delay the performance of Manhattan's obligations pursuant to this Agreement, (iii) any material change by Manhattan in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Manhattan or any redemption, purchase or other acquisition of any of Manhattan's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of Manhattan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Manhattan, (vi) other than issuances of options pursuant to duly adopted option plans, any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by Manhattan, (vii) any amendment to the Certificate of Incorporation or Bylaws of Manhattan, (viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures by Manhattan, (x) purchase, sale, assignment or transfer of any material assets by Manhattan, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of Manhattan, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on Manhattan or the Surviving Company, or (z) cancellation, compromise, release or waiver by Manhattan of any rights of material value or any material debts or claims, (ix) any incurrence by Manhattan of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Manhattan, (xi) entry into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Manhattan is a party or by which it is bound, (xiii) entry by Manhattan into any loan or other transaction with any officers, directors or employees of Manhattan, (xiv) any charitable or other capital contribution by Manhattan or pledge therefore, (xv) entry by Manhattan into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by the Manhattan to do any of the things described in the preceding clauses (i) through (xv).

      3.17 Employee Benefit Plans. (a) Schedule 3.17(a) lists all material (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA, of Manhattan, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Manhattan, in the case of a plan described in (i) or (ii) above, that is currently maintained by Manhattan or with respect to which Manhattan has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the "Manhattan Plans"). Manhattan has heretofore made available to Atlantic true and complete copies of the Manhattan Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

            (b) No Manhattan Plan is (1) a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a "multiple employer plan" within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or
(3) is subject to Title IV of ERISA or Section 412 of the Code.

            (c) Except as set forth in Schedule 3.17(c), there is no proceeding pending or, to Manhattan's Knowledge, threatened against the assets of any Manhattan Plan or, with respect to any Manhattan Plan, against Manhattan other than proceedings that would not reasonably be expected to result in a material liability, and to Manhattan's Knowledge there is no proceeding pending or threatened in writing against any fiduciary of any Manhattan Plan other than proceedings that would not reasonably be expected to result in a material liability.

            (d) Each of the Manhattan Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

            (e) Each of the Manhattan Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

            (f) Except as set forth in Schedule 3.17(f), no director, officer, or employee of Manhattan will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Manhattan Plan solely as a result of consummation of the transactions contemplated by this Agreement.

      3.18 Employees.

            (a) Schedule 3.18 lists the following information for each employee and each director of Manhattan as of the date of this Agreement, including each employee on leave of absence or layoff status: (1) name; (2) job title; (3) current annual base salary or annualized wages; (4) bonus compensation earned during 2001; (5) vacation accrued and unused; (6) service credited for purposes of vesting and eligibility to participate under Manhattan Plans; and (7) the number of shares of Manhattan Common Stock beneficially owned by each such employee. Schedule 3.18 also lists the following information for each consultant or advisory board member of Manhattan, as of the date of this Agreement: (x) name; (y) services performed in 2001 and 2002; and (z) compensation received from Manhattan with respect to services performed in 2001 and 2002.

            (b) Except as otherwise set forth in Schedule 3.18, or as contemplated by this Agreement, to the Knowledge of Manhattan, (i) neither any executive employee of Manhattan nor any group of Manhattan's employees has any plans to terminate his, her or its employment; (ii) Manhattan has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers' compensation claims pending against Manhattan nor is Manhattan aware of any facts that would give rise to such a claim; (iv) to the Knowledge of Manhattan, no employee of Manhattan is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Manhattan; and (v) no employee or former employee of Manhattan has any claim with respect to any intellectual property rights of Manhattan set forth in Schedule 3.20(b) hereto.

      3.19 Proprietary Information and Inventions. Each current Manhattan employee, consultant, and advisory board member is party to either a non-disclosure agreement in the form attached as Schedule 3.19 or other agreement relating to employment with Manhattan and containing comparable non-disclosure provisions. To Manhattan's Knowledge, no current or former Manhattan employee, consultant or advisory board member who is party to a non-disclosure agreement has breached that non-disclosure agreement. To Manhattan's Knowledge, no current Manhattan employee, consultant or advisory board member who is party to an alternative employment agreement with Manhattan has breached the non-disclosure provisions of that agreement.

      3.20 Intellectual Property. (a) Except as set forth in Schedule 3.20(a), Manhattan owns or has valid and enforceable licenses to use all of the following used in or necessary to conduct its business as currently conducted (collectively, the "Manhattan Intellectual Property"):

            (1) patents (including any registrations, continuations, continuations in part, renewals, and any applications for any of the foregoing) (collectively, "Patents");

            (2) registered and unregistered copyrights and copyright applications (collectively, "Copyrights");

            (3) registered and unregistered trademarks, service marks, trade names, slogans, logos, designs and general intangibles of the like nature, together with all registrations and applications therefor (collectively, "Trademarks");

            (4) trade secrets, confidential or proprietary technical information, know-how, designs, processes, research in progress, inventions and invention disclosures (whether patentable or unpatentable) (collectively, "Know-How");

            (5) software (together with Patents, Copyrights, Trademarks, and Know-How, "Intellectual Property").

            (b) Set forth on Schedule 3.20(b) is a complete and accurate list of all Patents, Trademarks, registered or material Copyrights and software owned or licensed by Manhattan. Schedule 3.20(b) sets forth a complete and accurate list of all Persons from which or to which Manhattan licenses any material Intellectual Property.

            (c) Manhattan is the sole and exclusive owner of the Manhattan Intellectual Property its purports to own, free and clear of all liens and encumbrances and free of all licenses except those set forth in Schedule 3.20(c) and licenses relating to off-the-shelf software having a per-application acquisition price of less than $5,000. No Copyright registration, Trademark registration, or Patent set forth in Schedule 3.20(b) has lapsed, expired or been abandoned or cancelled, or is subject to any pending or, to Manhattan's Knowledge, threatened opposition or cancellation proceeding in any country.

            (d) Except as set forth in Schedule 3.20(d), to Manhattan's Knowledge (1) neither the conduct of Manhattan's business nor the manufacture, marketing, licensing, sale, distribution or use of its products or services infringes upon the proprietary rights of any Person, and (2) there are no infringements of the Manhattan Intellectual Property by any Person. Except as set forth in Schedule 3.20(a) and Schedule 3.20(c), there are no claims pending or, to Manhattan's Knowledge, threatened (1) alleging that Manhattan's business as currently conducted infringes upon or constitutes an unauthorized use or violation of the proprietary rights of any Person, or (2) alleging that the Manhattan Intellectual Property is being infringed by any Person, or (3) challenging the ownership, validity or enforceability of the Manhattan Intellectual Property.

            (e) Manhattan has not entered into any consent agreement, indemnification agreement, forbearance to sue, settlement agreement or cross-licensing arrangement with any

Person relating to the Manhattan Intellectual Property other than as part of the license agreements listed in Schedule 3.20(b) or set forth in Schedule 3.20(c).

            (f) Except as set forth in Schedule 3.20(f), Manhattan is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other contract relating to the Manhattan Intellectual Property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Manhattan or the Surviving Company.

      3.21 Tax-Free Reorganization. Neither Manhattan nor, to Manhattan's Knowledge, any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

      3.22 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Manhattan Common Stock are entitled to cast is the only vote of the holders of any class or series of Manhattan capital stock necessary to approve the Merger.

      3.23 Full Disclosure. The representations and warranties of Manhattan contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Manhattan has Knowledge that has not been disclosed to Atlantic pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Manhattan or the Surviving Company or materially adversely affect the ability of Manhattan to consummate in a timely manner the transactions contemplated hereby.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF ATLANTIC AND MPAC

      Atlantic and MPAC hereby represent and warrant to Manhattan as follows:

      4.1 Organization and Qualification. Atlantic and MPAC are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has the requisite corporate power to carry on their respective businesses as now conducted. Each of the Atlantic Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The copies of the Certificate of Incorporation and Bylaws of Atlantic and MPAC which have been made available to Manhattan on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date of this Agreement. Each of Atlantic and the Atlantic Subsidiaries is licensed or qualified to do business in every jurisdiction which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Atlantic or any Atlantic Subsidiary.

      4.2 Authority Relative to this Agreement; Non-Contravention. Each of Atlantic and MPAC has the requisite corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder. The execution and delivery of this Agreement by Atlantic and MPAC, and the consummation by Atlantic and MPAC of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Atlantic and MPAC. Except for approval by the Atlantic stockholders of the Atlantic Proposals in accordance with the DGCL and the Atlantic Certificate of Incorporation and Bylaws (collectively, the "Requisite Atlantic Stockholder Votes"), no other corporate proceedings on the part of Atlantic or MPAC are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or will otherwise be sought by Atlantic. This Agreement has been duly executed and delivered by Atlantic and MPAC and, assuming it is a valid and binding obligation of Manhattan, constitutes a valid and binding obligation of Atlantic and MPAC enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Schedule 4.2, neither Atlantic nor any of the Atlantic Subsidiaries is subject to, nor obligated under, any provision of (a) its Articles or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, nor (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Atlantic or any Atlantic Subsidiaries. Except for (a) approvals under applicable Blue Sky laws, (b) the filing of the Certificate of Merger with the Delaware Secretary of State, and
(c) such filings, authorizations or approvals as may be set forth in Schedule 4.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Atlantic or any Atlantic Subsidiary for the consummation by Atlantic or MPAC of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Atlantic or MPAC.

      4.3   Capitalization.

            (a) The authorized, issued and outstanding shares of capital stock of Atlantic as of the date hereof are correctly set forth on Schedule 4.3(a). The issued and outstanding shares of capital stock of Atlantic are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Other than as described on
Schedule 4.3, Atlantic has no other equity securities or securities containing any equity features authorized, issued or outstanding. Except as set forth in
Schedule 4.3(a) hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Atlantic and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Atlantic any shares of capital stock or other securities of Atlantic of any kind. Except as set forth on Schedule 4.3, there are no agreements or other obligations (contingent or otherwise) which may require Atlantic to repurchase or otherwise acquire any shares of its capital stock.

            (b) To Atlantic's Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Atlantic.

            (c) The authorized capital of MPAC consists of 1,000 shares of common stock, par value $.01 per share, all of which are issued and outstanding and held of record by Atlantic as of the date hereof. The issued and outstanding shares of capital stock of MPAC are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on Schedule 4.3(c), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating MPAC to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock

      4.4 Exchange Act Reports. Prior to the date of this Agreement, Atlantic has delivered or made available to Manhattan complete and accurate copies of (a) Atlantic's Annual Reports on Form 10-KSB (as amended) for the years ended December 31, 1999, 2000 and 2001 (the "Atlantic 10-K Reports") as filed with the SEC, (b) all Atlantic proxy statements and annual reports to stockholders used in connection with meetings of Atlantic stockholders held since January 1, 2000, other than the Proxy Statement (the "Atlantic Proxy Statements"); (c) Atlantic's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, respectively (the "Atlantic 10-Q Reports"), as filed with the SEC; and (d) all current reports on Form 8-K filed with the SEC after December 31, 2001 (the "Atlantic 8-K Reports," and together with the Atlantic 10-K Reports, Atlantic Proxy Statements and Atlantic 10-Q Reports, the "Atlantic SEC Filings"). As of their respective dates or as subsequently amended prior to the date hereof, each of the Atlantic SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Since January 1, 2001, Atlantic has filed in a timely manner all reports that it was required to file with the SEC pursuant to Section 13(a), 14(a), 14(c) and 15(d) of the Exchange Act. The financial statements (including footnotes thereto) included in or incorporated by reference into the Atlantic 10-K Reports and the Atlantic 10-Q Reports were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein) and fairly present, in all material respects, the financial condition of Atlantic as of the dates thereof and results of operations for the periods referred to therein.

      4.5 Subsidiaries. Schedule 4.5 correctly sets forth the name and jurisdiction of incorporation of each subsidiary of Atlantic (each a "Atlantic Subsidiary" and collectively, the "Atlantic Subsidiaries"). Except as disclosed on Schedule 4.5, all of the issued and outstanding shares of capital stock of each Atlantic Subsidiary are owned directly by Atlantic free and clear of any option, lien, pledge, security interest, encumbrance or charge of any kind. All of the outstanding shares of capital stock of each Atlantic Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 4.5,

Atlantic does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

      4.6 Absence of Certain Developments. Except as set forth in Schedule 4.6 or as disclosed in the Atlantic SEC Filings or as otherwise contemplated by this Agreement, since September 30, 2002, Atlantic and each Atlantic Subsidiary have conducted their business only in the ordinary course consistent with past practice and there has not occurred (i) any event having a Material Adverse Effect on Atlantic or any Atlantic Subsidiary, (ii) any event that would reasonably be expected to prevent or materially delay the performance of Atlantic's obligations pursuant to this Agreement, (iii) any material change by Atlantic or any Atlantic Subsidiary in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Atlantic or any Atlantic Subsidiary or any redemption, purchase or other acquisition of any of Atlantic's or any of Atlantic Subsidiary's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of Atlantic or any Atlantic Subsidiary, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Atlantic or any Atlantic subsidiary, (vi) other than issuances of options pursuant to duly adopted option plans, any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by Atlantic and any Atlantic Subsidiary, (vii) any amendment to the Certificate of Incorporation or Bylaws of Atlantic or any Atlantic Subsidiary, (viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures by Atlantic or any Atlantic Subsidiary, (x) purchase, sale, assignment or transfer of any material assets by Atlantic or any Atlantic Subsidiary, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of Atlantic or any Atlantic Subsidiary, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on Atlantic, or (z) cancellation, compromise, release or waiver by Atlantic or any Atlantic Subsidiary of any rights of material value or any material debts or claims, (ix) any incurrence by Atlantic or any Atlantic Subsidiary of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Atlantic, (xi) entry by Atlantic or any Atlantic Subsidiary into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Atlantic or any Atlantic Subsidiary is a party or by which any of them is bound, (xiii) entry by Atlantic or any Atlantic Subsidiary into any loan or other transaction with any officers, directors or employees of Atlantic or any Atlantic Subsidiary, (xiv) any charitable or other capital contribution by Atlantic or any Atlantic Subsidiary or pledge therefore, (xv) entry by Atlantic or any Atlantic Subsidiary into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by the Atlantic or any Atlantic Subsidiary to do any of the things described in the preceding clauses (i) through (xv).

      4.7 Absence of Undisclosed Liabilities. Except as reflected in the unaudited consolidated balance sheet of Atlantic at September 30, 2002 included in Atlantic's Quarterly Report on Form 10-QSB for such period (the "Atlantic Latest Balance Sheet"), Atlantic has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise except (i) liabilities which have arisen after the date of the Atlantic Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in Schedule 4.7 attached hereto.

      4.8 Litigation. Except as set forth in Schedule 4.8, as of the date hereof, there are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Atlantic, threatened against Atlantic, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      4.9 No Brokers or Finders. Except as disclosed on Schedule 4.9, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of Atlantic.

      4.10 Validity of the Atlantic Common Stock. The shares of Atlantic Common Stock to be issued to holders of Manhattan Common Stock pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

      4.11 Tax Matters.

            (a) (i) Atlantic and each Atlantic Subsidiary has timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents ("Atlantic Returns"), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) all such Atlantic Returns are complete and accurate in all material respects; (iii) Atlantic and each Atlantic Subsidiary has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) Atlantic has established on the Atlantic Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; (v) Atlantic and each Atlantic Subsidiary has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

            (b) There are no liens for Taxes upon any assets of Atlantic or any Atlantic Subsidiary, except liens for Taxes not yet due.

            (c) No deficiency for any Taxes has been proposed, asserted or assessed against Atlantic or any Atlantic Subsidiary that has not been resolved and paid in full or is not being contested in good faith. Except as disclosed in
Schedule 4.11, no waiver, extension or comparable consent given by Atlantic or any Atlantic Subsidiary regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in
Schedule 4.11, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Atlantic Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Atlantic or any Atlantic Subsidiary by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of Atlantic, is any such Tax audit or other proceeding threatened with regard to any Taxes or Atlantic Returns. Atlantic does not expect the assessment of any additional Taxes of Atlantic or any Atlantic Subsidiary for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of Atlantic or any Atlantic Subsidiary which would exceed the estimated reserves established on its books and records.

             (d) Except as set forth on Schedule 4.11, neither Atlantic nor any Atlantic Subsidiary is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Atlantic or any Atlantic Subsidiary not to be deductible (in whole or in part) under Section 280G of the Code. Neither Atlantic nor any Atlantic Subsidiary is liable for Taxes of any other person nor is currently under any contractual obligation to indemnify any person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by Atlantic or any Atlantic Subsidiary with respect to Taxes. Neither Atlantic nor any Atlantic Subsidiary is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Neither Atlantic nor any Atlantic Subsidiary has agreed and is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income. Schedule 4.11 contains a list of all jurisdictions in which Atlantic or any Atlantic Subsidiary is required to file any Atlantic Return and no claim has ever been made by a taxing authority in a jurisdiction where Atlantic or any Atlantic Subsidiary does not currently file Atlantic Returns that Atlantic or any Atlantic Subsidiary is or may be subject to taxation by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of Atlantic or any Atlantic Subsidiary. Neither Atlantic nor any Atlantic Subsidiary has entered into any gain recognition agreements under Section 367 of the Code and the regulations promulgated thereunder. Neither Atlantic nor any Atlantic Subsidiary is liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes.

            (c) Atlantic has been neither a "distributing corporation" nor a "controlled corporation" (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

            (d) Except as set forth on Schedule 4.11, neither Atlantic nor any Atlantic Subsidiary has requested any extension of time within which to file any Atlantic Return, which return has not since been filed.

      4.12  Contracts and Commitments.

            (a) Schedule 4.12 hereto lists the following agreements, whether oral or written, to which Atlantic or any Atlantic Subsidiary is a party, which are currently in effect, and which relate to the operation of Atlantic's business, or where applicable, the business of any Atlantic Subsidiary: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan;
(iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of Atlantic Common Stock or the election of directors of Atlantic; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of Atlantic or any Atlantic Subsidiary; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which Atlantic or any Atlantic Subsidiary is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000;
(xi) lease or agreement under which Atlantic or any Atlantic Subsidiary is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (xii) contract which prohibits Atlantic or any Atlantic Subsidiary from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by Atlantic or any Atlantic Subsidiary in connection with the intellectual property rights listed in Schedule 4.13(b) hereto; (xiv) contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset; (xvi) contract with any Atlantic Subsidiary any affiliate thereof which in any way relates to Atlantic (other than for employment on customary terms); or (xvii) other agreement which is either material to Atlantic's business or was not entered into in the ordinary course of business.

            (b) To Atlantic's Knowledge, Atlantic and each Atlantic Subsidiary has performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed in Schedule 4.12 hereto and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; Atlantic and each Atlantic Subsidiary, where applicable, have no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and Atlantic has no Knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

      4.13  Intellectual Property.

            (a) Except as set forth in Schedule 4.13(a), Atlantic owns or has licenses to use all of the following used in or necessary to conduct its business as currently conducted (collectively, the "Atlantic Intellectual Property"): (i) Patents; (ii) Copyrights; (iii) Trademarks; (iv) Know-How; and
(v) software.

            (b) Set forth on Schedule 4.13(b) is a complete and accurate list of all Patents, Trademarks, registered or material Copyrights and Software owned or licensed by Atlantic. Schedule 4.13(b) sets forth a complete and accurate list of all Persons from which or to which Atlantic licenses any material Intellectual Property.

            (c) Atlantic is the sole and exclusive owner of the Atlantic Intellectual Property its purports to own, free and clear of all liens and encumbrances and free of all licenses except those set forth in Schedule 4.13(c) and licenses relating to off-the-shelf software having a per-application acquisition price of less than $5,000. No Copyright registration, Trademark registration, or Patent set forth in Schedule 4.13(b) has lapsed, expired or been abandoned or cancelled, or is subject to any pending or, to Atlantic's Knowledge, threatened opposition or cancellation proceeding in any country.

            (d) Except as set forth in Schedule 4.13(d), to Atlantic's Knowledge
(1) neither the conduct of Atlantic's business nor the manufacture, marketing, licensing, sale, distribution or use of its products or services infringes upon the proprietary rights of any Person, and (2) there are no infringements of the Atlantic Intellectual Property by any Person. Except as set forth in Schedule 4.13(a) and Schedule 4.13(c), there are no claims pending or, to Atlantic's Knowledge, threatened (1) alleging that Atlantic's business as currently conducted infringes upon or constitutes an unauthorized use or violation of the proprietary rights of any Person, or (2) alleging that the Atlantic Intellectual Property is being infringed by any Person, or (3) challenging the ownership, validity or enforceability of the Atlantic Intellectual Property.

            (e) Atlantic has not entered into any consent agreement, indemnification agreement, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to the Atlantic Intellectual Property other than as part of the license agreements listed in
Schedule 4.13(b) or set forth in Schedule 4.13(c).

            (f) Except as set forth in Schedule 4.13(f), Atlantic is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other Contract relating to the Atlantic Intellectual Property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Atlantic.

      4.14 Employee Benefit Plans.

            (a) Schedule 4.14(a) lists all material (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA, of Atlantic, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Atlantic, in the case of a plan described in (i) or (ii) above, that is currently maintained by Atlantic or with respect to which Atlantic has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the "Atlantic Plans"). Atlantic has heretofore made available to Manhattan true and complete copies of the Atlantic Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

             (b) No Atlantic Plan is (1) a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a "multiple employer plan" within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or
(3) is subject to Title IV of ERISA or Section 412 of the Code.

            (c) Except as set forth in Schedule 4.14(c), there is no proceeding pending or, to Atlantic's Knowledge, threatened against the assets of any Atlantic Plan or, with respect to any Atlantic Plan, against Atlantic other than proceedings that would not reasonably be expected to result in a material liability, and to Atlantic's Knowledge there is no proceeding pending or threatened in writing against any fiduciary of any Atlantic Plan other than proceedings that would not reasonably be expected to result in a material liability.

             (d) Each of the Atlantic Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

             (e) Each of the Atlantic Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

            (f) Except as set forth in Schedule 4.14(f), no director, officer, or employee of Atlantic will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Atlantic Plan solely as a result of consummation of the transactions contemplated by this Agreement.

      4.15  Employees.

            (a) Schedule 4.15 lists the following information for each employee and each director of Atlantic as of the date of this Agreement, including each employee on leave of absence or layoff status: (1) name; (2) job title; (3) current annual base salary or annualized wages; (4) bonus compensation earned during 2001; (5) vacation accrued and unused; (6) service credited for purposes of vesting and eligibility to participate under Manhattan Plans; and (7) the number of shares of Atlantic Common Stock beneficially owned by each such employee.

            (b) Except as otherwise set forth in Schedule 4.15, or as contemplated by this Agreement, to the Knowledge of Atlantic, neither any executive employee of Atlantic nor any group of Atlantic's employees has any plans to terminate his, her or its employment; (b) Atlantic has no material labor relations problem pending and its labor relations are satisfactory; (c) there are no workers' compensation claims pending against Atlantic nor is Atlantic aware of any facts that would give rise to such a claim; (d) to the Knowledge of Atlantic, no employee of Atlantic is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Atlantic; and (f) no employee or former employee of Atlantic has any claim with respect to any intellectual property rights of Atlantic set forth in Schedule 4.13 hereto.

      4.16 Affiliate Transactions. Except as set forth in Schedule 4.16 hereto, and other than pursuant to this Agreement, no officer, director or employee of Atlantic, any Atlantic Subsidiary or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "Atlantic Insiders"), has any agreement with Atlantic (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Atlantic (other than ownership of capital stock of Atlantic). Atlantic is not indebted to any Atlantic Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Atlantic Insider is indebted to Atlantic) except for cash advances for ordinary business expenses). None of the insiders has any direct or indirect interest in any competitor, supplier or customer of Atlantic or in any person, firm or entity from whom or to whom Atlantic leases any property, or in any other person, firm or entity with whom Atlantic transacts business of any nature. For purposes of this Section 4.16, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents and children of such officer, director or employee.

      4.17 Compliance with Laws; Permits.

            (a) Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Atlantic, Atlantic, each Atlantic Subsidiary and their respective officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, and no claims have been filed against Atlantic, and Atlantic has not received any notice, alleging a violation of any such laws, regulations or other requirements. Atlantic is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Manhattan after it acquires Atlantic's properties, assets and business.

            (b) Each of Atlantic and the Atlantic Subsidiaries has, in full force and effect, all licenses, permits and certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to permit it to conduct its business and own and operate its properties (collectively, the "Atlantic Permits"). A complete list of all the Permits is set forth in Schedule
4.17 hereto. Each of Atlantic and the Atlantic Subsidiaries has conducted its business in compliance with terms and conditions of the Atlantic Permits.

      4.18 Books and Records. The books of account, minute books, stock record books, and other records of Atlantic, all of which have been made available to Manhattan, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Atlantic. At the Closing, all of Atlantic's records will be in the possession of Atlantic.

      4.19 Real Property. Neither Atlantic nor any Atlantic Subsidiary owns any real property. Schedule 4.19 contains an accurate list of all leaseholds and other interests of Atlantic any each Atlantic Subsidiary in any real property. Atlantic and such Atlantic Subsidiaries have good and valid title to those leaseholds and other interests free and clear of all liens and encumbrances, and the real property to which those leasehold and other interests pertain constitutes the only real property used in Atlantic's business.

      4.20 Insurance. The insurance policies owned and maintained by Atlantic that are material to Atlantic are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Atlantic is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and Atlantic has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

      4.21 Environmental Matters. None of the operations of Atlantic or any Atlantic Subsidiary involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

      4.22 Proprietary Information and Inventions. Each current Atlantic employee, consultant, and advisory board member is party to either a non-disclosure agreement in the form attached as Schedule 4.22 or an alternative employment agreement with Atlantic containing comparable non-disclosure provisions. To Atlantic's Knowledge, no current or former Atlantic employee, consultant or advisory board member who is party to a non-disclosure agreement has breached that non-disclosure agreement. To Atlantic's Knowledge, no current Atlantic employee, consultant or advisory board member who is party to an alternative employment agreement with Atlantic has breached the non-disclosure provisions of that agreement.

      4.23 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Atlantic Common Stock and Series A convertible preferred stock of Atlantic, voting together as one class, are entitled to cast is the only vote of the holders of any class or series of Atlantic capital stock necessary to approve the matters to be considered at the Atlantic Stockholders Meeting.

      4.24 Tax Free Reorganization. Neither Atlantic nor, to Atlantic's Knowledge, any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

      4.25 Full Disclosure. The representations and warranties of Atlantic and MPAC contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

There is no fact of which Atlantic or MPAC has Knowledge that has not been disclosed to Manhattan pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Atlantic or MPAC, or materially adversely affect the ability of Atlantic or MPAC to consummate in a timely manner the transactions contemplated hereby.

                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

      5.1 Conduct of Business by Atlantic. From the date of this Agreement to the Effective Date, unless Manhattan shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 5.1, Atlantic shall not, directly or indirectly, (a) amend its Certificate of Incorporation or Bylaws, except as set forth on Schedule 5.1, (b) split, combine or reclassify any outstanding shares of capital stock of Atlantic, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Atlantic, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Atlantic's entry into this Agreement for which consents, waivers or modifications are required to be obtained as set forth on Schedule 4.2, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Atlantic's past custom and practice (except that Atlantic may license its rights to the NCT technologies and transfer its shares of stock in CryoComm, Inc. to Persons wholly or partially owned by one or more Atlantic directors or officers in return for a 10% share of any royalty, milestone or other revenues generated by the NCT technologies and shares of CryoComm, Inc.),
(f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except as otherwise set forth in Schedule 5.1 hereto or in connection with the exercise or conversion of Atlantic securities outstanding on the date of this Agreement or payment of stock dividends on Atlantic's Series A convertible preferred stock in accordance with the terms of the certificate of designation of Atlantic's Series A convertible preferred stock, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

      5.2 Conduct of Business by Manhattan. From the date of this Agreement to the Effective Date, unless Atlantic shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 5.2, Manhattan shall not, directly or indirectly, (a) amend its Certificate of Incorporation or Bylaws,
(b) split, combine or reclassify any outstanding shares of capital stock of Manhattan, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Manhattan, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Manhattan's entry into this Agreement for which consents, waivers or modifications are required to be obtained as set forth on Schedule 3.2, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Manhattan's past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except as otherwise described on Schedule 5.2 hereto or in connection with exercise or conversion of Manhattan securities outstanding on the date of this Agreement, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

                                  ARTICLE VI
                     ADDITIONAL COVENANTS AND AGREEMENTS

      6.1 Governmental Filings. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      6.2 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      6.3   Due Diligence; Access to Information; Confidentiality.

      (a) Between the date hereof and the date of filing the Proxy Statement with the SEC, Manhattan and Atlantic shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), attorney's audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its officers and directors shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

      (b) Either Atlantic or Manhattan may, in its sole discretion, elect not to proceed with the Merger based upon its due diligence investigation performed pursuant to Section 6.3(a) above, if the results of such due diligence investigation, in Atlantic's or Manhattan's reasonable judgment, reveals any event, condition or occurrence (not previously disclosed in this Agreement or the schedules attached hereto) that would reasonably be expected to have a Material Adverse Effect on the other party, by providing such other party with written notice thereof on or before the date of the Proxy Statement.

      (c) Prior to Closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither Atlantic nor Manhattan nor any of their officers, employees, attorneys, accountants and other representatives shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

            (i) is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

            (ii) becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

            (iii) is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

      6.4   Proxy Statement.

            (a) In connection with the solicitation of proxies for the Atlantic Stockholder Meeting, the parties hereto shall cooperate in the preparation of an appropriate proxy statement (such proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement").

            (b) Manhattan shall furnish such information concerning Manhattan as is necessary in order to cause the Proxy Statement, insofar as it relates to Manhattan and Manhattan securities, to be prepared in accordance with Section 6.4(a). Manhattan shall also furnish to Atlantic, for purposes of its preparation of the Proxy Statement in accordance with Section 6.4(a), any required information regarding any Manhattan stockholders or Affiliates or any Manhattan nominees to Atlantic's board of directors. That information must be true and correct in all material respects and must not omit any material fact necessary to make that information not misleading. Manhattan agrees promptly to advise Atlantic if at any time prior to the Atlantic Stockholders Meeting any information provided by Manhattan in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide Atlantic the information needed to correct such inaccuracy or omission.

            (c) Atlantic shall use all reasonable efforts to promptly prepare and submit the Proxy Statement to the SEC. Atlantic shall use reasonable efforts to file the definitive Proxy Statement at the earliest practicable date. Atlantic agrees to provide Manhattan and its counsel with reasonable opportunity to review and comment on the Proxy Statement and any amendment thereto before filing with the SEC or any other governmental entity and agrees not to make such filing if Manhattan and its counsel reasonably object to the completeness or accuracy of any information contained therein. Manhattan authorizes Atlantic to utilize in the Proxy Statement the information under Section 6.4(a) provided to Atlantic for the purpose of inclusion in the Proxy Statement. Atlantic shall advise Manhattan promptly when the definitive Proxy Statement has been filed and shall furnish Manhattan with copies of all such documents.

            (d) At the time the Proxy Statement is mailed to the stockholders of Atlantic in order to obtain the Requisite Atlantic Stockholder Votes and at all times subsequent to such mailing until the Requisite Atlantic Stockholder Votes have been obtained, the Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to Atlantic and its stockholders, this Agreement, the Certificate of Merger, and all other transactions contemplated hereby, will (i) comply in all material respects with applicable provisions of the Exchange Act, including the rules and regulations promulgated thereunder, and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, except that, in each case, no such representations shall apply to any written information, including financial statements, of or provided by Manhattan for such Proxy Statement.

            (e) Atlantic shall bear all printing and mailing costs in connection with the preparation and mailing of the Proxy Statement to Atlantic stockholders. Manhattan and Atlantic shall each bear their own legal and accounting expenses in connection with the Proxy Statement.

      6.5 Tax Treatment. None of Atlantic, MPAC or Manhattan, or the Surviving Company after the Effective Date, shall knowingly take any action which could reasonably be expected to disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

      6.6 Press Releases. Manhattan and Atlantic shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

      6.7 Securities Reports. Atlantic agrees to provide to Manhattan copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date within two (2) days after the date such reports or other documents are filed with the SEC.

      6.8 Private Placement. Each of Manhattan and Atlantic shall take all necessary action on its part such that the issuance of the Merger Consideration to Manhattan stockholders constitutes a valid "private placement" under the Securities Act. Without limiting the generality of the foregoing, Manhattan shall (1) provide each Manhattan stockholder with a stockholder qualification questionnaire in the form reasonably acceptable to both Atlantic and Manhattan (a "Stockholder Questionnaire") and (2) use its best efforts to cause each Manhattan stockholder to attest that that stockholder either (A) is an "accredited investor" as defined in Regulation D of the Securities Act, (B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the Merger Consideration, or (C) has appointed an appropriate person reasonably acceptable to both Atlantic and Manhattan to act as the stockholder's purchaser representative in connection with evaluating the merits and risks of receiving the Merger Consideration.

      6.9 Stockholder Approvals. Atlantic shall call a meeting of its stockholders (the "Atlantic Stockholder Meeting") for the purpose of obtaining approval of (a) an increase in the number of authorized shares of Atlantic Common Stock so as to permit Atlantic to issue the Merger Consideration and (b) amendment of the certificate of designations of the Series A convertible preferred stock of Atlantic to provide for mandatory conversion immediately prior to the Effective Time of all outstanding shares of Series A convertible preferred stock of Atlantic (the "Atlantic Proposals"). Such meeting shall be held as soon as practicable following the date of this Agreement, but in no event later than February 7, 2003. The Board of Directors of Atlantic and Manhattan shall recommend approval of this Agreement and the Merger and use all reasonable efforts (including, without limitation, soliciting proxies for such approvals) to obtain approvals thereof from its stockholders; provided, however, either party's Board of Directors may fail to make such recommendation, and/or to seek to obtain the stockholder approval referred to in this sentence, or withdraw, modify or change any such recommendation, if such Board of Directors determines, in good faith, after consultation with counsel, that the making of such recommendation, the seeking to obtain such stockholder approval, or the failure to so withdraw, modify or change its recommendation, may constitute a breach of the fiduciary or legal obligations of such Board of Directors.

      6.10 Manhattan Stockholders' Meeting; Materials to Stockholders.

            (a) Manhattan shall, in accordance with Section 251 of the DGCL and its certificate of incorporation and by-laws, duly call, give notice of, convene and hold a special meeting of Manhattan Stockholders (the "Manhattan Stockholder Meeting") as promptly as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and the Merger. In addition, Manhattan shall use its best efforts to obtain, prior to the Manhattan Stockholder Meeting, unanimous written consent of Manhattan stockholders approving this Agreement and the Merger.

            (b) Manhattan shall as promptly as practicable following the date of this Agreement prepare and mail to Manhattan stockholders all information as may required to comply with the DGCL, the Securities Act and the Exchange Act.

      6.11  No Solicitation.

            (a) Unless and until this Agreement shall have been terminated pursuant to Section 8.1, neither Atlantic nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided that Atlantic may engage in such discussion in response to an unsolicited proposal from an unrelated party if the Board of Directors of Atlantic determines, in good faith, after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of the Board of Directors of Atlantic. Atlantic will promptly advise Manhattan if it receives a proposal or inquiry with respect to the matters described above.

            (b) Unless and until this Agreement shall have been terminated pursuant to Section 8.1, neither Manhattan nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided that Manhattan may engage in such discussion in response to any unsolicited proposal from an unrelated party if the Board of Directors of Manhattan determines, in good faith, after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of the Board of Directors of Manhattan. Manhattan will promptly advise Atlantic if it receives a proposal or inquiry with respect to the matters described above.

      6.12 Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

      6.13 Tax Opinion. Manhattan and Atlantic shall make such representations, warranties and covenants as are reasonably requested by Maslon Edelman Borman & Brand, LLP in order for it to render the tax opinion contemplated by Section 7.1(c).

      6.14 Resignations and Election of Directors. Before the Effective Time, Atlantic shall deliver the voluntary resignations of each officer of Atlantic and each director of Atlantic not continuing to serve in that capacity following the Effective Time. Such resignations shall be effective upon the Effective Time. Immediately after the Effective Time, the remaining director(s) of Atlantic shall appoint the persons identified in Section 2.7 to serve as directors of Atlantic following the Effective Time.

      6.15 Rule 144 Reporting and Rule 144. With a view to making it possible for holders of shares of Atlantic Common Stock received in the Merger to sell those shares under Rule 144 promulgated under the Securities Act ("Rule 144"), Atlantic shall use commercially reasonable efforts to (1) make and keep available current public information, as defined in Rule 144, (2) timely file with the SEC all reports and other documents required to be filed by Atlantic under the Securities Act and the Exchange Act, and (3) comply with all rules and regulations of the SEC applicable in connection with the use of Rule 144 and take such other actions and furnish each holder of shares of Atlantic Common Stock received in the Merger with such other information as that holder reasonably requests in order to avail itself of Rule 144.

      6.16 Registration Rights.

            (a) Subject to reasonable and customary black-out periods in the case of certain public offerings by Atlantic as may be requested by the managing underwriter in connection with such offerings (but in no event more than one hundred eighty (180) days during any twelve month period), upon receipt of a written request of holders of at least fifty percent (50%) of the Atlantic Common Stock issued by Atlantic under this Agreement and unregistered through the date of such request (the "Registrable Securities"), Atlantic shall use its reasonable best efforts, at its own expense (excluding underwriting commissions and discounts) for one demand, to file within thirty (30) days from the date of such written notice, a registration statement with the SEC under the Securities Act registering the Registrable Securities for public resale (the "Demand Registration Statement") and shall use its best efforts to have such registration statement declared effective by the SEC; provided, however, that the registration rights granted under this Section shall not be assignable by the stockholders of Manhattan immediately prior to the Effective Time, except for transfers to family trusts or controlled Affiliates. Atlantic is not required to maintain the effectiveness of any Demand Registration Statement required to be filed in accordance with this paragraph (a) beyond the period ending on the earlier of the following dates: (i) the date one year after the effective date of the Demand Registration Statement; and (ii) the date on which all Registrable Securities covered by the Demand Registration Statement have been sold and the distribution thereby has been completed.

            (b) If at any time prior to the first anniversary of the Effective Date, Atlantic proposes to register under the Securities Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto or a registration statement covering only (1) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, or (2) a dividend reinvestment plan) or qualify for a public distribution under Section 3(b) of the Securities Act, any of its equity securities or debt with equity features (other than in accordance with Section 6.16(a)), it will give written notice to all holders of the Registrable Securities of its intention to do so and, on the written request of the holders of at least fifty percent (50%) of the Registrable Securities received within twenty (20) after receipt of any such notice, Atlantic will use its best efforts to cause all of the Registrable Securities to be included in such registration statement proposed to be filed by Atlantic; provided, however, that nothing herein shall prevent Atlantic from, at any time, abandoning or delaying any registration. The right of the holders of the Registrable Securities to include the such securities in any such registration statement may be subject to approval by selling securityholders whose securities are being registered in the registration statement. If any registration pursuant to this Section 6.16(b) is underwritten in whole or in part, Atlantic may require that the Registrable Securities be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters and each holder of Registrable Securities shall execute any underwriting agreement, "lock-up" letters or other customary agreements or documents executed by Atlantic in connection with that underwritten offering. If, in the reasonable opinion of the managing underwriter of the proposed offering, the number of Registrable Securities offered for participation in the proposed offering cannot be accommodated without adversely affecting the proposed offering, then the amount of Registrable Securities proposed to be offered, as well as the number of securities of any other selling stockholders participating in the registration (other than holders of Registrable Securities being registered in accordance with Section 6.16(a)), shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

      6.17 Notification of Certain Matters. On or prior to the Effective Date, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

                                   ARTICLE VII

                                   CONDITIONS

      7.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

            (a) No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

            (b) Federal Tax Opinion. Manhattan shall have received from Maslon Edelman Borman & Brand, LLP a tax opinion dated as of the Closing Date to the effect that for federal income tax purposes:

                  (i) The Merger will qualify as a reorganization under Section
            368(a) of the Code. Atlantic and Manhattan will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

                  (ii) No gain or loss will be recognized by stockholders of
            Manhattan upon the receipt of the Merger Consideration.

            (c) Stockholder Approvals. This Agreement and the Merger shall have been approved by the Requisite Manhattan Stockholder Vote and the Atlantic Proposals shall have been approved by the Requisite Atlantic Stockholder Votes.

            (d) Adverse Proceedings. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Atlantic or MPAC of all or a material portion of the business or assets of Manhattan, or to compel Atlantic or MPAC or any of their respective subsidiaries or Manhattan to dispose of or to hold separately all or a material portion of the business or assets of Atlantic or any Atlantic Subsidiary or of Manhattan, as a result of the transactions contemplated hereby;
(iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

            (e) Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.1(d).

            (f) Market Condition. There shall not have occurred any general suspension of trading on the New York Stock Exchange, the Nasdaq Stock Markets, or any suspension of trading in Atlantic Common Stock, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets generally that would make completion of the Merger impossible.

            (g) Conversion of Preferred Stock. Immediately prior to the Effective Time all shares of Series A convertible preferred stock of Atlantic shall have been converted into shares of Atlantic Common Stock, as contemplated by the applicable Atlantic Proposal.

            (h) Amendment of Employment Agreements. Atlantic shall have entered into amended employment agreements with Frederic P. Zotos, Nicholas J. Rossettos, A. Joseph Rudick, Michael Ferrari, and Sarah Laut, the terms of which shall be subject to the consent of

Manhattan, which shall not be unreasonably withheld. Such amended agreements shall provide that one-half of the deferred salary and accrued bonus payable to each such employee upon the termination of his or her employment by Atlantic without cause shall be paid at such time that Atlantic has received aggregate cash funds of $3 million from financings or other sources on or after the Effective Time; and the remaining one-half of the deferred salary and accrued bonus shall be paid at such time as Atlantic has received aggregate cash funds of $6 million from financings or other sources on or after the Effective Time.

            (i) Manhattan Available Capital. Manhattan shall have at least $500,000 in cash (or cash equivalents) available to the Surviving Company.

      7.2 Additional Conditions to Obligation of Atlantic and MPAC. The obligation of Atlantic and MPAC to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

            (a) Representations and Compliance. The representations of Manhattan contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). Manhattan shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

            (b) Officers' Certificate. Manhattan shall have furnished to Atlantic a certificate of the Chief Executive Officer and the Treasurer of Manhattan, dated as of the Effective Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Section 7.2(a) have been fulfilled.

            (c) Secretary's Certificate. Manhattan shall have furnished to Atlantic (i) copies of the text of the resolutions by which the corporate action on the part of Manhattan necessary to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of Manhattan by its corporate secretary or one of its assistant corporate secretaries certifying to Atlantic that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Effective Date executed on behalf of Manhattan by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Manhattan executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto by Manhattan, (iv) a copy of the Certificate of Incorporation of Manhattan, certified by the Secretary of State of Delaware, and a certificate from the Secretary of State of Delaware evidencing the good standing of Manhattan in such jurisdiction.

            (d) Consents and Approvals. Manhattan shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 3.2, in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Manhattan's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Manhattan or any license, franchise or permit of or affecting Manhattan.

            (e) Dissenters' Rights. Holders of no more than two (2) percent of the outstanding shares of Manhattan Common Stock shall have validly exercised, or remained entitled to exercise, their appraisal rights under Section 262 of the DGCL.

            (f) Fairness Opinion. Atlantic shall have received a written opinion addressed to it for inclusion in the Proxy Statement that the consideration to be received by it in the Merger is fair to the stockholders of Atlantic from a financial point of view, and that fairness opinion shall not have been revoked or withdrawn.

            (g) Merger Certificate. Manhattan shall have executed a copy of the Certificate of Merger. (h) Stockholder Questionnaire. Each of the Manhattan stockholders shall have executed and delivered to Atlantic a completed Stockholder Questionnaire that is accurate in all material respects.

      7.3 Additional Conditions to Obligation of Manhattan. The obligation of Manhattan to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

            (a) Representations And Compliance. The representations of Atlantic and MPAC contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). Atlantic and MPAC, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Effective Date.

            (b) Officers' Certificate. Atlantic shall have furnished to Manhattan a certificate of the Chief Executive Officer and the Chief Financial Officer of Atlantic, dated as of the Effective Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Section 7.3(a) have been fulfilled.

            (c) Secretary's Certificate. Atlantic shall have furnished to Manhattan (i) copies of the text of the resolutions by which the corporate action on the part of Atlantic necessary to approve this Agreement and the Certificate of Merger, the election of the directors of Atlantic to serve following the Effective Time and the transactions contemplated hereby and thereby were taken, which shall be accompanied by a certificate of the corporate secretary or assistant corporation secretary of Atlantic dated as of the Effective Date certifying to Manhattan that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Effective Date executed on behalf of Atlantic by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Atlantic executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto, and (iii) a copy of the Certificate of Incorporation of Atlantic, certified by the Secretary of State of Delaware, and certificates from the Secretary of State of Delaware evidencing the good standing of Atlantic in such jurisdiction.

            (d) Consents and Approvals. Atlantic and MPAC shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 4.2, in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Atlantic's or MPAC's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Atlantic or any Atlantic Subsidiary or any license, franchise or permit of or affecting Atlantic or any Atlantic Subsidiary.

            (e) Resignations. Each of the officers and non-continuing directors of Atlantic immediately prior to the Effective Time shall deliver duly executed resignations from their positions with Atlantic effective immediately after the Effective Time.

            (f) Atlantic Warrant Exchange. All of Atlantic's currently outstanding warrants issued on or about December 3, 2001 to purchase an aggregate of 9,166,649 shares of Atlantic Common Stock at $0.29 per share shall have been exchanged for shares of Atlantic Common Stock on the basis of one (1) share of Atlantic Common Stock for every three (3) warrants surrendered for exchange.

                                 ARTICLE VIII
                      TERMINATION, AMENDMENT AND WAIVER

      8.1. Termination. This Agreement may be terminated prior to the Effective
Date:

            (a) by mutual consent of Manhattan and Atlantic, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

            (b) by Atlantic, if any representation of Manhattan set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 7.2(a) could not be satisfied;

            (c) by Manhattan if any representation of Atlantic set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 7.3(a) could not be satisfied;

            (d) by Atlantic if Manhattan fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 7.2(a) could not be satisfied;

            (e) by Manhattan if Atlantic fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 7.3(a) could not be satisfied;

            (f) by either Manhattan or Atlantic, if, following a vote by the stockholders of each company at the Atlantic Stockholder Meeting and the Manhattan Stockholder Meeting, the Merger and this Agreement are not duly approved by the stockholders of each of Manhattan or Atlantic;

            (g) by either Manhattan or Atlantic if the Effective Date is not on or before February 7, 2003, or such later date as Manhattan and Atlantic may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement); or

            (h) by either Atlantic or Manhattan pursuant to Section 6.3 above.

      Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other party.

                                  ARTICLE IX
                              GENERAL PROVISIONS

      9.1 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

         If to Manhattan:    Manhattan Pharmaceuticals, Inc.
                             787 Seventh Avenue, 48th Floor
                             New York, New York  10019
                             Facsimile: (212) 554-4355
                             Attn:  Joshua A. Kazam

         With copies to:     Maslon Edelman Borman & Brand, LLP
                             90 South Seventh Street, Suite 3300
                             Minneapolis, MN  55402
                             Facsimile:  (612) 642-8358
                             Attn: William M. Mower, Esq.

         If to Atlantic      Atlantic Technology Ventures, Inc.
         or MPAC:            350 Fifth Avenue, Suite 5507
                             New York, New York  10118
                             Facsimile: (212) 267-2159
                             Attn:  Frederic P. Zotos, President

         With copies to:     Kramer Levin Naftalis & Frankel LLP
                             919 Third Avenue
                             New York, NY  10022
                             Facsimile:  (212) 715-8000
                             Attn:  Ezra G. Levin, Esq.

      All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received, if delivered by registered or certified mail (postage prepaid and return receipt requested), when receipt acknowledged; if faxed or telecopied, on the day of transmission or, if that day is not a business day, on the next business day; and the next day delivery after being timely delivered to a recognized overnight delivery service.

      9.2 No Survival. The representations and warranties and obligations contained in this Agreement will terminate at the Effective Time or on termination of this Agreement in accordance with Section 8.1, except that the obligations contained in Article II and any other obligation contained in this Agreement requiring performance or compliance after the Effective Time (including without limitation Section 6.3(c)) will survive the Effective Time indefinitely.

      9.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

      9.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

      9.5 Amendment. This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

      9.6 Waiver. At any time prior to the Effective Date, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

      9.7 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

      9.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      9.9 Third Party Beneficiaries. Except as provided in the next following sentence, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. The provisions of Section 6.16 are intended for the benefit of the stockholders of Manhattan and their respective assigns.

      9.10 Governing Law. This Agreement is governed by the internal laws of the State of New York, except to the extent the mandatory law of the State of Delaware applies.

      9.11 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.1. Nothing in this Section 9.11, however, affects the right of any party to serve legal process in any other manner permitted by law.

     [Remainder of Page Left Intentionally Blank - Signature Page to Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective officers.



                                 MANHATTAN PHARMACEUTICALS, INC.


                                 By: /s/ John Knox
                                    ------------------------------------
                                 Name:  John Knox
                                 Title: Treasurer


                                 ATLANTIC TECHNOLOGY VENTURES, INC.


                                 By: /s/ Frederick P. Zotos
                                    ------------------------------------
                                 Name:  Frederick P. Zotos
                                 Title: President and Chief Executive
                                        Officer


                                 MANHATTAN PHARMACEUTICALS ACQUISITION CORP.


                                 By: /s/ Frederick P. Zotos
                                    ------------------------------------
                                 Name:  Frederick P. Zotos
                                 Title: President and Chief Executive
                                        Officer

                                                                       Exhibit B

EMPIRE
---------------------------
VALUATION CONSULTANTS, INC.



PRIVATE & CONFIDENTIAL



January 23, 2003

Board of Directors of
Atlantic Technology Ventures, Inc.
350 Fifth Avenue, Suite 5507
New York, NY 10018

Dear Sirs:

The Atlantic Technology Ventures, Inc. ("ATV" or the "Company") Board of Directors (the "Board") has engaged Empire Valuation Consultants, Inc. ("Empire") to express our opinion as to the fairness to ATV's common shareholders, from a financial point of view, of the proposed merger of ATV with Manhattan Pharmaceuticals, Inc. ("MPI") in a stock for stock exchange. Capitalized terms defined in the Merger Agreement dated December 17, 2002 (the "Merger Agreement") and used herein shall have the same meanings as set forth in the Merger Agreement, unless otherwise specifically defined herein. The effective date of this Fairness Opinion (the "Opinion") is January 23, 2003, the date the definitive proxy statement related to the Merger was expected to be filed with the Securities and Exchange Commission (the "SEC"). In connection with providing the Opinion, Empire was asked to provide financial consulting services to the Board related to the fair market value of 100% of the common stock of MPI.

The following highlights certain terms of the Merger Agreement:

1. Manhattan Pharmaceuticals Acquisition Corp. ("MPAC"), a newly created subsidiary of ATV, will merge with MPI, with MPI becoming a wholly owned subsidiary of ATV.
2. At the closing of the Merger, the shareholders of MPI will be issued shares representing approximately 80% of the post-merger outstanding capital stock.
3. Each option or warrant to purchase shares of MPI common stock will be converted into an option to purchase ATV stock, with the number of shares issuable upon exercise and the exercise price adjusted to reflect the Merger's stock exchange ratio.
4. The ATV Series A preferred shares will convert into common shares of ATV at a ratio of 8.22 common shares to one preferred share.

Board of Directors of
 Atlantic Technology Ventures, Inc.
January 23, 2003
Page 2


5. All of ATV's currently outstanding warrants issued on or about December 3, 2001 to purchase an aggregate of 9,166,649 shares of ATV common stock at $0.29 per share will be exchanged for shares of ATV common stock on the basis of one share of ATV common stock for every three warrants surrendered for exchange.
6. MPI will have at least $500,000 of cash outstanding. 7. ATV has licensed the rights to its compound NCT to an entity owned by ATV employees and directors and has transferred its shares in CryoComm, Inc., to an entity owned by ATV's president and outside consultant.
8. The board of directors and officers of ATV will be replaced with board members and officers of MPI (except for David M. Tanen, who is currently a director of MPI).
9. Shareholders of ATV must authorize 150 million ATV common shares, up from 50 million common shares currently authorized.
10. Either ATV or MPI may terminate the Merger Agreement, if the Merger has not been completed by February 7, 2003. The Merger Agreement may also be terminated before that date if both parties agree to the termination, if the other party has made any misrepresentations, etc.

Empire is opining as to whether the Merger is fair, from a financial point of view, to ATV's common shareholders. Specifically excluded from consideration in Empire's Opinion are: 1) the proposed three-to-one warrant to common stock conversion ratio; 2) the proposed 8.22-to-one common stock to preferred Series A stock conversion ratio; and 3) the licensing of NCT and transfer of CryoComm to related parties (together the "Excluded Transactions"). Empire is not opining to the fairness of the Excluded Transactions, from a financial point of view.

Review and Valuation Process

In connection with our analysis, we researched and/or reviewed various materials and documents and held discussions with certain individuals.

Regarding ATV, we have:

     o Held discussions with senior management and directors of ATV, as well as consultants and related parties, concerning the outlook for ATV and each of its licenses/patented technologies;

     o Reviewed the historical audited financial statements of ATV for the years ended December 31, 1999 through December 31, 2001 and for the nine months ended September 30, 2002, as well as an internally prepared balance sheet as of January 16, 2003;

     o    Reviewed relevant brokerage industry reports;

     o Reviewed economic, industry, demographic, and market related data, factors, and outlooks;

Board of Directors of
 Atlantic Technology Ventures, Inc.
January 23, 2003
Page 3


     o    Reviewed the stock prices and trading history for ATV;

     o    Visited ATV's headquarters located at 350 Fifth Avenue, New York, NY;

     o    Reviewed the ownership structure of ATV and its subsidiaries;

     o    Reviewed "Information Summary" dated August 21, 2001 for ATV, prepared
          by  Proteus  Capital  Corp.,  which  included,   among  other  things,
          projections and valuation analyses for ATV;

     o Reviewed "Information Summary" dated December 10, 2001 for ATV prepared by the Company's management, which included, among other things, projections and valuation analyses for ATV;

     o Performed valuation analyses related to the forecasted financial performance for ATV and its licenses/patented technologies;

     o Researched potentially comparable companies that were publicly traded or recently acquired (no comparable entities were identified);

     o Considered the financial condition of the Company and its lack of access to additional funding to continue operations and that, without additional funds, a liquidation scenario would be likely;

     o Reviewed the Merger Agreement, draft definitive proxy statement, and related documents; and

     o Reviewed such other information regarding the Company which we deemed relevant to the analysis.

Regarding MPI, we have:

     o Held discussions with senior management and directors of MPI, as well as a member of its scientific advisory board, concerning the outlook for MPI;

     o Reviewed the historical audited financial statements of MPI for the nine months ended September 30, 2002 and the period from August 6, 2001 to December 31, 2001, as well as an internally prepared balance sheet as of January 16, 2003;

     o Reviewed private placement memoranda, supplements to the memoranda, and related information;

     o    Reviewed relevant brokerage industry reports;

     o Reviewed economic, industry, demographic, and market related factors and outlooks;

     o    Analyzed recent purchases of MPI stock;

     o Performed valuation analyses related to the forecasted financial performance for MPI and its licensed drug candidate;

     o Researched potentially comparable companies that were publicly traded or recently acquired (no comparable entities were identified);

     o Visited MPI's headquarters located at 787 Seventh Avenue, New York, NY; o Reviewed the Merger Agreement, the draft definitive proxy agreement, and related documents; and

Board of Directors of
 Atlantic Technology Ventures, Inc.
January 23, 2003
Page 4


     o Reviewed such other information regarding MPI which we deemed relevant to the analysis.

Regarding the proposed Merger, we reviewed and discussed appropriate aspects and draft valuation analyses with ATV's management and its Board of Directors on various dates and had discussions with its management and outside directors on January 22, 2003.


Limiting Conditions

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how the stockholder should vote with respect to the Merger.

In connection with our analysis, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial or other information provided to us or publicly available. We visited ATV and MPI's headquarters locations, but we have not done an independent appraisal of any tangible assets of the Company or MPI.

Our Opinion is necessarily based on business, economic, market, financial, and other conditions, as they exist as of the date of this letter. We have also relied upon and assumed, without independent verification, that the financial forecasts and projections which were provided and approved by ATV have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and we do not assume any responsibility for their accuracy. Nevertheless, nothing has come to Empire's attention that would render the use of, and reliance upon, the aforementioned projections and other information provided by ATV's management as being unreasonable.

This Opinion does not take into consideration any tax consequences as a result of the Proposed Merger.

In arriving at our opinion, no current independent appraisals of the physical assets or liabilities of ATV or MPI were obtained.

We have assumed that the final Merger Agreement, definitive proxy statement, and related documents will contain text, terms, and data substantially similar to those upon which Empire has relied.

Board of Directors of
 Atlantic Technology Ventures, Inc.
January 23, 2003
Page 5


Fairness Opinion

Based upon the foregoing, and in reliance thereon, it is our opinion, as financial advisors to ATV's Board, that the proposed Merger of ATV with MPI as stated in the Merger Agreement is fair to ATV's common shareholders from a financial point of view. This Opinion does not include consideration of the Excluded Transactions.


Sincerely,


For Empire Valuation Consultants, Inc.




/s/ Mark Shayne, ASA, CPA, ABV
Managing Director

                                                                       Exhibit C


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       ATLANTIC TECHNOLOGY VENTURES, INC.


                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

      It is hereby certified that:

      1. Atlantic Technology Ventures, Inc. is a corporation formed under the laws of the State of Delaware, and its certificate of incorporation was filed in the office of the Secretary of State on May 18, 1993.

      2. The certificate of incorporation is hereby amended by deleting the existing Article FIRST and replacing it in its entirety with the following amendment:

      "FIRST:  The name of the corporation is Manhattan Pharmaceuticals, Inc."

      3. The certificate of incorporation is hereby amended by deleting the text of Article FOURTH, A. in its entirety and replacing it with the following:

      The corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued is [150,000,000], and each such share will have a par value of $0.001. The total number of shares of Preferred Stock authorized to be issued is 10,000,000, and each such share will have a par value of $0.001. The rights, preferences, privileges and restrictions granted to and imposed upon the two classes of shares are as set forth in this Article and in the Certificate of Designations of Series A Convertible Preferred Stock.

      4. This amendment to the certificate of incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      The undersigned is signing this certificate on ____________, 2003.





                                    ---------------------------
                                    Frederic P. Zotos
                                    President and Chief Executive Officer

                                                                       Exhibit D


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                       ATLANTIC TECHNOLOGY VENTURES, INC.


                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

      It is hereby certified that:

      1. Atlantic Technology Ventures, Inc. (the "Corporation") is a corporation formed under the laws of the State of Delaware, and its certificate of incorporation was filed in the office of the Secretary of State on May 18, 1993.

      2. The certificate of incorporation is hereby amended by deleting the existing Article FIRST and replacing it in its entirety with the following amendment:

      "FIRST:  The name of the corporation is Manhattan Pharmaceuticals, Inc."

      3. The certificate of designations of the Series A convertible preferred stock is hereby amended by adding after the first paragraph of Section 5 a paragraph that reads as follows:

            Immediately prior to the execution of a merger agreement between the Corporation, a wholly owned subsidiary of the Corporation, and Manhattan Pharmaceuticals, Inc., a Delaware corporation, the Series A Preferred Stock shall automatically convert into fully paid and nonassessable shares of Common Stock at the Conversion Rate then in effect. Any shares of Series A Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion in accordance with
      Section 4 on the date of such mandatory conversion.

      4. These amendments to the certificate of incorporation has been duly adopted in accordance with Section 151 of the General Corporation Law of the State of Delaware.

      The undersigned is signing this certificate on ____________, 2003.





                                    ---------------------------
                                    Frederic P. Zotos
                                    President and Chief Executive Officer

                                                                       Exhibit E


                    CHARTER AND POWERS OF THE AUDIT COMMITTEE

      RESOLVED, that the membership of the Audit Committee shall consist of at least one independent member of the board of directors (in conformity with the small business rules of the Nasdaq) who shall serve at the pleasure of the board of directors.

      RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

o Assisting the Board of Directors in the oversight of the maintenance by management of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of Atlantic.

o Assisting the Board of Directors in the oversight of the establishment and maintenance by management of processes to assure that an adequate system of internal control is functioning within Atlantic.

o Assisting the Board of Directors in the oversight of the establishment and maintenance by management of process to assure compliance by Atlantic with all applicable laws, regulations and Company policy.

      RESOLVED, that the Audit Committee shall have the following specific powers and duties:

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants;

2. Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

3. Ensuring its receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and Atlantic consistent with Independence Standards Board Standard;

4. Actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for taking or recommending that the Board of Directors take appropriate action to oversee the independence of the outside auditor;

5. Selecting, evaluating and, where appropriate, replacing the independent auditors (or nominating independent auditors to be proposed for shareholder approval in any proxy statement, which independent auditors shall ultimately be accountable to the Board of Directors and the Audit Committee;

6. Conferring with the independent accountants concerning the scope of their examinations of the books and records of Atlantic and its subsidiaries: reviewing and approving the independent accountants' annual engagement letter: reviewing and approving Atlantic's internal annual audit plans and procedures: and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

7. Reviewing with management, the independent accountants significant risks and exposures, audit activities and significant audit findings;

8. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

9. Reviewing Atlantic's audited annual financial statements and the independent accountants opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof;

10.   Reviewing the adequacy of Atlantic's systems of internal control;

11. Obtaining from the independent accountants their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of Atlantic and its subsidiaries and reviewing the correction of controls deemed to be deficient;

12. Providing an independent, direct communication between the Board of Directors, and independent accountants;

13. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

14. Reviewing the programs and policies of Atlantic designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

15. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

16. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

17. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities; and

18. Considering such other matters in relation to the financial affairs of Atlantic and its accounts, and in relation to the internal and external audit of Atlantic as the Audit Committee may, in its discretion, determine to be advisable.

      IN WITNESS WHEREOF, the undersigned have executed this written Consent, which written Consent may be signed in one or more counterparts which taken together shall constitute one and the same written consent, as of this 13th day of June, 2000.


                                    /s/ Steve H. Kanzer
                                    ----------------------------------
                                    Steve H. Kanzer


                                    /s/ Peter O. Kliem
                                    -----------------------------------
                                    Peter O. Kliem


                                    /s/ A. Joseph Rudick
                                    -----------------------------------
                                    A. Joseph Rudick


                                    /s/ Frederic P. Zotos
                                    Frederic P. Zotos

                       ATLANTIC TECHNOLOGY VENTURES, INC.
                                      PROXY

               ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 21, 2003,

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF ATLANTIC
                            TECHNOLOGY VENTURES, INC.

           The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of shareholders to be held February 21, 2003, and the proxy statement and appoints Frederic P. Zotos and Mr. Nicholas J. Rossettos, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Atlantic Technology Ventures, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the annual meeting of shareholders of Atlantic to be held at the offices of Kramer Levin Naftalis & Frankel LLP, at 919 Third Avenue, 40th Floor, New York, New York 10022, on February 21, 2003, at 10:00 a.m. New York time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the annual meeting. The shares represented by this proxy will be voted in the manner set forth below.

           1. To amend Atlantic's certificate of incorporation to increase the total number of authorized shares of Atlantic common stock, par value $0.001, from 50 million to 150 million.

                   FOR  [ ]        AGAINST  [ ]          ABSTAIN  [ ]

           2. To amend the certificate of designations of Atlantic's Series A preferred stock to provide for the mandatory conversion of all outstanding shares of Series A preferred stock immediately prior to the effectiveness of a merger of a wholly owned subsidiary of Atlantic into Manhattan Pharmaceuticals, Inc.

                   FOR  [ ]        AGAINST  [ ]          ABSTAIN  [ ]

           3. To amend our certificate of incorporation to change Atlantic's name to "Manhattan Pharmaceuticals, Inc."

                   FOR  [ ]        AGAINST  [ ]          ABSTAIN  [ ]

           4. To elect five directors to serve on Atlantic's board of directors for the ensuing year and until their respective successors are duly elected and qualified.

                                           To withhold authority to vote
                                           for any nominees, enter their name
                                FOR        or names below:

Frederic P. Zotos               [ ]        _____________________________________

Steve H. Kanzer                 [ ]        _____________________________________

Peter O. Kliem                  [ ]        _____________________________________

A. Joseph Rudick                [ ]        _____________________________________

David M. Tanen                  [ ]        _____________________________________

           5. To ratify the board of directors' selection of J.H. Cohn, LLP to serve as Atlantic's independent auditors for the year ending December 31, 2002.

                   FOR  [ ]        AGAINST  [ ]          ABSTAIN  [ ]

           The board of directors recommends a vote in favor of each of the directors listed above and a vote in favor of the other proposals. This proxy, when properly executed, will be voted as specified above. If no direction is made, this proxy will be voted in favor of election of the directors listed above and in favor of the other proposals.

           Please print the shareholder name exactly as it appears on your stock certificate. If the shares are registered in more than one name, the signature of each person in whose name the shares are registered is required. A corporation should sign in its full corporate name, with a duly authorized officer signing on behalf of the corporation and stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name, with an authorized person signing on behalf of the partnership.


                                                 ------------------------------
                                                 (Print name)


                                                 ------------------------------
                                                 (Authorized Signature)


                                                 Date: ________________________

                       ATLANTIC TECHNOLOGY VENTURES, INC.
                                      PROXY

               ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 21, 2003,

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF ATLANTIC
                            TECHNOLOGY VENTURES, INC.

           The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of shareholders to be held February 21, 2003, and the proxy statement and appoints Frederic P. Zotos and Mr. Nicholas J. Rossettos, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Series A preferred stock of Atlantic Technology Ventures, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the annual meeting of Shareholders of Atlantic to be held at the offices of Kramer Levin Naftalis & Frankel LLP, at 919 Third Avenue, 40th Floor, New York, New York 10022, on February 21, 2003, at 10:00 a.m. New York time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the annual meeting. The shares represented by this proxy will be voted in the manner set forth below.

           1. To amend Atlantic's certificate of incorporation to increase the total number of authorized shares of Atlantic common stock, par value $0.001, from 50 million to 150 million.

                   FOR  [ ]        AGAINST  [ ]          ABSTAIN  [ ]

           2. To amend the certificate of designations of Atlantic's Series A preferred stock to provide for the mandatory conversion of all outstanding shares of Series A preferred stock immediately prior to the effectiveness of a merger of a wholly owned subsidiary of Atlantic into Manhattan Pharmaceuticals, Inc.

                   FOR  [ ]        AGAINST  [ ]          ABSTAIN  [ ]

           3. To amend our certificate of incorporation to change Atlantic's name to "Manhattan Pharmaceuticals, Inc."

                   FOR  [ ]        AGAINST  [ ]          ABSTAIN  [ ]

           4. To elect five directors to serve on Atlantic's board of directors for the ensuing year and until their respective successors are duly elected and qualified.
                                          To withhold authority to vote
                                          for any nominees, enter their name or
                                  FOR     names below:

Frederic P. Zotos                 [ ]      _____________________________________

Steve H. Kanzer                   [ ]      _____________________________________

Peter O. Kliem                    [ ]      _____________________________________

A. Joseph Rudick                  [ ]      _____________________________________

David M. Tanen                    [ ]      _____________________________________

           5. To ratify the board of directors' selection of J.H. Cohn, LLP to serve as Atlantic's independent auditors for the year ending December 31, 2002.

                   FOR  [ ]        AGAINST  [ ]          ABSTAIN  [ ]

           The board of directors recommends a vote in favor of each of the directors listed above and a vote in favor of the other proposals. This proxy, when properly executed, will be voted as specified above. If no direction is made, this proxy will be voted in favor of election of the directors listed above and in favor of the other proposals.

           Please print the shareholder name exactly as it appears on your stock certificate. If the shares are registered in more than one name, the signature of each person in whose name the shares are registered is required. A corporation should sign in its full corporate name, with a duly authorized officer signing on behalf of the corporation and stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name, with an authorized person signing on behalf of the partnership.



                                                ------------------------------
                                                (Print name)


                                                ------------------------------
                                                (Authorized Signature)


                                                Date: ________________________